                                                                    EXHIBIT 10.2

                                 LEASE AGREEMENT

                                 by and between

                      UH STORAGE (DE) LIMITED PARTNERSHIP,
                         a Delaware limited partnership

                                   as LANDLORD

                                       and

                         U-HAUL MOVING PARTNERS, INC.,

                              a Nevada Corporation,

                                    as TENANT

                    Premises: See Schedule A attached hereto

                           Dated as of: March 31,2004

                                TABLE OF CONTENTS

1.   Demise of Premises.......................................................     1

2.   Certain Definitions.....................................................      1

3.   Title and Condition; Single Lease Transaction............................    11

4.   Use of Leased Premises; Quiet Enjoyment..................................    13

5.   Term.....................................................................    15

6.   Basic Rent...............................................................    15

7.   Additional Rent.............................................. ...........    16

8.   Net Lease: Non-Terminability.............................................    17

9.   Payment of Impositions...................................................    18

10.  Compliance with Laws and Easement Agreements; Environmental Matters......    19

11.  Liens; Recording.........................................................    22

12.  Maintenance and Repair...................................................    23

13.  Alterations and Improvements.............................................    23

14.  Permitted Contests.......................................................    24

15.  Indemnification..........................................................    25

16.  Insurance................................................................    26

17.  Casualty and Condemnation................................................    30

18.  Termination Events.......................................................    31

19.  Restoration..............................................................    33

20.  Procedures Upon Purchase.................................................    34

21.  Assignment and Subletting: Prohibition against Leasehold Financing.......    35

22.  Events of Default........................................................    38

23.  Remedies and Damages Upon Default........................................    41

24.  Notices..................................................................    44

25.  Estoppel Certificate ....................................................    45

26.  Surrender ...............................................................    45

27.  No Merger of Title.......................................................    46

28.  Books and Records........................................................    46

29.  Determination of Value...................................................    47

30.  Non-Recourse as to Landlord..............................................    48

31.  Financing................................................................    49

32.  Subordination, Non-Disturbance and Attornment ...........................    50

33.  Tax Treatment; Reporting ................................................    50

34.  Intentionally omitted ...................................................    50

35.  Security Deposit; Payment of Earn-out Deposit ...........................    50

36.  Economic Abandonment ....................................................    53

37.  Substitution and Exchange of Premises ...................................    54

38.  Mercury Lease ...........................................................    55

39.  Local Law Provisions ....................................................    55

40.  Miscellaneous ...........................................................    55

     Exhibit "A-1" - Legal Descriptions of each Related Premises Exhibit "A-2" - Street Addresses of each Related Premises
     Exhibit "B"   - Machinery and Equipment
     Exhibit "C-1" - Schedule of Permitted Encumbrances
     Exhibit "C-2" - Schedule B from each Title Pro Forma
     Exhibit "D"   - Rent Schedule
     Exhibit "E"   - Acquisition Costs
     Exhibit "F"   - Premises Percentage Allocation of Basic Rent
     Exhibit "G"   - Local Law Provisions
     Exhibit "H"   - Tenant's Post Closing Environmental Obligations

      LEASE AGREEMENT, made as of March 31, 2004, between UH STORAGE (DE) LIMITED PARTNERSHIP, a Delaware limited partnership (together with any of its successors and/or assigns, "Landlord"), with an address c/o W. P. Carey & Co. LLC, 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and U-HAUL MOVING PARTNERS, INC., a Nevada corporation ("Tenant") with an address at 2727 North Central Avenue, Phoenix, AZ 85004.

      In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

            1. Demise of Premises. Landlord hereby demises and lets to Tenant, and Tenant hereby takes and leases from Landlord, for the term and upon the provisions hereinafter specified, the following described properties (hereinafter referred to collectively as the "Leased Premises" and each individually as a "Related Premises": (a) that portion of the land described in Exhibit "A-1" attached hereto upon which the Improvements containing rental office, fleet truck and trailer parking areas and related facilities are located, together with the Appurtenances related thereto, and together with a personal easement for the benefit of Tenant (and any permitted assignees or sublessees of Tenant's interests hereunder) granting the right of ingress and egress for vehicular and pedestrian access over and through the Common Areas (collectively, the "Land"); (b) the buildings, structures and other improvements now or hereafter constructed on the Land (collectively, the "Improvements"); and
(c) the fixtures, machinery, equipment and other property described in Exhibit "B" on the Land or within any Improvements thereon (collectively, the "Equipment").

            2. Certain Definitions.

                  "Abandonment Date" shall mean the Abandonment Date as defined in Paragraph 36.

                  "Abandonment Notice" shall mean Abandonment Notice as defined in Paragraph 36.

                  "Abandonment Offer Amount" shall mean the Abandonment Offer Amount as defined in Paragraph 36.

                  "Abandonment Premises" shall mean the Leased Premises or any of the Related Premises, as applicable, abandoned pursuant to Paragraph 36.

                  "Acquisition Cost" of each of the Related Premises shall mean the amount set forth opposite such premises on Exhibit "E" hereto.

                  "Additional Rent" shall mean Additional Rent as defined in Paragraph 7.

                  "Affected Premises" shall mean the Affected Premises as defined in Paragraph 18.

                  "Affiliate" of any Person shall mean any Person which shall
(1) control, (2) be under the control of, or (3) be under common control with such Person (the term "control" as used herein shall be deemed to mean ownership of more than 50% of the outstanding Voting Stock of a corporation, or other majority equity and control interest if such Person is not a corporation).

                  "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals, replacements or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

                  "Appurtenances" shall mean all tenements, hereditaments, easements, rights-of-way, rights, privileges in and to the Land, including (a) easements over other lands granted by any Easement Agreement and (b) any streets, ways, alleys, sidewalks, driveways, curbs vaults, gores or strips of land adjoining the Land.

                  "Assignment" shall mean any assignment of rents and leases from Landlord to a Lender which (a) encumbers any of the Leased Premises and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified from time to time, in any case, whether pursuant to a separate agreement or as part of a Mortgage.

                  "Assignment and Assumption of Lease Agreement" shall mean that certain Assignment and Assumption Agreement dated as of the date hereof by and between Tenant and Mercury Tenant.

                  "Assignment and Assumption of Dealership Agreement" shall collectively mean that Assignment and Assumption of Dealership Agreement by and among Tenant, Landlord and U-Haul Leasing & Sales Co. and that Assignment and Assumption of Dealership Agreement by and among Tenant, Mercury Tenant and U-Haul Leasing & Sales Co., each dated as of the date hereof.

                  "Assignment and Subordination of Management Agreement" shall mean that certain Assignment and Subordination of Management Agreement dated as of the date hereof by and among Mercury, Landlord and Manager and any future assignment and subordination of management agreement by and among Mercury, Manager and Landlord, which future assignment and subordination of management agreement shall be in form and substance reasonably acceptable to each party thereto.

                  "Automatic Renewal Notice" shall mean Automatic Renewal Notice as defined in Paragraph 5.

                  "Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

                  "Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Paragraph 6.

                  "Casualty" shall mean any loss of or damage to or destruction of or which affects the Leased Premises or Appurtenances or which arises from the Appurtenances.

                  "Combined Property" shall mean Combined Property as defined in Paragraph 16(b).

                  "Commencement Date" shall mean Commencement Date as defined in Paragraph 5.

                  "Common Areas" shall mean (i) the applicable area or areas located upon or comprising a portion of each Related Premises necessary for Tenant and/or its employees, customers, contractors and invitees to enjoy vehicular and pedestrian ingress and/or egress to and from any Improvements thereon (whether leased to Tenant hereunder or Mercury under the Mercury Lease) from (A) any public street adjoining the Land or (B) any office or general parking areas located upon or constituting a portion of the land and improvements demised to Tenant under this Lease and (ii) any other areas within the land described on Exhibit "A-1" attached hereto and not demised to Mercury under the Mercury Lease.

                  "Condemnation" shall mean a Taking and/or a Requisition.

                  "Condemnation Notice" shall mean written notice of the relevant condemning authority, of the institution of or intention to institute any proceeding for Condemnation.

                  "Corresponding Mercury Premises" shall mean the real property and improvements demised pursuant to the Mercury Lease and located contiguously to, and at the same street address as, the applicable Related Premises, Affected Premises, Exchange Premises or Abandonment Premises, as the context shall require, demised hereunder to Tenant.

                  "Costs" of a Person or associated with a specified transaction shall mean all reasonable out-of-pocket costs and expenses incurred by such Person or associated with such transaction, including without limitation, attorneys' fees and expenses, court costs, brokerage fees, escrow fees, title insurance premiums, recording fees and transfer taxes, as the circumstances require.

                  "CPI" shall mean CPI as defined in Exhibit "D" hereto.

                  "Dealership Agreement" shall mean that certain Dealership Agreement by and between Tenant and U-Haul Leasing & Sales Co. dated as of the date hereof.

                  "Default Rate" shall mean the Default Rate as defined in Paragraph 7(a)(iv).

                  "Earn-Out Deposit" shall mean Earn-Out Deposit as defined in Paragraph 35.

                  "Easement Agreement" shall mean any conditions, covenants, restrictions, easements, declarations, and other similar agreements burdening or benefiting any Related Premises and listed as Permitted Encumbrances or as may hereafter affect the Land comprising any Related Premises or the use or occupancy of any Related Premises and bind Landlord and/or any future fee owner of any Related Premises.

                  "Environmental Law" shall mean (i) whenever enacted or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any governmental entity, (x) relating to pollution (or the cleanup thereof), or the protection of air, water vapor, surface water, groundwater, drinking water supply, land (including land surface or subsurface), plant, aquatic and animal life from injury caused by a Hazardous Substance or (y) concerning exposure to, or the use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, handling, labeling, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity, in each case as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations or injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance. The term Environmental Law includes, without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the federal Water Pollution Control Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resources Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments to
RCRA), the federal Solid Waste Disposal Act, the federal Toxic Substance Control Act, the federal Insecticide, Fungicide and Rodenticide Act, the federal Occupational Safety and Health Act of 1970, the federal National Environmental Policy Act and the federal Hazardous Materials Transportation Act, each as amended and as now or hereafter in effect and any similar state or local Law.

                  "Environmental Violation" shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or which extends to any Appurtenances in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Lender or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on any Related Premises under any Environmental Law or (e) any violation of or noncompliance with any Environmental Law.

                  "Equipment" shall mean the Equipment as defined in Paragraph
1.

                  "Event of Default" shall mean an Event of Default as defined in Paragraph 22(a).

                  "Exchange" shall mean Exchange as defined in Paragraph 37.

                  "Exchange Premises" shall mean Exchange Premises as defined in Paragraph 37.

                  "Fair Market Value" of either the Leased Premises or any Related Premises, as the case may be, and the context may require, shall mean the higher of (a) the fair market value of the Leased Premises or any Related Premises, as the case may be, as of the Relevant Date as if unaffected and unencumbered by this Lease or (b) the fair market value of the Leased Premises or Related Premises, as the case may be, as of the Relevant Date as affected and encumbered by this Lease and assuming that the Term has been extended for all extension periods provided for herein. For all purposes of this Lease, Fair Market Value shall be determined in accordance with the procedure specified in Paragraph 29.

                  "Fair Market Value Date" shall mean the date when the Fair Market Value is determined in accordance with Paragraph 29.

                  "Federal Funds" shall mean federal or other immediately available funds which at the time of payment are legal tender for the payment of public and private debts in the United States of America.

                  "Guarantor" shall mean U-Haul International, Inc., a Nevada corporation.

                  "Guaranty" shall mean the Guaranty and Suretyship Agreement dated as of the date hereof from Guarantor to Landlord guaranteeing the payment and performance by Tenant of all of Tenant's obligations under the Lease.

                  "Hazardous Activity" means any activity, process, procedure or undertaking which directly or indirectly (i) procures, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the release, seepage, spill, leak, flow, discharge or emission of any Hazardous Substance into the environment (including the air, ground water, watercourses or water systems), (iii) involves the containment or storage of any Hazardous Substance; or (iv) would cause any of the Leased Premises or any portion thereof to become a hazardous waste treatment, recycling, reclamation, processing, storage or disposal facility within the meaning of any Environmental Law.

                  "Hazardous Condition" means any condition which would support any claim or liability under any Environmental Law, including the presence of underground storage tanks.

                  "Hazardous Substance" means (i) any substance, material, product, petroleum, petroleum product, derivative, compound or mixture, mineral (including asbestos), chemical, gas, medical waste, or other pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous or acutely hazardous to the environment or public health or safety or (ii) any substance supporting a claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law. Hazardous Substances include, without limitation, any toxic or hazardous waste, pollutant, contaminant, industrial waste, petroleum or petroleum-derived substances or waste, radon, radioactive materials, asbestos, asbestos containing materials, urea formaldehyde foam insulation, lead, polychlorinated biphenyls.

                  "Impositions" shall mean the Impositions as defined in Paragraph 9(a).

                  "Improvements" shall mean the Improvements as defined in Paragraph 1.

                  "Indemnitee" shall mean an Indemnitee as defined in Paragraph 15.

                  "Initial Lender" shall mean Bank of America, N.A. and its successors and/or assigns.

                  "Initial Loan" shall mean that certain Loan made by Initial Lender to Landlord on the date hereof secured by the Leased Premises.

                  "Initial Loan Agreement" shall mean that certain Loan Agreement by and between Landlord and Initial Lender, dated as of the Commencement Date.

                  "Insurance Requirements" shall mean the requirements of all insurance policies maintained in accordance with this Lease.

                  "Land" shall mean the Land as defined in Paragraph 1.

                  "Law" shall mean any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

                  "Lease" shall mean this Lease Agreement.

                  "Lease Assumption Event" shall mean a Lease Assumption Event as that term is defined in the Mercury Lease.

                  "Lease Year" shall mean, with respect to the first Lease Year, the period commencing on the Commencement Date and ending at midnight on the last day of the twelfth (12th) consecutive calendar month following the month in which the Commencement Date occurred, and each succeeding twelve (12) month period during the Term.

                  "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

                  "Legal Requirements" shall mean the requirements of all present and future Laws (including but not limited to Environmental Laws and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals) and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises or any Related Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Leased Premises or any Related Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises or any Related Premises or requires Tenant to carry insurance other than as required by this Lease.

                  "Lender" shall mean (a) initially, Initial Lender, and (b) thereafter, any person or entity (and its respective successors and assigns) which may, on or after the date hereof, make a Loan to Landlord or be the holder of a Note.

                  "Letter of Credit" shall mean Letter of Credit as defined in Paragraph 35.

                  "Limited Remedy Default" shall mean Limited Remedy Default as defined in Paragraph 23(k).

                  "Loan" shall mean any loan made by one or more Lenders to Landlord, which loan is secured by a Mortgage and evidenced by a Note.

                  "Loan Documents" shall mean those documents or instruments evidencing or securing a Loan, including, without limitation, a loan agreement, Mortgage, Note, Assignment or Subordination non-disturbance and attornment agreement.

                  "Manager" shall mean U-Haul Self-Storage Management (WPC), Inc. or any future manager retained to manage the Leased Premises.

                  "Management Agreement" shall collectively mean (i) that certain Property Management Agreement by and among Mercury and Manager, as manager, dated as of the date hereof, with respect to each Corresponding Mercury Premises approved by Landlord and Lender, and (ii) that certain Assignment and Subordination of Management Agreement by and among Landlord, Mercury and Manager dated as of the date hereof and any future assignment and subordination of management agreement as may be required by and in form and substance acceptable to, Landlord and Lender.

                  "Mercury" shall mean Mercury Partners, LP, a Nevada limited partnership.

                  "Mercury Guarantor" shall mean Mercury 99, LLC.

                  "Mercury Lease" shall mean that certain Lease Agreement, dated as of the date hereof, by and between Landlord and Mercury with respect to the Corresponding Mercury Premises.

                  "Monetary Obligations" shall mean Rent and all other sums payable by Tenant under this Lease to Landlord, to any third party on behalf of Landlord or to any Indemnitee.

                  "Mortgage" shall mean any mortgage or deed of trust from Landlord to a Lender which (a) encumbers any of the Leased Premises, and (b) secures Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                  "Negative Pledge Agreement" shall mean that certain Negative Pledge Agreement by and between Landlord, the sole principal of Mercury Guarantor (the "Principal") and Mercury Guarantor with respect to the ownership interests of Mercury Guarantor in Mercury Tenant and with respect to the ownership interests of Principal in Mercury Guarantor.

                  "Net Award" shall mean (a) the entire award payable to Landlord or Lender by reason of a Condemnation whether pursuant to a judgment or by agreement or otherwise, or (b) the entire proceeds of any insurance required under clauses (i), (ii) (to the extent payable to Landlord or Lender), (iv), (v) or (vi) of Paragraph 16(a), as the case may be, less any expenses incurred by Landlord and Lender in collecting such award or proceeds.

                  "Note" shall mean any promissory note evidencing Landlord's obligation to repay a Loan, as the same may be amended, supplemented or modified.

                  "O & M Plan" shall mean the Operations and Maintenance Program, if any, established with respect to the monitoring, removal, remediation, encapsulation or other treatment or handling of asbestos containing materials present at any Related Premises, prepared by ATC Associates, Inc. and dated on or about March 2, 2004, as same may be amended, renewed, supplemented or otherwise modified from time to time.

                  "Partial Casualty" shall mean any Casualty which does not constitute a Termination Event.

                  "Partial Condemnation" shall mean any Condemnation which does not constitute a Termination Event.

                  "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions and easements and other encumbrances, other than any Mortgage or Assignment, listed or referred to on Exhibit "C" hereto (but such listing shall not be deemed to revive any such encumbrances that have expired or terminated or are otherwise invalid or unenforceable).

                  "Person" shall mean an individual, partnership, association, corporation or other entity.

                  "Preapproved Sublet" shall mean Preapproved Sublet as defined in Paragraph 21.

                  "Premises Percentage Allocation" shall mean the percentage allocated to each Related Premises in Exhibit "F" to this Lease as the same may be adjusted in accordance with the formula specified in Exhibit "F".

                  "Prepayment Premium" shall mean any payment required to be made by Landlord to a Lender under a Note or other document evidencing or securing a Loan (other than payments of principal and/or interest which Landlord is required to make under a Note or a Mortgage) solely by reason of any prepayment or defeasance by Landlord of any principal due under a Note or Mortgage, and which may, without limitation, take the form of (i) a "make whole" or yield maintenance clause requiring a prepayment premium or (ii) a defeasance payment (such defeasance payment to be an amount equal to the positive difference between (a) the total amount required to defease a Loan and (b) the outstanding principal balance of the Loan as of the date of such defeasance plus reasonable Costs of Landlord and Lender); provided that such Prepayment Premium shall be as set forth in the Initial Loan Agreement while same is in effect, and, thereafter, consistent with market terms at the time the Note was executed for loans from Lender (or similar institutional lenders) for similar sized loans for single user properties of the size and type of the Lease Premises and owned or operated by a tenant of similar creditworthiness as Tenant hereunder.

                  "Present Value" of any amount shall mean such amount discounted by a rate per annum which is the lower of (a) the Prime Rate at the time such present value is determined or (b) six percent (6%) per annum.

                  "Prime Rate" shall mean the interest rate per annum as published, from time to time, in The Wall Street Journal as the "Prime Rate" in its column entitled "Money Rate". The Prime Rate may not be the lowest rate of interest charged by any "large U.S. money center commercial banks" and Landlord makes no representations or warranties to that effect. In the event The Wall Street Journal ceases publication or ceases to publish the "Prime Rate" as described above, the Prime Rate shall be the average per annum discount rate (the "Discount Rate") on ninety-one (91) day bills ("Treasury Bills") issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points. If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

                  "Qualified Manager" shall mean (a) Guarantor or one or more of its Affiliates (including Tenant or any direct or indirect wholly owned subsidiary of Guarantor that is a subtenant at the applicable Related Premises),
(b) such other nationally or regionally recognized, reputable and professional management organization (i) that has (or whose principals or key management personnel have), together with its Affiliates, not less than five (5) years experience managing properties of a type, quality and size similar to the Leased Premises, totaling in the aggregate not less than 3,000,000 square feet and/or 30,000 self-storage units, and (ii) prior to whose employment as manager of the Leased Premises (A) prior to the occurrence of a Securitization, such employment shall have been approved by Lender in its reasonable discretion, and (B) after the occurrence of a Securitization, Lender shall have received written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings of the Securities, or (c) if no Loan is outstanding, a manager that is acceptable to Landlord in Landlord's sole and absolute discretion and if any Loan is outstanding, a manager that is acceptable to Landlord and Lender in Landlord and Lender's sole and absolute discretion.

                  "Rating Agencies" shall mean each of Moody's Investors Services, Inc.("Moody's") and Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S & P"), or any other nationally recognized statistical rating agency which has been approved by Landlord and/or Lender, as applicable, provided, however, that notwithstanding the foregoing, so long as the Initial Loan remains outstanding, the term "Rating Agencies" shall have the meaning assigned in the Initial Loan Agreement.

                  "Related Premises" shall mean Related Premises as defined in Paragraph 1 and as more particularly identified by site location on Exhibit A-2.

                  "Relevant Amount" shall mean the Termination Amount.

                  "Relevant Date" shall mean (a) the date immediately prior to the date on which the applicable Condemnation Notice is received, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Taking, (b) the date immediately prior to the date on which the applicable Casualty occurs, in the event of a Termination Notice under Paragraph 18 which is occasioned by a Casualty, or (c) the date when Fair Market Value is redetermined, in the event of a redetermination of Fair Market Value pursuant to Paragraph 20(c).

                  "Remaining Premises" shall mean the Related Premises which are not Affected Premises under Paragraph 18 or an Abandonment Premises under Paragraph 36.

                  "Renewal Term" shall mean Renewal Term as defined in Paragraph 5.

                  "Rent" shall mean, collectively, Basic Rent and Additional
Rent.

                  "Securitization" shall mean the issuance of pass through mortgage certificates or other commercial mortgage backed securities ("Securities") evidencing a beneficial interest in a rated public offering or private placement, or such broader definition of such capital terms as may be established by Lender in connection with a Loan and/or Mortgage.

                  "Security Deposit" shall mean Security Deposit as defined in Paragraph 35.

                  "Site Assessment" shall mean a Site Assessment as defined in Paragraph 10(c).

                  "Surviving Obligations" shall mean any obligations of Tenant under this Lease, actual or contingent, which are either Monetary Obligations that arise or accrue during the Term of this Lease and remain unsatisfied upon the Expiration Date or earlier or termination of this Lease or non-monetary obligations which survive such expiration or termination by their own terms.

                  "Taking" shall mean (a) any taking or damaging of all or a portion of any of the Leased Premises (i) in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or (ii) by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or (iii) by any other means, or
(b) any de facto condemnation. The Taking shall be considered to have taken place as of the later of the date actual physical possession is taken by the condemnor, or the date on which the right to compensation and damages accrues under the law applicable to the Related Premises.

                  "Term" shall mean the Term as defined in Paragraph 5.

                  "Termination Amount" shall mean the greater of (a) the sum of the Fair Market Value of the applicable Related Premises and the applicable Prepayment Premium which Landlord will be required to pay in prepaying or defeasing, as applicable, any Loan with proceeds of the Termination Amount or
(b) the sum of the Acquisition Cost for the applicable Related Premises and the applicable Prepayment Premium which Landlord will be required to pay in prepaying or defeasing in whole or in part, as applicable, any Loan with proceeds of the Termination Amount.

                  "Termination Date" shall mean the Termination Date as defined in Paragraph 18.

                  "Termination Event" shall mean a Termination Event as defined in Paragraph 18.

                  "Termination Notice" shall mean Termination Notice as defined in Paragraph 18(a).

                  "Third Party Purchaser" shall mean the Third Party Purchaser as defined in Paragraph 21 (g).

                  "Threshold Amount" shall mean, (A) with respect to any individual Related Premises, the lesser of (x) twenty-five (25%) percent of the allocated Acquisition Cost of the applicable Related Premises as set forth on Exhibit 'E' hereto, or (y) Five Hundred Thousand ($500,000) Dollars; and (B) with respect to the Leased Premises collectively, for purposes of determining whether or not the Threshold Amount has been exceeded with respect to (i) the costs of remediation of, or other response action for, Environmental Violations under Paragraph 10(d), (ii) the costs of Alterations under Paragraph 13 (other than with respect to any Alterations associated with a Casualty or Condemnation for which a Net Award is available), and (iii) the amounts in controversy with respect to a Permitted Violations subject to contests under Paragraph 14, the Threshold Amount shall not in the aggregate exceed, at any given point in time, the sum of Ten Million Dollars ($10,000,000) under all three categories collectively.

                  "Voting Stock" means shares of stock of a corporation having ordinary voting power to elect the board of directors or other managers of such corporation.

                  "Warranties" shall mean Warranties as defined in Paragraph
3(e).

            3. Title and Condition; Single Lease Transaction.

                  (a) The Leased Premises are demised and let subject to (i) the rights of any Persons in possession of the Leased Premises, (ii) the existing state of title of any of the Leased Premises, including any Permitted Encumbrances, (iii) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (iv) all Legal Requirements, including any existing violation of any thereof (v) the rights of Mercury to any Common Areas under the Mercury Lease and (vi) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord.

                  (b) Tenant acknowledges that the Leased Premises are in good condition and repair at the inception of this Lease. LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS WHERE IS AND WITH ALL FAULTS. TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO (i) ITS FITNESS, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, (ii) THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, (iii) THE EXISTENCE OF ANY DEFECT, LATENT OR PATENT, (iv) LANDLORD'S TITLE THERETO, (v) VALUE, (vi) COMPLIANCE WITH SPECIFICATIONS, (vii) LOCATION, (viii) USE, (ix) CONDITION, (x) MERCHANTABILITY, (xi) QUALITY, (xii) DESCRIPTION, (xiii) DURABILITY (xiv) OPERATION, (xv) THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE, OR
(xvi) COMPLIANCE OF THE LEASED PREMISES WITH ANY LAW OR LEGAL REQUIREMENT; AND ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER LATENT OR PATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED, AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR ARISING OTHERWISE.

                  (c) Tenant represents to Landlord that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for the purposes contemplated hereby. Tenant acknowledges that (i) fee simple title (both legal and equitable) to the Leased Premises is in Landlord and that Tenant has only the leasehold right of possession and use of the Leased Premises, as provided herein, (ii) the Improvements conform to all material Legal Requirements and all Insurance Requirements, (iii) all easements necessary or appropriate for the use or operation of the Leased Premises have been obtained, (iv) all contractors and subcontractors who have performed work on or supplied materials to the Leased Premises have been fully paid, and all materials and supplies have been fully paid for, (v) the Improvements have been fully completed in all material respects in a workmanlike manner of first class quality, and (vi) all Equipment necessary or appropriate for the use or operation of the Leased Premises has been installed and is presently fully operative in all material respects. For the purposes of this Lease, the inaccuracy of any of the representations or acknowledgments set forth in this Paragraph 3(c) shall not by itself constitute the basis of a default by Tenant under this Lease, but Tenant hereby expressly waives any claim or defense against Landlord with respect to any of the foregoing matters.

                  (d) Landlord hereby assigns to Tenant, without recourse or warranty whatsoever, in conjunction with Landlord, the right to enforce all assignable warranties, guaranties, indemnities, causes of action and similar rights (collectively "Warranties") which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any Related Premises. Such assignment shall remain in effect until the expiration or earlier termination of this Lease (unless Tenant or its affiliate or designee acquires any Related Premises, in which instance such assignment shall become permanent and irrevocable with respect to such Related Premises), whereupon such assignment shall cease and all of the Warranties, guaranties, indemnities and other rights shall automatically revert to Landlord. In confirmation of such reversion Tenant shall execute and deliver promptly any certificate of other document reasonably required by Landlord. Landlord shall also retain the right to enforce any guaranties upon the occurrence of an Event of Default. Tenant shall use commercially reasonable efforts to enforce any Warranties for any structural components at any Related Premises, including but not limited to general construction, concrete, roofs, lifts, and elevators in accordance with their respective terms.

                  (e) LANDLORD AND TENANT AGREE THAT IT IS THEIR MUTUAL INTENT TO CREATE, AND THAT THIS LEASE CONSTITUTES, A MASTER LEASE WITH RESPECT TO EACH AND EVERY PARCEL OF LAND, IMPROVEMENTS INCLUDED IN ANY AND ALL OF THE LEASED PREMISES (WHEREVER LOCATED), THAT THIS LEASE IS NOT INTENDED AND SHALL NOT BE CONSTRUED TO BE SEPARATE LEASES AND THAT ALL THE TERMS AND CONDITIONS HEREOF SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF LANDLORD AND TENANT WITH RESPECT THERETO.

                  (f) TENANT, ON BEHALF OF ITSELF AND ANY TRUSTEE OR LEGAL REPRESENTATIVE (UNDER THE FEDERAL BANKRUPTCY CODE OR ANY SIMILAR STATE INSOLVENCY PROCEEDING) EXPRESSLY ACKNOWLEDGES AND AGREES THAT, NOTWITHSTANDING THE PROVISIONS OF PARAGRAPH 18 HEREOF OR ANY OTHER PROVISION IN THIS LEASE TO THE CONTRARY, IT IS THE EXPRESS INTENT OF LANDLORD AND TENANT TO CREATE, AND THAT THIS LEASE CONSTITUTES, A SINGLE LEASE WITH RESPECT TO EACH AND EVERY PARCEL OF LAND, IMPROVEMENTS AND EQUIPMENT INCLUDED IN EACH AND ALL OF THE RELATED PREMISES (WHEREVER LOCATED) AND SHALL NOT BE (OR BE DEEMED TO BE) DIVISIBLE OR SEVERABLE INTO SEPARATE LEASES FOR ANY PURPOSE WHATSOEVER, AND TENANT, ON BEHALF OF ITSELF AND ANY SUCH TRUSTEE OR LEGAL REPRESENTATIVE, HEREBY WAIVES ANY RIGHT TO CLAIM OR ASSERT A CONTRARY POSITION IN ANY ACTION OR PROCEEDING; IT BEING FURTHER UNDERSTOOD AND AGREED BY TENANT THAT THE ALLOCATIONS OF ACQUISITION COST AND PERCENTAGE ALLOCATION OF BASIC RENT AS SET FORTH ON EXHIBIT "E" AND EXHIBIT "F" HEREOF ARE INCLUDED TO PROVIDE A FORMULA FOR RENT ADJUSTMENT AND LEASE TERMINATION UNDER CERTAIN CIRCUMSTANCES AND AS AN ACCOMMODATION TO TENANT. ANY EVENT OF DEFAULT HEREUNDER IN CONNECTION WITH ANY RELATED PREMISES SHALL BE DEEMED TO BE AN EVENT OF DEFAULT WITH RESPECT TO THE ENTIRE LEASED PREMISES (WHEREVER LOCATED). THE FOREGOING AGREEMENTS AND WAIVERS BY TENANT IN THIS PARAGRAPH 3(E) ARE MADE AS A MATERIAL

INDUCEMENT TO LANDLORD TO ENTER INTO THE TRANSACTION CONTEMPLATED BY THIS LEASE AND THAT, BUT FOR THE FOREGOING AGREEMENTS AND WAIVERS BY TENANT, LANDLORD WOULD NOT CONSUMMATE THIS LEASE TRANSACTION.

            4. Use of Leased Premises; Quiet Enjoyment.

                  (a) Tenant may occupy and use the Leased Premises for self-storage and vehicle and equipment rental facilities, incidental repairs of vehicles available or formerly available for rent in connection with Tenant's business at any Related Premises, sales of fleet trucks in the ordinary course of Tenant's business, hitch installations, sale of moving and packing supplies, sale of propane or sale or rental of propane tanks, office use in connection with Tenant's business and incidental uses related to any of the foregoing, provided, however, subject to the terms of Paragraph 21, any subtenant may use the Leased Premises for any lawful purpose (so long as no such subtenant's use requires a change of use or zoning classification or a zoning variance, or precludes the return to the primary uses first identified above at any time in the future). Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any Law, Legal Requirement or Permitted Encumbrance, (ii) make void or voidable or cause any insurer to cancel any insurance required by this Lease, or make it difficult or impossible to obtain any such insurance at commercially reasonable rates, (iii) make void or voidable, cancel or cause to be cancelled or release any of the Warranties, (iv) cause structural injury to any of the Improvements or (v) constitute a public or private nuisance or waste.

                  (b) Subject to the provisions hereof, so long as no Event of Default has occurred and is continuing, Tenant shall quietly hold, occupy and enjoy the Leased Premises throughout the Term, without any hindrance, ejection or molestation by Landlord with respect to matters that arise after the date hereof, provided that Landlord or its agents may enter upon and examine any of the Leased Premises at such reasonable times as Landlord may select and upon reasonable prior written notice to Tenant (except in the case of an emergency involving the imminent threat of loss of life or serious bodily harm or injury to persons or any material loss of or damage to property, in which event no notice shall be required) for the purpose of inspecting the Leased Premises, verifying compliance or non-compliance by Tenant with its obligations hereunder and the existence or non-existence of an Event of Default or event which with the passage of time and/or notice would constitute an Event of Default, showing the Leased Premises to prospective Lenders and purchasers and taking such other action with respect to the Leased Premises as is permitted by any provision hereof.

                  (c) In no event shall any portion of the Leased Premises be used or occupied or permitted to be used or occupied by Tenant (or any subtenant or other occupant) without the express prior written consent of Landlord, which may be granted or withheld in its sole discretion, for any of the following purposes: (i) any nightclub, bar or discotheque; (ii) any adult bookstore or video shop, nude or semi-nude or "adult" entertainment establishment or any lewd, obscene or pornographic purpose; (iii) any store in which a material portion of the inventory is not available for sale or rental to children under 18 years of age because such inventory explicitly deals with, relates to, or depicts human sexuality, or in which any of the inventory constitutes drug paraphernalia of the kind associated with or sold by so-called "head shops"; (iv) any dumping, disposing, incineration or reduction of garbage (exclusive of appropriately screened dumpsters and/or recycling bins and garbage disposal in the ordinary course of business); (v) any mortuary; (vi) any fire sale, bankruptcy sale (unless pursuant to a court order) or auction house operation; (vii) any gas station (provided, however, the sale of propane or the sale or rental of propane tanks shall be permitted subject to applicable Laws; (viii) any central laundry or dry cleaning plant or laundromat; (ix) any automobile, truck, trailer or RV sales (except as expressly permitted in Paragraph 4(a) above); (x) any "flea market", secondhand, surplus or other "off-price" or deep discount store (provided that the sale of secondhand goods at the Related Premises in Key Largo, Florida consistent with practices in effect as of the date of this Lease shall be permitted to continue); (xi) any gambling or off-track betting operation, or (xii) any massage parlor or carnival. Notwithstanding the foregoing, the sale by Tenant (or its Affiliates or Manager) of items abandoned by self-storage customers or in connection with any lien sale conducted in accordance with applicable Laws shall not be prohibited hereby.

                  (d) Tenant covenants and agrees, as a material inducement to Landlord's agreement to enter into this Lease, that at all times during the Term, each Related Premises shall be operated by a Qualified Manager pursuant to a Management Agreement approved by Landlord and Lender. Tenant shall not be permitted to amend, modify or waive any provision of any approved Management Agreement without having received the prior written consent of Landlord and Lender (if applicable), provided Landlord agrees that its consent shall not be unreasonably withheld, conditioned or delayed with respect to any immaterial amendment, modification or waiver if Lender's consent is not required for such modification, amendment or waiver pursuant to any Loan Documents. Any Management Agreement shall be assigned to Landlord and, while any Loan remains outstanding, Lender and Tenant covenant and agree to execute (and cause any such Qualified Manager to execute) such agreements, consents and acknowledgments as may be requested by Landlord from time to time to evidence the foregoing. Any Management Agreement and any Qualified Manager's interest thereunder shall be subordinate to Landlord's fee interest in the Leased Premises, this Lease and any Mortgage or other security instrument hereafter placed upon the Leased Premises and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof. Notwithstanding the foregoing, so long as the Tenant first named herein is the Tenant under this Lease, the Leased Premises may be self-managed by Tenant or a subtenant that qualifies as a Qualified Manager pursuant to clause '(a)' of the definition of Qualified Manager, and such management may be performed without the need for a Management Agreement.

            5. Term.

                  (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (such term, as extended or renewed in accordance with the provisions hereof, being called the "Term") commencing on the date hereof (the "Commencement Date") and ending on the last day of the one hundred twentieth (120th) calendar month next following the date hereof (the "Expiration Date").

                  (b) Provided that if, on or prior to the Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then on the Expiration Date and on the tenth (10th) anniversary of the Expiration Date (each of the Expiration Date and such anniversary being referred to herein as a "Renewal Date"), the Term shall be deemed to have been automatically extended for an additional period of ten (10) years (each such extension, a "Renewal Term"), unless Tenant shall notify Landlord in writing at least twelve (12) months prior to the next Renewal Date (the "Non-Renewal Notice Deadline") that Tenant is terminating this Lease as of the next Renewal Date, provided, however, Landlord shall deliver written notice (the "Automatic Renewal Notice") to Tenant of the upcoming automatic renewal of the Term by hand or registered or certified mail at least fifteen
(15) and not more than thirty (30) days prior to the Non-Renewal Notice Deadline, and, if such Automatic Renewal Notice is not timely delivered, then, the Non-Renewal Notice Deadline shall be automatically extended to that date that is fifteen (15) days after the date Landlord gives the Automatic Renewal Notice. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified (except that Tenant shall not have the right to any additional Renewal Terms). Notwithstanding anything to the contrary herein, upon the occurrence of a Lease Assumption Event, the Term of this Lease shall automatically become co-terminus with the Term of the Mercury Lease.

                  (c) If Tenant does not exercise its option pursuant to Paragraph 5(b) to have the Term extended, or at any time that an Event of Default occurs and is continuing, Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to (i) advertise the availability of any of the Leased Premises for sale or reletting and to erect upon any of the Leased Premises signs indicating such availability and (ii) show any of the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select.

            6. Basic Rent. Tenant shall pay to Landlord, as annual rent for the Leased Premises during the Term, the amounts determined in accordance with Exhibit "D" hereto ("Basic Rent") payable in advance for the next following three calendar months (i.e. the Basic Rent payment due on June 25, 2004 shall cover the period commencing on July 1, 2004 through and including the last day of September 2004), commencing on the twenty-fifth day of June, 2004, and continuing on the same day of each September, December, March and June thereafter during the Term (each such day being a "Basic Rent Payment Date"). Each such rental payment shall be made in immediately available Federal Funds, at Landlord's sole discretion, (a) to Landlord at its address set forth above and/or to such one or more other Persons, at such addresses and in such proportions as Landlord may direct by not less than fifteen (15) days' prior written notice to Tenant, and (b) by certified or bank check, or by wire transfer. Basic Rent for the period commencing on the date of this Lease and ending on June 30, 2004 shall be paid by Tenant upon the execution and delivery of this Lease.

            7. Additional Rent.

                  (a) Tenant shall pay and discharge, as additional rent (collectively, "Additional Rent"):

                        (i) except as otherwise specifically provided herein, all costs and expenses of Tenant, Landlord and any other Persons specifically referenced herein which are incurred in connection or associated with (A) the ownership, use, non-use, occupancy, monitoring, possession, operation, condition, design, construction, maintenance, alteration, repair or restoration of any of the Leased Premises, (B) the performance of any of Tenant's obligations under this Lease, (C) any sale or other transfer of any of the Leased Premises to Tenant under this Lease, including costs and expenses incurred in connection with the payment of a Prepayment Premium, (D) any Condemnation proceedings, (E) the adjustment, settlement or compromise of any insurance claims involving or arising from any of the Leased Premises, (F) the exercise or enforcement by Landlord, its successors and assigns, of any of its rights under this Lease, (G) any amendment to or modification or termination of this Lease made at the request of Tenant, (H) Costs of Landlord incurred in connection with the preparation, negotiation and execution of this Lease, or incurred in connection with any act undertaken by Landlord (or its counsel) at the request of Tenant, or incurred in connection with any act of Landlord performed on behalf of Tenant, (I) the reasonable Costs of Landlord incurred in connection with any act undertaken by Landlord at the request of Tenant or Tenant's failure to act promptly in an emergency situation, (J) an administrative fee of $5,000 (the "Administrative Fee") to defer the internal costs of Landlord with respect to each applicable Related Premises in connection with Tenant's exercise of its rights under Paragraphs 36 or 37 hereof, provided that (x) the total amount of Administrative Fees payable in any Lease Year shall not exceed $150,000 in the aggregate for the Leased Premises and (y) no Administrative Fee shall be payable in connection with any exercise by Tenant's of its rights under Paragraphs 36 or 37 hereof if the Administrative Fee is paid by Mercury under the Mercury Lease in connection with such transaction, and (L) any other items specifically required to be paid by Tenant under this Lease;

                        (ii) after the date all or any portion of any installment of Basic Rent is due and not paid by the applicable Basic Rent Payment Date, an amount (the "Late Charge") equal to the lesser of (x) $15,000 and (y) five percent (5%) of the amount of such unpaid installment or portion thereof to reimburse Landlord for its cost and inconvenience incurred as a result of Tenant's delinquency; provided, however, that with respect to the first late payment of all or any portion of any installment of Basic Rent in any Lease Year, the Late Charge shall not be due and payable unless the Basic Rent has not been paid within five (5) days' following the due date thereof. To the extent the Tenant has timely deposited funds sufficient to pay Basic Rent then due hereunder into a lockbox established for the benefit of Landlord and/or Lender, the failure or delay of the transfer of such funds to Landlord shall not entitle Landlord to a Late Charge or to declare a default hereunder;

                        (iii) to the extent in excess of amounts collected by Landlord under item (iv) below, a sum equal to any additional sums (excluding the repayment of principal under a Loan but including any late charge in excess of the amount payable under clause (ii) above for that portion of the Basic Rent paid to the Lender as scheduled installments of principal and interest, default penalties, interest in excess of amounts payable under clause (iv) below for that portion of the Basic Rent paid to the Lender as scheduled installments of principal and interest, and fees of Lender's counsel) which are payable by Landlord to any Lender under any Note by reason of Tenant's late payment or non-payment of Basic Rent or by reason of an Event of Default; and

                        (iv) interest at the rate (the "Default Rate") of four percent (4%) over the Prime Rate per annum on the following sums until paid in full: (A) any and all installments of Basic Rent and/or any amounts of Additional Rent (other than as described in clause (B) herein below) not paid prior to the expiration of any applicable notice and cure period, (B) all overdue amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof by Landlord.

                  (b) Tenant shall pay and discharge (i) any Additional Rent referred to in Paragraph 7(a)(i) when the same shall become due, provided that amounts which are billed to Landlord or any third party, but not to Tenant, shall be paid within thirty (30) days after Landlord's demand for payment thereof, and (ii) any other Additional Rent, within thirty (30) days after Landlord's demand for payment thereof.

                  (c) In no event shall amounts payable under Paragraph 7(a)(ii), (iii) and (iv) or elsewhere in this Lease exceed the maximum amount permitted by applicable Law.

            8. Net Lease: Non-Terminability.

                  (a) This is a net lease and all Monetary Obligations shall be paid without notice or demand (except as otherwise expressly provided herein with respect to any specific Monetary Obligation) and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense (collectively, a "Set-Off).

                  (b) This Lease and the rights of Landlord and the obligations of Tenant hereunder shall not be affected by any event or for any reason or cause whatsoever foreseen or unforeseen.

                  (c) The obligations of Tenant hereunder shall be separate and independent covenants and agreements, all Monetary Obligations shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and the obligations of Tenant hereunder shall continue unaffected unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. The obligation to pay Rent or amounts equal thereto shall not be affected by any collection of rents by any governmental body pursuant to a tax lien or otherwise, even though such obligation results in a double payment of Rent. All Rent payable by Tenant hereunder shall constitute "rent" for all purposes (including Section 502(b)(6) of the Federal Bankruptcy Code).

                  (d) Except as otherwise expressly provided herein, Tenant shall have no right and hereby waives all rights which it may have under any Law
(i) to quit, terminate or surrender this Lease or any of the Leased Premises, or
(ii) to any Set-Off of any Monetary Obligations.

            9. Payment of Impositions.

                  (a) Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes (including real and personal property, franchise, sales, use, gross receipts and rent taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all assessments and levies, all permit, inspection and license fees, all rents and charges for water, sewer, utility and communication services relating to any of the Leased Premises, all ground rents and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon or assessed against (i) Tenant, (ii) Tenant's possessory interest in the Leased Premises, (iii) any of the Leased Premises, or (iv) Landlord as a result of or arising in respect of the acquisition, ownership, occupancy, leasing, use or, possession of any of the Leased Premises, any activity conducted on any of the Leased Premises, or the Rent (collectively, the "Impositions"); provided, that nothing herein shall obligate Tenant to pay (A) income, excess profits or other taxes of Landlord (or Lender) which are determined on the basis of Landlord's (or Lender's) net income or net worth (unless such taxes are in lieu of or a substitute for any other tax, assessment or other charge upon or with respect to the Leased Premises which, if it were in effect, would be payable by Tenant under the provisions hereof or by the terms of such tax, assessment or other charge), (B) any estate, inheritance, succession, gift or similar tax imposed on Landlord, (C) any capital gains tax imposed on Landlord in connection with the sale of the Leased Premises to any Person or (D) any Costs incurred by Landlord or any Indemnitee as a result of and to the extent of any Indemnitee's negligence acts (but not omissions, unless such omissions constitute gross negligence) or willful misconduct. Landlord shall have the right to require Tenant to pay, together with scheduled installments of Basic Rent, the amount of the gross receipts or rent tax, if any, payable with respect to the amount of such installment of Basic Rent. If any Imposition may be paid in installments without interest or penalty, Tenant shall have the option to pay such Imposition in installments; in such event, Tenant shall be liable only for those installments which accrue or become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. If at any time during the Term Tenant shall be paying Taxes directly to the applicable taxing authority (and not by way of a servicer arranged by a party other than Tenant), then within ten (10) days after Landlord's request therefor, Tenant shall deliver to Landlord, (x) receipts for payment of all taxes required to be paid by Tenant hereunder within thirty (30) days after the due date thereof and (y) receipts for payment of all other Impositions. Tenant shall, in any event, deliver to Landlord copies of all settlements and all notices pertaining to the non-payment, late payment or change in Impositions which may be issued by any governmental authority within ten (10) days after Tenant's receipt thereof unless such settlement or notice indicates that a copy of such settlement or notice has been sent directly to Landlord and/or Lender. Tenant and Landlord agree that they shall each cooperate with the other with respect to the delivery of such notices and/or requests as may be required by each applicable local taxing authority in order to cause each such local taxing authority to send all real estate tax bills and assessments applicable to the corresponding Related Premises to the Tenant's tax servicer (which tax servicer shall be the same tax servicer as designated by Mercury under the Mercury Lease) and to send copies of all such tax bills be sent to Landlord's tax servicer; provided, however, that the failure of any such taxing authority to send to any such bills to the Tenant's tax servicer shall not mitigate any obligation of Tenant to pay such taxes and/or assessments before delinquency and/or interest or penalties are due thereon.

                  (b) Following the occurrence of an Event of Default, or if Landlord is required by a Lender, Tenant shall pay to Landlord such amounts (each an "Escrow Payment") monthly or as required by such Lender (but not more often than monthly) so that there shall be in an escrow account an amount sufficient to pay the Escrow Charges (as hereinafter defined) as they become due. As used herein, "Escrow Charges" shall mean real estate taxes and assessments on or with respect to the Leased Premises or payments in lieu thereof and premiums on any insurance required by this Lease and any reserves for capital improvements, replacements, deferred maintenance or repairs required by any Lender. Landlord shall determine the amount of the Escrow Charges (it being agreed that if required by a Lender, such amount shall equal any corresponding escrow installments required to be paid by Landlord) and the amount of each Escrow Payment. To the extent held by Landlord, the Escrow Payments shall not be commingled with other funds of Landlord or other Persons. Neither Landlord nor Lender shall be required to deposit any Escrow Payments into an interest bearing account, however, in the event any Escrow Payments are deposited into an interest bearing account, the interest earned thereon shall accrue to the benefit of Tenant, and, to the extent actually paid to Landlord, shall be paid over to Tenant. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten
(10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord. Notwithstanding the foregoing, Landlord and Tenant agree that Tenant shall make (or cause to be made) on the Commencement Date payment of the initial tax and insurance escrow deposit in an amount reasonably determined on the Commencement Date by Landlord or Lender with respect to the Combined Property (the "Initial Tax/Insurance Deposit") required by the Initial Lender for and on behalf of Tenant, and that from and after the date of this Lease, Tenant shall make (or cause to be made) Escrow Payments (to Landlord, Lender or a tax service or loan servicer, as directed by Landlord) for real estate taxes and assessments (or payments in lieu thereof) on or with respect to the Leased Premises for which Tenant is otherwise responsible under the terms of this Lease, monthly, in an amount equal to one-twelfth (1/12) of the annual estimated real estate taxes and assessments and insurance premiums with respect to the insurance required to be maintained pursuant to Paragraph 16 for the Leased Premises for the applicable Lease Year (or fiscal tax year, if different), as reasonably determined by Landlord and confirmed by Lender. Subject to the terms and conditions of the Loan Documents, Landlord shall direct such tax service or loan servicer to utilize the Initial Tax/Insurance Deposit and such Escrow Payments to pay the applicable real estate taxes and assessments and insurance premiums for each Related Premises as and when such amounts are due and payable. In addition, Tenant shall make (or cause to be made) on the Commencement Date payment of the initial replacement escrow deposit in the amount of $400,000 and so long as the Initial Loan remains outstanding and no Event of Default occurs, Tenant shall not be required to pay ongoing replacement reserves. Provided that no Event of Default then exists, any remaining balance of the Escrow Payments shall be promptly returned to Tenant (or to such other Person as Tenant shall direct in writing) upon the expiration or earlier termination of the Term or earlier termination of the requirement to make Escrow Payments. Tenant's obligation to pay Escrow Payments pursuant to this Paragraph 9(b) shall be without duplication or any Escrow Payments previously paid by Mercury under the Mercury Lease with respect to the Leased Premises hereunder for the same period.

            10. Compliance with Laws and Easement Agreements; Environmental Matters.

                  (a) Tenant shall, at its expense, comply with and conform to, and cause the Leased Premises and any other Person occupying any part of the Leased Premises to comply with and conform to all Insurance Requirements, in all material respects, and Legal Requirements (including all applicable Environmental Laws). Tenant shall not at any time (i) cause, permit or suffer to occur any Environmental Violation or (ii) permit any sublessee, assignee or other Person occupying the Leased Premises under or through Tenant to cause, permit or suffer to occur any Environmental Violation and, at the request of Landlord or Lender, Tenant shall promptly remediate or undertake any other appropriate response action to correct any existing Environmental Violation, however immaterial, and (iii) without the prior written consent of Landlord and Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof. Any and all reports prepared for or by Landlord with respect to the Leased Premises shall be for the sole benefit of Landlord and Lender and no other Person shall have the right to rely on any such reports; provided that nothing herein shall be deemed to prevent Tenant from obtaining a copy thereof, or from requesting the preparer of such reports to separately address an additional copy of such report or a reliance letter to Tenant. Landlord agrees that any remediation that Tenant may be required to undertake during the Term for any Environmental Violation shall be based upon remediation standards appropriate for commercial facilities or commercial uses under applicable Environmental Laws; provided, however, that after the expiration of the Term or the earlier termination of this Lease until the applicable Related Premises has been either sold or entirely re-let, Landlord shall have the right, if required by any prospective purchaser or tenant, to require Tenant to undertake additional remediation to the clean-up level standards applicable to any uses then permitted under applicable Legal Requirements (including, without limitation, any zoning ordinances) where the Related Premises is located if such standards are more stringent than the applicable remediation standards for commercial facilities.

                  (b) Tenant, at its sole cost and expense, will at all times promptly and faithfully abide by, discharge and perform all of the covenants, conditions and agreements contained in any Easement Agreement on the part of Landlord or the occupier to be kept and performed thereunder. Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, prior written consent of Landlord. Notwithstanding the foregoing, provided that no Event of Default shall have occurred and be continuing, Landlord hereby agrees to consent in each instance to the following actions by the Tenant at the Tenant's sole cost and expense: (a) the granting of easements, licenses, rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of any Related Premises as herein provided; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of any Related Premises (c) the execution of amendments to any covenants and restrictions affecting any Related Premises; provided, however, that, in each case, (i) such grant, release, dedication, transfer or amendment does not materially lessen or impair the value, utility or remaining useful life of the applicable Related Premises, (ii) such grant, release, dedication, transfer or amendment that in the Tenant's judgment is reasonably necessary in connection with the use, maintenance, alteration or improvement of the applicable Related Premises (iii) such grant, release, dedication, transfer or amendment will not cause the Related Premises or any portion thereof to fail to comply with the provision of this Lease and all applicable Laws (including, without limitation, all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements); (iv) all governmental consents or approvals required prior to such grant, release, dedication, transfer, annexation or amendment have been obtained, and all filings required prior to such action have been made; (v) the Tenant shall remain obligated under this

Lease in accordance with its terms, as though such grant, release, dedication, transfer or amendment had not been affected and (vi) the Tenant shall pay and perform any obligations of the Landlord under such grant, release, dedication, transfer or amendment. Landlord shall within fifteen (15) days of written request by Tenant, execute any consent or instrument reasonably required by Tenant with respect to any of the documents described in the proceeding sentence. Tenant shall conform to and comply with each O & M Plan, if any, applicable to the Leased Premises or any Related Premises.

                  (c) Upon prior written notice from Landlord, Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises during normal business hours and in a manner which does not unreasonably interfere with Tenant's operations and perform, environmental site investigations and assessments ("Site Assessments") on the Leased Premises in any of the following circumstances: (i) in connection with any sale, financing or refinancing of the Leased Premises, (ii) within the six month period prior to the expiration of the Term, (iii) if required by Lender pursuant to terms of the Initial Loan Agreement or any other credit facility to which Landlord is bound,
(iv) if an Event of Default exists, or (v) at any other time that, in the reasonable opinion of Landlord or Lender, a reasonable basis exists to believe that an Environmental Violation or any condition that could reasonably be expected to result in any Environmental Violation exists. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information within Tenant's possession or control regarding the Leased Premises as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The Costs of performing and reporting Site Assessments under clause (i) (if the sale is to Tenant or any affiliate or designee of Tenant), under clause
(ii) (but only one time), and under clauses (iv) and (v) (if any Environmental Violation is discovered as a result of such Site Assessment) shall be paid by Tenant, and in all other instances the cost of performing and reporting Site Assessments shall be paid by Landlord.

                  (d) If an Environmental Violation occurs or is found to exist and, in Landlord's reasonable determination (based, in good faith, upon a report or opinion of an environmental consultant), the cost of remediation of, or other response action with respect to, the same is likely to exceed the Threshold Amount, Tenant shall provide to Landlord, within ten (10) days after Landlord's request therefor, adequate financial assurances that Tenant will effect such remediation in accordance with applicable Environmental Laws. Such financial assurances shall be a bond or letter of credit or cash reserve held by Landlord satisfactory to Landlord and in form and substance and in an amount equal to or greater than Landlord's reasonable estimate (but such amount shall not exceed 150% of the estimated cost of remediation), based upon a Site Assessment performed pursuant to Paragraph 10(c), of the anticipated cost of such remedial action.

                  (e) Notwithstanding anything to the contrary contained herein, the mere presence of propane and or propane tanks at any Related Premises shall not constitute an Event of Default hereunder, provided and so long as such propane and/or tanks are in quantities consistent with Tenant business at such Related Premises and are sold, dispensed, maintained, stored, handled and disposed of in accordance with all applicable Laws

                  (f) If Tenant fails to comply with any requirement of any Environmental Law in connection with any Environmental Violation which occurs or is found to exist, Landlord shall have the right (but no obligation) to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation.

                  (g) Tenant shall notify Landlord immediately after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 10 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

                  (h) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party thereto which are identical to the covenants contained in Paragraph 10(a) or shall incorporate such provisions by reference.

                  (i) So long as no Event of Default has occurred and is then continuing, Tenant shall have the right together with Landlord and Lender, to negotiate with governmental authorities regarding the extent and methodology of remediation or cure of any Environmental Violation. Landlord shall, upon the receipt of a written request from Tenant, execute such documents or instruments reasonably and customarily required by any applicable governmental authority with respect to remediation of an Environmental Violation provided the execution of such documents or instruments could not and will not cause Landlord and/or Lender to incur any additional liability, cost or expense.

                  (j) Tenant shall comply with the terms and conditions of Exhibit "H" attached hereto.

            11. Liens; Recording.

                  (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain and shall promptly discharge or remove any lien, levy or encumbrance on any of the Leased Premises or on any Rent or any other sums payable by Tenant under this Lease, other than any Mortgage or Assignment, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or to the extent resulting from any act or omission of any Indemnitee. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT OR TO ANYONE HOLDING OR OCCUPYING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES. LANDLORD MAY AT ANY TIME POST ANY NOTICES ON THE LEASED PREMISES REGARDING SUCH NON-LIABILITY OF LANDLORD.

                  (b) Landlord and Tenant shall execute, deliver and record, file or register (collectively, "record") at Tenant's expense a memorandum or short form instrument of this Lease in such manner and in such places as may be required or permitted by any present or future Law in order to give record notice of this Lease.

            12. Maintenance and Repair.

                  (a) Tenant shall at all times maintain each Related Premises and the Appurtenances in as good repair and appearance as each is in on the date hereof and fit to be used for their intended use and consistent with the practices generally recognized as then acceptable by other companies in its industry and, in any event, as least as good as those observed by the prior owner or operator of the Leased Premises immediately preceding the date of this Lease, and, in the case of the Equipment, in as good mechanical condition as it was on the later of the date hereof or the date of its installation, except for ordinary wear and tear. Tenant shall take every other action reasonably necessary or appropriate for the preservation and safety of each Related Premises. Tenant shall promptly make all Alterations of every kind and nature, whether foreseen or unforeseen, which may be required to comply with the foregoing requirements of this Paragraph 12(a). Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Related Premises or Appurtenances in any way, and Tenant hereby expressly waives any right which may be provided for in any Law now or hereafter in effect to make Alterations at the expense of Landlord or to require Landlord to make Alterations. Any Alteration made by Tenant pursuant to this Paragraph 12 shall be made in conformity with the provisions of Paragraph 13.

                  (b) If any Improvement, now or hereafter constructed, shall
(i) encroach upon any setback or any property, street or right-of-way adjoining any of the Leased Premises, (ii) violate the provisions of any restrictive covenant affecting any of the Leased Premises, (iii) hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject or (iv) impair the rights of others in, to or under any of the foregoing, Tenant shall, promptly after receiving notice or otherwise acquiring knowledge thereof, either
(A) obtain from all necessary parties waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (B) take such action as shall be necessary to remove all such encroachments, hindrances or obstructions and to end all such violations or impairments, including, if necessary, making Alterations.

            13. Alterations and Improvements.

                  (a) Tenant shall have the right, without having obtained the prior written consent of Landlord or Lender and provided that no Event of Default then exists, (i) to make Alterations or a series of related Alterations that, as to any such Alterations or series of related Alterations, do not cost in excess of the Threshold Amount with respect to any Related Premises and (ii) to install Equipment in the Improvements or accessions to the Equipment that, as to such Equipment or accessions, do not cost in excess of the Threshold Amount, so long as at the time of construction or installation of any such Equipment or Alterations no Event of Default exists and the value and utility of the Leased Premises is not diminished thereby. If the cost of any Alterations, series of related Alterations, Equipment or accessions thereto is in excess of the

Threshold Amount, then the prior written approval of Landlord shall be required in each instance, such approval not to be unreasonably withheld or delayed. Tenant shall not construct any new buildings, or raise or demolish any then existing buildings (other than in connection with the restoration of the applicable Improvements following a casualty or condemnation in accordance with Paragraphs 17 and 19), upon any Related Premises without the prior written consent of Landlord which consent may be granted or withheld in its sole discretion. Landlord shall have the right to require Tenant to remove any Alterations at the expiration of the Term or earlier termination of this Lease
(A) constructed in violation of the terms of this Lease or (B) in excess of the Threshold Amount and for which Landlord has not agreed in writing may remain at the applicable Related Premises prior to or as a part of granting its approval thereto.

                  (b) If Tenant makes any Alterations pursuant to this Paragraph 13 or as required by Paragraph 12 or 17 (such Alterations and actions being hereinafter collectively referred to as "Work"), then (i) the market value of the Leased Premises shall not be lessened by any such Work or its usefulness impaired, (ii) all such Work shall be performed by Tenant in a good and workmanlike manner, (iii) all such Work shall be completed diligently and in compliance with all Legal Requirements, (iv) all such Work shall comply with the requirements of all insurance policies required to be maintained by Tenant hereunder, (v) if any such Work involves the replacement of Equipment or parts thereto, all replacement Equipment or parts shall have a value and useful life equal to the greater of (A) the value and useful life on the date hereof of the Equipment being replaced or (B) the value and useful life of the Equipment being replaced immediately prior to the occurrence of the event which required its replacement (assuming such replaced Equipment was then in the condition required by this Lease), (vi) Tenant shall promptly discharge or remove all liens filed against any of the Leased Premises arising out of such Work, (vii) Tenant shall procure and pay for all permits and licenses required in connection with any such Work, (viii) all such Work shall be the property of Landlord and shall be subject to this Lease, and Tenant shall execute and deliver to Landlord any document requested by Landlord evidencing the assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person thereto or therein, and (ix) Tenant shall comply, to the extent requested by Landlord or required by this Lease, with the provisions of Paragraphs 12(a) and 19(a), whether or not such Work involves restoration of the Leased Premises.

            14. Permitted Contests. Notwithstanding any other provision of this Lease, Tenant shall not be required to (a) pay any Imposition, (b) comply with any Legal Requirement, (c) discharge or remove any lien referred to in Paragraph 11 or 13 or (d) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 12(b) (such non-compliance with the terms hereof being hereinafter referred to collectively as "Permitted Violations") and may dispute or contest the same, so long as at the time of such non-compliance no Event of Default exists and so long as Tenant shall contest, in good faith, the existence, amount or validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor by appropriate proceedings which shall operate during the pendency thereof to prevent or stay (i) the collection of, or other realization upon, the Permitted Violation so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises or any Rent to satisfy or to pay any damages caused by any Permitted Violation, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Rent,
(v) the cancellation or increase in the rate of any insurance policy or a statement by the carrier that coverage will be denied or (vi) the enforcement or execution of any injunction, order or Legal Requirement with respect to the Permitted Violation. If requested by Landlord with respect to any Permitted Violation where the amount in controversy is in excess of the Threshold Amount, Tenant shall provide Landlord security which is satisfactory, in Landlord's reasonable judgment, to assure that such Permitted Violation is corrected, including all Costs, interest and penalties that may be incurred or become due in connection therewith. While any proceedings which comply with the requirements of this Paragraph 14 are pending and the required security is held by Landlord, Landlord shall not have the right to correct any Permitted Violation thereby being contested unless Landlord is required by Law to correct such Permitted Violation and Tenant's contest does not prevent or stay such requirement as to Landlord. Each such contest shall be promptly and diligently prosecuted by Tenant to a final conclusion, except that Tenant, so long as the conditions of this Paragraph 14 are at all times complied with, has the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay any and all losses, judgments, decrees and Costs in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest and Costs thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

            15. Indemnification.

                  (a) Tenant shall pay, protect, indemnify, defend, save and hold harmless Landlord, Lender and all other Persons described in Paragraph 30 (each an "Indemnitee") from and against any and all liabilities, losses, damages (including punitive damages), penalties, Costs (including attorneys' fees and costs), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, without regard to the form of action and whether based on strict liability, gross negligence, negligence or any other theory of recovery at law or in equity, arising from (i) any matter pertaining to the acquisition (or the negotiations leading thereto), ownership, leasing, use, non-use, occupancy, operation, management, condition, design, construction, maintenance, repair or restoration of any of the Leased Premises or Appurtenances, (ii) any casualty in any manner arising from any of the Leased Premises or Appurtenances, whether or not Indemnitee has or should have knowledge or notice of any defect or condition causing or contributing to said casualty, (iii) any violation by Tenant of any provision of this Lease, any contract or agreement to which Tenant is a party (including any Loan Document executed by Tenant), any Legal Requirement or any Permitted Encumbrance or any encumbrance consented to by Tenant or (iv) any alleged, threatened or actual Environmental Violation, including (A) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit or any other Person, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to Section 107 of CERCLA, or any successor section or act or provision of any similar state or local Law, (B) liability for costs and expenses of abatement, correction or cleanup, fines, damages, response costs or penalties which arise from the provisions of any of the other Environmental Laws and (C) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity provided that none of the foregoing indemnification provisions shall apply to the extent arising from the negligent acts (but not omissions, unless such omissions constitute gross negligence) or willful misconduct of any Indemnitee (it being further acknowledged by the parties hereto that any failure or omission on the part of Landlord to take any action required to be taken by Tenant pursuant to the terms of this Lease shall not be deemed to constitute negligence on the part of Landlord).

                  (b) In case any action or proceeding is brought against any Indemnitee by reason of any such claim, (i) Tenant may, except in the event of a conflict of interest or a dispute between Tenant and any such Indemnitee or during the continuance of an Event of Default, retain its own counsel and defend such action (it being understood that Landlord may employ counsel of its choice to monitor the defense of any such action, the cost of which shall be paid by Tenant) and (ii) such Indemnitee shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to such Indemnitee, and such Indemnitee will cooperate and assist in the defense of such action or proceeding if reasonably requested to do so by Tenant, In the event of a conflict of interest or dispute or during the continuance of an Event of Default, Landlord shall have the right to select counsel, and the reasonable cost of such counsel shall be paid by Tenant.

                  (c) The obligations of Tenant under this Paragraph 15 shall survive any termination, expiration or rejection in bankruptcy of this Lease.

THE INDEMNITY SET FORTH IN THIS SECTION 15 SHALL NOT BE IMPAIRED OR AFFECTED BY ANY NEGLIGENT OMMISSION ON THE PART OF LANDLORD OR ANYONE ACTING BEHALF OF LANDLORD. IT IS EXPRESSLY AGREED AND UNDERSTOOD THAT THIS LEASE INCLUDES INDEMNIFICATION PROVISIONS WHICH IN CERTAIN CIRCUMSTANCES COULD INCLUDE AN INDEMNIFICATION BY TENANT OF LANDLORD FROM CLAIMS OR LOSSES ARISING AS A RESULT OF LANDLORD'S OWN NEGLIGENT OMMISSIONS.

            16. Insurance.

                  (a) Tenant shall maintain or cause to be maintained the following insurance on or in connection with the Leased Premises:

                        (i) Insurance against risk of physical loss or damage to the Improvements and Equipment as provided under "Special Form" coverage, and including customarily excluded perils of hail, windstorm, flood coverage (with respect to any Related Premises any portion of which is within a 100-year flood plain), earthquake and, to the extent required by Lender, terrorism (subject to market availability at the time in question), in amounts no less than the actual replacement cost of the Improvements and Equipment; provided that, if Tenant's insurance company is unable or unwilling to include any of all of such excluded perils, Tenant shall have the option of purchasing coverage against such perils from another insurer on a "Difference in Conditions" form or through a stand-alone policy. Such policies shall contain Replacement Cost Endorsements and no co-insurance endorsements and shall contain deductibles not more than $25,000 per occurrence, except with respect to (A) earthquake, which shall have a deductible of not more than higher of $250,000 or 5% of the replacement cost of the applicable Related Premises and (B) windstorm, which shall have a deductible of not more than the higher of $250,000 or 2% of the replacement cost of the applicable Related Premises. If any of the Improvements constitute a legal non-conforming structure under applicable building, zoning or land use laws, such policies shall also include an ordinance or law coverage endorsement which will contain Coverage A:
"Loss Due to Operation of Law" (with a minimum liability limit equal to Replacement Cost with a waiver of any co-insurance provisions or an Agreed Value Endorsement), Coverage B: "Demolition Cost" and Coverage C: "Increased Cost of Construction" coverages.

                        (ii) Commercial General Liability Insurance (including but not limited to Incidental Medical Malpractice and Host Liquor Liability), Umbrella Liability and Non-Owned and Hired Business Automobile Liability Insurance against claims for personal and bodily injury, death or property damage occurring on, in or as a result of the use of the Leased Premises, in an amount not less than $1,000,000 per occurrence and $2,000,000 per location/annual aggregate with excess liability coverage of $25,000,000 per occurrence and $50,000,000 general aggregate, on an occurrence based policies, and all other coverage extensions that are usual and customary for properties of this size and type provided, however, that the Landlord shall have the right to require such higher limits as may be reasonable and customary for properties of this size and type and Customer Goods Liability Insurance in an amount not less than $500,000 general aggregate.

                        (iii) Worker's compensation insurance covering all persons employed by Tenant or Manager in connection with any work done on or about any of the Leased Premises for which claims for death, disease or bodily injury may be asserted against Landlord, Tenant or any of the Leased Premises or, in lieu of such Workers' Compensation Insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State or States in which the Leased Premises are located.

                        (iv) Comprehensive Boiler and Machinery Insurance on any of the Equipment or any other equipment on or in the Leased Premises in an amount not less than $5,000,000 per accident for damage to property. Either such Boiler and Machinery policy or the All-Risk policy required in (i) above shall include at least $3,000,000 per incidence for Off-Premises Service Interruption, Expediting Expenses, Ammonia Contamination, and Hazardous Materials Clean-up Expense and may contain a deductible not to exceed $25,000.

                        (v) Business Interruption and Extra Expense Insurance at limits to cover 100% of losses and/or expenses incurred over the period of indemnity not less than eighteen (18) months from time of loss including an extended period of indemnity which provides that after the physical loss to the Improvements and Equipment has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that such Related Premises is repaired or replaced and operations are resumed, whichever first occurs. Such insurance shall name Landlord as loss payee solely with respect to Rent payable to or for the benefit of the Landlord under this Lease.

                        (vi) During any period in which substantial Alterations at any Related Premises are being undertaken, builder's risk insurance covering the total completed value including any "soft costs" with respect to the Improvements being altered or repaired (on a completed value, non-reporting basis), replacement cost of work performed and equipment, supplies and materials furnished in connection with such construction or repair of Improvements or Equipment, together with such "soft cost" endorsements and such other endorsements as Landlord may reasonably require and general liability, workers' compensation and automobile liability insurance with respect to the Improvements being constructed, altered or repaired.

                        (vii) Such other insurance (or other terms with respect to any insurance required pursuant to this Paragraph 16, including without limitation amounts of coverage, deductibles, form of mortgagee clause) on or in connection with any of the Leased Premises as Landlord or Lender may reasonably require.

                  (b) The insurance required by Paragraph 16(a) shall be written by companies which have a Best's rating of A:X or above and a claims paying ability rating of A+ (or its equivalent) or better by at least two (2) Rating Agencies (one of which shall be S&P ) or such other Rating Agencies approved by Landlord and Lender in their sole discretion and are authorized to write insurance policies by, the State Insurance Department for the states in which the Leased Premises are located. Notwithstanding foregoing, an "Umbrella" Policy issued by Mt. Hawley Insurance Company shall be acceptable to Landlord and Lender, provided that (i) the ratings assigned to Mt. Hawley Insurance Company by A.M. Best Company, Inc. do not fall below "A/IX" and (ii) the ratings assigned to Mt. Hawley Insurance Company by S&P do not fall below "A+". The insurance policies (i) shall be for such terms as Landlord may reasonably approve and (ii) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof. The insurance referred to in Paragraphs 16(a)(i), 16(a)(iv) and 16(a)(vi) shall name Landlord as owner and Lender as loss payee and Tenant as its interest may appear. The insurance referred to in Paragraph 16(a)(ii) shall name Landlord and Lender as additional insureds, and the insurance referred to in Paragraph 16(a)(v) shall name Landlord as insured and Lender and Landlord as loss payee. If said insurance or any part thereof shall expire, be withdrawn, become void, voidable, unreliable or unsafe for any reason, including a breach of any condition thereof by Tenant or the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall become reasonably unsatisfactory to Landlord, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord. Landlord acknowledges that the insurance required to be maintained pursuant to Paragraph 16(a) shall be carried under a policy or policies insuring both the Leased Premises demised hereunder and the "Leased Premises" demised under the Mercury Lease (collectively, the "Combined Property") and the insurance amounts and deductibles set forth in Paragraph 16(a) reflect the insurance amounts and deductibles required for the entire Combined Property in the aggregate, provided, however, that the Business Interruption and Extra Expense insurance required to be maintained pursuant to Paragraph 16(a)(v), shall insure the payment of both Rent payable under this Lease and Rent (as that term is defined in the Mercury Lease) payable under the Mercury Lease.

                  (c) Each insurance policy referred to in clauses (i), (iv),
(v) and (vi) of Paragraph 16(a) shall contain standard non-contributory mortgagee clauses in favor of and reasonably acceptable to Lender. Each policy required by any provision of Paragraph 16(a), except clause (iii) thereof, shall provide that it may not be cancelled substantially modified or allowed to lapse on any renewal date except after sixty (60) days' prior notice to Landlord and Lender. Each such policy shall also provide that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than those permitted by the provisions of such policy,
(iii) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of the any Loan Documents upon the happening of an event of default therein or (iv) any change in title to or ownership of any of the Leased Premises.

                  (d) Tenant shall pay as they become due all premiums for the insurance required by Paragraph 16(a), shall renew or replace each policy and deliver to Landlord evidence of the payment of the full premium therefor or installment then due at least thirty (30) days prior to the expiration date of such policy, and shall promptly deliver to Landlord all original certificates of insurance or, if required by Lender, original or certified policies.

                  (e) Anything in this Paragraph 16 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 16(a) may be carried under a "blanket" or umbrella policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" or umbrella policy or policies otherwise comply with the provisions of this Paragraph 16 and provided further that Tenant shall provide to Landlord a Statement of Values which shall be reviewed annually and amended as necessary based on Replacement Cost Valuations. The original or a certified copy of each such "blanket" or umbrella policy shall promptly be delivered to Landlord.

                  (f) Tenant shall have the replacement cost and insurable value of the Improvements and Equipment determined from time to time as required by the replacement cost endorsement and shall deliver to Landlord the new replacement cost endorsement or certificate evidencing such endorsement promptly upon Tenant's receipt thereof.

                  (g) Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy required by this Paragraph 16 and (ii) all requirements of the insurers thereunder applicable to Landlord, Tenant or any of the Leased Premises as to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates Alterations or results in interference with the use or enjoyment of any of the Leased Premises.

                  (h) Tenant shall not carry separate insurance concurrent in form or contributing in the event of a Casualty with that required in this Paragraph 16 unless (i) Landlord and Lender are included therein as named insureds, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 16. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord the original policies or certified copies thereof.

                  (i) All policies shall contain effective waivers by the carrier against all claims for insurance premiums against Landlord and shall contain full waivers of subrogation against the Landlord.

                  (j) All proceeds of any insurance required under Paragraph 16(a) shall be payable as follows:

                        (i) Proceeds payable under clauses (ii), (iii) and (iv) of Paragraph 16(a) and proceeds attributable to the general liability coverage of Builder's Risk insurance under clause (vi) of Paragraph 16(a) shall be payable to the Person entitled to receive such proceeds.

                        (ii) Proceeds of insurance required under clause (i) of Paragraph 16(a) and proceeds attributable to Builder's Risk insurance (other than its general liability coverage provisions) under clause (vi) of Paragraph 16(a) shall be payable to Landlord or Lender and applied as set forth in Paragraph 17 or, if applicable, Paragraph 18. Tenant shall apply the Net Award to restoration of the Leased Premises in accordance with the applicable provisions of this Lease unless a Termination Event shall have occurred and Tenant has given a Termination Notice.

                  (k) With respect to the Related Premises located in the State of New York, the parties intend that the terms of this Paragraph 16 and those of Paragraphs 17 and 19, constitute an "express agreement to the contrary" under
Section 227 of the New York State Real Property Law.

            17. Casualty and Condemnation.

                  (a) If any Casualty to any of the Related Premises occurs the insurance proceeds for which are reasonably estimated by Tenant to be equal to or in excess of the Threshold Amount, Tenant shall give Landlord and Lender immediate notice thereof. So long as no Event of Default exists Tenant is hereby authorized to adjust, collect and compromise all claims under any of the insurance policies required by Paragraph 16(a) (except public liability insurance claims payable to a Person other than Tenant, Landlord or Lender) and to execute and deliver on behalf of Landlord all necessary proofs of loss, receipts, vouchers and releases required by the insurers and Landlord shall have the right to join with Tenant therein. Any final adjustment, settlement or compromise of any such claim shall be subject to the prior written approval of Landlord, and Landlord shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any such claim, adjustment, settlement or compromise. If an Event of Default exists, Tenant shall not be entitled to adjust, collect or compromise any such claim or to participate with Landlord in any adjustment, collection and compromise of the Net Award payable in connection with a Casualty. Tenant agrees to sign, upon the request of Landlord, all such proofs of loss, receipts, vouchers and releases. Each insurer is hereby authorized and directed to make payment under said policies, including return of unearned premiums, directly to Landlord or, if required by any Loan Documents, to Lender instead of to Landlord and Tenant jointly, and Tenant hereby appoints each of Landlord and Lender as Tenant's attorneys-in-fact to endorse any draft therefor. The rights of Landlord under this Paragraph 17(a) shall be extended to Lender if required pursuant to the terms of the Initial Loan Agreement and pursuant to any other Loan Documents.

                  (b) Tenant, immediately upon receiving a Condemnation Notice, shall notify Landlord and Lender thereof. So long as no Event of Default exists, Tenant is authorized to collect, settle and compromise the amount of any Net Award and Landlord shall have the right to join with Tenant therein. If an Event of Default exists, Landlord shall be authorized to collect, settle and compromise the amount of any Net Award and Tenant shall not be entitled to participate with Landlord in any Condemnation proceeding or negotiations under threat thereof or to contest the Condemnation or the amount of the Net Award therefor. No agreement with any condemnor in settlement or under threat of any Condemnation shall be made by Tenant without the written consent of Landlord. Subject to the provisions of this Paragraph 17(b), Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise; but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property which is not part of the Equipment, moving expenses or loss of business, if available, to the extent that and so long as (i) Tenant shall have the right to make, and does make, a separate claim therefor against the condemnor and (ii) such claim does not in any way reduce either the amount of the award otherwise payable to Landlord for the Condemnation of Landlord's fee interest in the applicable Related Leased Premises or the amount of the award (if any) otherwise payable for the Condemnation of Tenant's leasehold interest hereunder. The rights of Landlord under this Paragraph 17(b) shall also be extended to Lender if required pursuant to the terms of the Initial Loan Agreement and pursuant to any other Loan Documents.

                  (c) If any Partial Casualty (whether or not insured against) or Partial Condemnation shall occur to any Related Premises, this Lease shall continue, notwithstanding such event, and there shall be no abatement or reduction of any Monetary Obligations. Promptly after such Partial Casualty or Partial Condemnation, Tenant, as required in Paragraph 12(a), shall commence and diligently continue to restore the applicable Related Premises as nearly as possible to their value, condition and character immediately prior to such event (assuming such Related Premises to have been in the condition required by this Lease). So long as no Event of Default exists, any Net Award up to and including the Threshold Amount shall be paid by Landlord to Tenant and Tenant shall restore the applicable Related Premises in accordance with the requirements of Paragraph 13(b) of this Lease. Any Net Award in excess of the Threshold Amount shall (unless such Casualty or Condemnation resulting in the Net Award is a Termination Event) be made available by Landlord (or Lender if the terms of any Loan Documents so require) to Tenant for the restoration of any of the applicable Related Premises pursuant to and in accordance with and subject to the provisions of Paragraph 19 hereof. If any Casualty or Condemnation which is not a Partial Casualty or Partial Condemnation shall occur, Tenant shall comply with the terms and conditions of Paragraph 18.

            18. Termination Events.

                  (a) If either (i) all of any Related Premises shall be taken by a Taking or (ii) any substantial portion of any Related Premises shall be taken by a Taking or all or any substantial portion of any Related Premises shall be totally damaged or destroyed by a Casualty and, in any such case, Tenant certifies and covenants to Landlord that it will forever abandon operations at the Related Premises, (any one or all of the Related Premises described in the above clauses (i) and (ii) above being hereinafter referred to as the "Affected Premises" and each of the events described in the above clauses
(i) and (ii) shall hereinafter be referred to as a "Termination Event"), then
(x) in the case of (i) above, Tenant shall be obligated, within thirty (30) days after Tenant receives a Condemnation Notice and (y) in the case of (ii) above, Tenant shall have the option, within thirty (30) days after Tenant receives a Condemnation Notice or thirty (30) days after the Casualty, as the case may be, to give to Landlord written notice (a

"Termination Notice") in the form described in Paragraph 18(b) of the Tenant's election to terminate this Lease as to the Affected Premises. If Tenant elects under clause (y) above not to give Landlord a Termination Notice, then Tenant shall rebuild or repair the Leased Premises in accordance with Paragraphs 17 and 19.

                  (b) A Termination Notice shall contain (i) notice of Tenant's intention to terminate this Lease as to the Affected Premises on the first Basic Rent Payment Date which occurs at least ninety (90) days after the Fair Market Value Date (the "Termination Date"), (ii) a binding and irrevocable offer of Tenant to pay the Termination Amount, (iii) if the Termination Event is an event described in Paragraph 18(a)(ii), the certification and covenant described therein, and (iv) an original termination notice from Mercury of Mercury's intention to terminate the Mercury Lease as to the Affected Premises effective as of the same date as Tenant's notice and containing a binding and irrevocable offer of Mercury to pay the applicable "Termination Amount" under the Mercury Lease for the Corresponding Mercury Premises and, if the Termination Event is an event described in Paragraph 18(a)(ii) of the Mercury Lease, the certification and covenant described therein; it being agreed by Tenant that no Termination Notice given by Tenant hereunder shall be of any force or effect unless accompanied by a simultaneous "Termination Notice" from Mercury with respect to the Corresponding Mercury Premises. Promptly upon the delivery to Landlord of a Termination Notice, Landlord and Tenant shall commence to determine Fair Market Value of the Affected Premises.

                  (c) If Landlord shall reject such offer by Tenant to pay to Landlord the Termination Amount as to the Affected Premises pursuant to Paragraph 18(b) above by written notice to Tenant (a "Rejection") which Rejection shall contain the written consent of Lender to Landlord's rejection of Tenant's offer to pay the Termination Amount, not later than thirty (30) days following the Fair Market Value Date, then this Lease shall terminate as to the Affected Premises on the Termination Date. Upon such termination (i) all obligations of Tenant hereunder as to the Affected Premises shall terminate except for any Surviving Obligations, (ii) Tenant shall immediately vacate and shall have no further right, title or interest in or to any of the Affected Premises and (iii) the Net Award shall be retained by Landlord. Notwithstanding anything to the contrary hereinabove contained, if Tenant shall have received a Rejection and, on the date when this Lease would otherwise terminate with respect to the Affected Premises as provided above, Landlord shall not have received the full amount of the Net Award payable by reason of the applicable Termination Event, then the date on which this Lease is to terminate with respect to the Affected Premises shall be automatically extended to the first Basic Rent Payment Date after the receipt by Landlord of the full amount of the Net Award. It is acknowledged and agreed by Landlord that any acceptance or Rejection of a Termination Notice from Tenant under this Paragraph 18(c) or 18(d) below shall also concurrently contain the same response (i.e. an acceptance or Rejection, as the case my be) of the "Termination Notice" delivered by Mercury with respect to the Corresponding Mercury Premises.

                  (d) Unless Tenant shall have received a Rejection not later than the thirtieth (30th) day following the Fair Market Value Date, Landlord shall be conclusively presumed to have accepted such offer from Tenant to pay the Termination Amount. If such offer from Tenant to pay the Termination Amount is accepted by Landlord then, on the Termination Date, Tenant shall pay to Landlord the Termination Amount and all Remaining Obligations and, if requested by Tenant, Landlord shall convey to Tenant or its designee the Affected Premises or the remaining portion thereof, if any, all in accordance with Paragraph 20.

                  (e) In the event of the termination of this Lease as to the Affected Premises as hereinabove provided, this Lease shall remain in full force and effect as to the Remaining Premises; provided, that the Basic Rent for the Remaining Premises to be paid after such termination shall be the Basic Rent otherwise payable hereunder with respect to the Leased Premises multiplied by a percentage equal to the sum of the percentages set forth on Exhibit "F" for the Remaining Premises.

            19. Restoration.

                  (a) If any Net Award is in excess of the Threshold Amount, Landlord (or Lender if required by any Loan Documents) shall hold the Net Award in a fund (the "Restoration Fund") and disburse amounts from the Restoration Fund only in accordance with the following conditions:

                        (i) prior to commencement of restoration, (A) the plans and specifications and a budget for the restoration shall have been approved by Landlord, (B) if the Net Award is less than the amount set forth on the full cost budget for the restoration of the applicable Related Premises (which budget has been approved by Landlord), Landlord and Lender shall be provided with mechanics' lien insurance (if available) and acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety acceptable to Landlord, and name Landlord and Lender as additional dual obligees, and (C) to the extent permitted by applicable Law, appropriate waivers of mechanics' and materialmen's liens shall have been filed or obtained;

                        (ii) at the time of any disbursement, no Event of Default shall exist and no mechanics' or materialmen's liens shall have been filed against the applicable Related Premises being restored that remain undischarged;

                        (iii) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (A) satisfactory evidence, including architects' certificates, of the stage of completion, the estimated total cost of completion and performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (B) waivers of liens with respect to work paid to date, (C) contractors' and subcontractors' sworn statements as to completed work and the cost thereof for which payment is requested, (D) a satisfactory bringdown of title insurance and (E) other evidence of cost and payment so that Landlord and Lender can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' and materialmen's lien claims;

                  (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by a duly authorized officer of Tenant, describing the work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such work and, upon completion of the work, also stating that the work has been fully completed and complies with the applicable requirements of this Lease;

                        (v) Landlord may retain ten percent (10%) of the Restoration Fund until the restoration is fully completed.

                        (vi) If the Restoration Fund is held by Landlord, the Restoration Fund shall not be commingled with Landlord's other funds and shall bear interest (in a money-market or similar type account having appropriate liquidity) at the then available rate; and

                        (vii) such other reasonable and customary conditions as Landlord or Lender may impose, so long as such conditions are consistent with those being required by prudent lenders or investors for similar properties under similar circumstances.

                  (b) Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the restoration work free and clear of all liens, as determined by Landlord, exceeds the amount of the Net Award available for such restoration, the amount of such excess shall, upon demand by Landlord, be paid by Tenant to Landlord to be added to the Restoration Fund. Any sum so added by Tenant which remains in the Restoration Fund upon completion of restoration shall be refunded to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of restoration, the Net Award shall be deemed to be disbursed prior to any amount added by Tenant.

                  (c) If any sum remains in the Restoration Fund after completion of the restoration and any refund to Tenant pursuant to Paragraph 19(b), such sum shall be paid by Landlord to Tenant.

            20. Procedures Upon Purchase.

                  (a) If the Leased Premises or any of the Related Premises are purchased by Tenant (or Tenant's designee) pursuant to Paragraphs 18 or 36 of this Lease, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant or its designee shall accept such title, subject, however, to the Permitted Encumbrances (including the Mercury Lease, if still in effect) and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises or the applicable Related Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or Assignment and liens, exceptions and restrictions on, against or relating to the Leased Premises or the applicable Related Premises which have been created by, or permitted or resulted solely from, the acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

                  (b) Upon the date fixed for any such purchase of the Leased Premises or any of the Related Premises pursuant to any provision of this Lease (any such date the "Purchase Date"), Tenant shall pay to Landlord, or to any Person to whom Landlord directs payment, the Relevant Amount therefor specified herein, in Federal Funds, less any credit of the Net Award received and retained by Landlord or a Lender allowed against the Relevant Amount, and Landlord shall deliver to Tenant (i) a special warranty deed which describes the premises being conveyed and conveys the title thereto as provided in Paragraph 20(a),
(ii) such other instruments as shall be necessary or customary transfer to Tenant or its designee any other property (or rights to any Net Award not yet received by Landlord or a Lender) then required to be sold by Landlord to Tenant pursuant to this Lease and (iii) any Net Award received by Landlord, not credited to Tenant against the Relevant Amount and required to be delivered by Landlord to Tenant pursuant to this Lease; provided, that if any Monetary Obligations remain outstanding on such date, then Landlord may deduct from the Net Award the amount of such Monetary Obligations; and further provided, that if any event has occurred which, in Landlord's reasonable judgment, is likely to subject any Indemnitee to any liability which Tenant is required to indemnify against pursuant to Paragraph 15, then an amount shall be deducted from the Net Award which, in Landlord's reasonable judgment, is sufficient to satisfy such liability, which amount shall be deposited in an escrow account with a financial institution reasonably satisfactory to Landlord and Tenant pending resolution of such matter. Landlord shall reasonably cooperate (at no additional cost to Landlord, unless such cost is in connection with the cure of any condition existing on title caused or permitted by Landlord and which is not permitted under Paragraph 20(a)), with Tenant and Tenant's title insurance company with respect to customary closing affidavits and related matters to enable the purchaser to obtain title in accordance with the terms of Paragraph 20(a). If on the Purchase Date any Monetary Obligations remain outstanding and no Net Award is payable to Tenant by Landlord or the amount of such Net Award is less than the amount of the Monetary Obligations, then Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder with respect to the applicable Related Premises (but not with respect to the Remaining Premises) shall terminate, except any Surviving Obligations.

                  (c) If the completion of such purchase shall be delayed after
(i) the Termination Date, in the event of a purchase pursuant to Paragraph 18 or, (ii) the date scheduled for such purchase, in the event of a purchase under any other provision of this Lease then (x) Rent shall continue to be due and payable until completion of such purchase and (y) at Landlord's sole option, Fair Market Value shall be redetermined and the Relevant Amount payable by Tenant pursuant to the applicable provision of this Lease shall be adjusted to reflect such redetermination.

                  (d) Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Relevant Amount due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

            21. Assignment and Subletting: Prohibition against Leasehold Financing.

                  (a) Except as otherwise expressly provided to the contrary in this Paragraph 21, Tenant may not (i) assign this Lease, voluntarily or involuntarily, whether by operation of law or otherwise (including through any merger or consolidation) to any Person, or (ii) sublet any of the Leased Premises at any time to any other Person, without the prior written consent of Landlord, which consent may be granted or withheld by Landlord for any or no reason. Any purported sublease or assignment in violation of this Paragraph 21 (including any Affiliate transaction in violation of the provisions of Paragraphs 21(h) and (i) below) shall be null and void. In addition, notwithstanding anything to the contrary contained in this Paragraph 21, Tenant shall not have the right to assign this Lease (voluntarily or involuntarily, whether by operation of law or otherwise), or sublet any of the Leased Premises to any Person (including any Affiliate) at any time that an Event of Default beyond any applicable notice and cure period shall have occurred and then be continuing under this Lease.

                  (b) (i) Tenant shall have the right, upon thirty (30) days prior written notice to Landlord and Lender, to enter into one or more subleases that demise, in the aggregate, up to 100% of the gross space in each Related Premises to any Affiliate of Tenant or of an approved Manager of the Leased Premises and up to but not in excess of forty-nine percent (49%) of the gross space in each Related Premises to any other Person with no consent or approval of Landlord being required or necessary (each, a "Preapproved Sublet"). Other than pursuant to Preapproved Sublets, at no time during the Term shall subleases exist for more than forty-nine percent (49%) of the gross space in any Related Premises without the prior written consent of Landlord which consent shall be granted or withheld based upon the following criteria (the "Review Criteria"):
(A) credit, (B) capital structure, (C) management, (D) operating history, (E) proposed use of the Leased Premises and (F) risk factors associated with the proposed use of the Leased Premises by the proposed subtenant, taking into account factors such as environmental concerns, product liability and the like. Landlord and Lender shall review such information and shall approve or disapprove the proposed subtenant in writing no later than the thirtieth (30th) day following receipt of all such information, and Landlord and Lender shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on their review of the Review Criteria applying prudent business judgment.

                        (ii) If Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, actual or contingent, including obligations of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment and shall also provide any certification reasonably required by Landlord related to the USA Patriot Act. Each sublease of any of the Related Premises shall (A) be expressly subject and subordinate to this Lease and any Mortgage encumbering the Leased Premises; (B) not extend beyond the then current Term minus one day; (C) terminate upon any termination of this Lease, unless Landlord elects in writing, to cause the sublessee to attorn to and recognize Landlord as the lessor under such sublease, whereupon such sublease shall continue as a direct lease between the sublessee and Landlord upon all the terms and conditions of such sublease; and (D) bind the sublessee to all covenants contained in Paragraphs 4(a), 10 and 12 with respect to subleased premises to the same extent as if the sublessee were the Tenant and (E) required the sublessee to provide any certification reasonably required by Landlord related to the USA Patriot Act. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations of Tenant shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any additional obligations on Landlord under this Lease.

                  (c) Tenant shall, within ten (10) days after the execution and delivery of any assignment or sublease (including a Preapproved Sublet), deliver a duplicate original copy thereof to Landlord which, in the event of an assignment, shall be in recordable form. Each sublease of any portion of any Related Premises shall (A) be expressly subject and subordinate to this Lease and any Mortgage encumbering the Leased Premises;
(B) not extend beyond the then current Term (including any exercised or deemed exercised Renewal Term) minus one day, (C) terminate upon any termination of this Lease, unless Landlord elects (as its option) in writing to cause the sublessee to attorn to and recognize Landlord as the lessor under such sublease, whereupon such sublease shall continue as a direct lease between the sublessee and Landlord upon all the terms and conditions of such sublease; and (D) bind the sublessee to all covenants contained in Paragraphs 4(a), 10 and 12 with respect to subleased premises to the same extent as if the sublessee were the Tenant.

                  (d) As security for performance of its obligations under this Lease, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, any and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, provided, however, that Landlord shall have the absolute right at any time while an Event of Default is continuing upon notice to Tenant and any subtenants to revoke said license and to collect such rents and sums of money and to retain the same. Any amounts collected shall be applied to Rent payments next due and owing. With respect to any sublease requiring Landlord's consent pursuant to this Paragraph 21 or for which Landlord or Lender has granted non-disturbance rights, Tenant shall not consent to, cause or allow any modification or alteration of any of the terms, conditions or covenants of any of the subleases or the termination thereof, without the prior written approval of Landlord which consent shall not be unreasonably withheld nor shall Tenant accept any rents more than thirty (30) days in advance of the accrual thereof nor do nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the subleases.

                  (e) Tenant shall not have the power to mortgage, pledge or otherwise encumber its interest under this Lease or any sublease of any of the Related Premises, and any such mortgage, pledge or encumbrance made in violation of this Paragraph 21 shall be void and of no force and effect.

                  (f) Intentionally Omitted.

                  (g) Subject to the provisions of Paragraph 34 hereof, Landlord may sell or transfer the Leased Premises at any time without Tenant's consent to any institutional investor or other Person whose principal business is investing in commercial real estate that is not a Direct Competitor of Tenant or the initial Manager of the Leased Premises (each a "Third Party Purchaser"). In the event of any such transfer, Tenant shall attorn to any Third Party Purchaser as Landlord so long as such Third Party Purchaser and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder. As used in this Paragraph 21(g), the term "Direct Competitor" shall mean Budget Rent A Car System, Inc., Penske Truck Leasing Co., L.P., Enterprise Rent-A-Car Company and Ryder System, Inc. Notwithstanding anything to the contrary contained herein, the terms of this Paragraph 21(g) shall not apply in the case of any foreclosure by Lender (or delivery of a deed in lieu of foreclosure), a transfer to any affiliate of Lender, or the initial sale of the Leased Premises by any Lender following a foreclosure (or the delivery of a deed in lieu of foreclosure).

                  (h) Tenant shall not, in a single transaction or series of related transactions, sell or convey, transfer or lease all or substantially all of its assets (an "Asset Transfer") to any Person, and any such Asset Transfer shall be deemed an assignment in violation of this Lease; except that, Tenant shall have the right conduct an Asset Transfer to a Person if the following conditions are met: (a) the Asset Transfer is to a Person that is approved in writing by Landlord in Landlord's sole and absolute discretion in accordance with the provisions of Paragraph 21 (a) of this Lease and (b) this Lease is assigned to such Person as a part of such Asset Transfer.

                  (i) At no time during the Term shall any Person or "group" (within the meaning of Section 13(d) or Section 14(d) of the Securities Exchange Act of 1934, as amended); pursuant to a single transaction or series of related transaction (i) acquire more than 50% of the Voting Stock, partnership interests, membership interests or other equitable and/or beneficial interests of Tenant ("Control") or (ii) obtain the power (whether or not exercised) to elect a majority of the directors of Tenant or voting control of any partnership or limited liability company or other entity acting as its general partner or managing member, unless the purchaser who acquires such voting power shall be approved in writing by Landlord in Landlord's sole and absolute discretion in accordance with Paragraph 21 (a) and any such change of Control without such approval shall be deemed an assignment in violation of this Lease. Notwithstanding the foregoing provisions, this Paragraph 21(i) shall not apply to or prohibit any sale of the outstanding capital stock of Guarantor, as parent of Tenant, by any Person through the "over-the-counter market" or through any recognized stock exchange, other than by those deemed to be a "control person" within the meaning of the Securities Exchange Act of 1934 (and any such permitted sale shall not be deemed an assignment in violation of this Lease).

            22. Events of Default.

                  (a) The occurrence of any one or more of the following (after expiration of any applicable cure period as provided in Paragraph 22(b)) shall, at the sole option of Landlord, constitute an "Event of Default" under this
Lease:

                        (i) a failure by Tenant to make any payment of any Monetary Obligation on or prior to its due date, regardless of the reason for such failure;

                        (ii) a failure by Tenant duly to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Paragraph 22(a);

                        (iii) any representation or warranty made by Tenant herein or in any certificate, demand or request made pursuant hereto now or hereafter proves to be incorrect, as of the time made, in any material respect;

                        (iv) a final, non-appealable judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against Tenant and the same shall remain undischarged for a period of ninety
(90) consecutive days;

                        (v) Tenant shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver or trustee for itself or for any of the Related Premises, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

                        (vi) a court shall enter an order, judgment or decree appointing, without the consent of Tenant, a receiver or trustee for it or for any of the Related Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed ninety (90) days after it is entered;

                        (vii) any of the Related Premises shall have been (A) abandoned or (B) vacated for a period in excess of sixty (60) consecutive days or more than ninety (90) days during any Lease Year, except (1) during any reasonable period of repair or restoration of the such Related Premises following a Casualty or Taking, (2) during the course of performing Alterations to prepare the Leased Premises for occupancy by a permitted subtenant or assignee pursuant to an executed sublease or assignment agreement, (3) with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed so long as Tenant has established a plan for the preservation, maintenance and security of the Related Premises (including confirmation that the insurance required to be carried hereunder by Tenant will remain in full force and effect notwithstanding Tenant's vacating of the Related Premises) acceptable to Landlord, or (4) after the delivery of an Abandonment Notice as to such Related Premises given pursuant to the terms of Paragraph 36 hereof, or the delivery of a certificate relating to an Obsolete Premises given pursuant to the terms of Paragraph 29 hereof, as to such Obsolete Premises;

                        (viii) Tenant shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

                        (ix) the estate or interest of Tenant in any of the Related Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety (90) days after it is made;

                        (x) a failure by Tenant to perform or observe, or a violation or breach of, or a misrepresentation by Tenant under, any provision of any Assignment to which Tenant is a party or any other document between Tenant and Lender or from Tenant to Lender, if such failure, violation, breach or misrepresentation gives rise to a default beyond any applicable cure period with respect to any Loan;

                        (xi) a failure by Tenant to maintain in effect any license or permit necessary for the use, occupancy or operation of any of the Related Premises;

                        (xii) Tenant shall in a single transaction or series of related transactions sell, convey, transfer or lease all or substantially all of its assets in violation of the provisions of Paragraph 21; or

                        (xiii) Tenant shall fail to deliver the estoppel described in Paragraph 25 within the time period specified therein;

                        (xiv) Tenant shall fail to provide, maintain and replenish, if necessary, the Security Deposit or Earn-Out Deposit in accordance with the requirements of Paragraph 35;

                        (xv) An event of default beyond any applicable notice and/or cure period shall exist under the Management Agreement, Dealership Agreement, the Negative Pledge Agreement, the Non-Compete Agreement or the Guaranty; or

                        (xvi) Any modification, termination or expiration of the Assignment and Assumption of Lease Agreement, Management Agreement or Assignment and Assumption of Dealership Agreement shall occur without the prior written consent of Landlord and, if required under the terms of this Lease, Lender.

                  (b) No notice or cure period shall be required in any one or more of the following events: (A) the occurrence of an Event of Default under clause (i) (except as otherwise set forth below), (iii), (iv), (v), (vi), (vii),
(viii), (ix), (x), (xi), (xii), (xiv) or (xvi) of Paragraph 22(a); (B) the default consists of a failure to pay Basic Rent, a failure to maintain any insurance required by Paragraph 16 or an assignment or sublease entered into in violation of Paragraph 21; or (C) the default is such that any delay in the exercise of a remedy by Landlord could reasonably be expected to cause irreparable harm to Landlord. Notwithstanding the foregoing clause (B) above, if the default consists of the failure to pay any Basic Rent, there shall be a cure period of three (3) days from the date on which notice is given, but Landlord shall not be obligated to give notice of, or allow any cure period for, any such default more than one (1) time within any Lease Year, and if the default consists of the failure to pay any other Monetary Obligation under clause (i) of Paragraph 22(a), the applicable cure period shall be ten (10) days from the date on which notice is given. If the default consists of a default under clause (ii) of Paragraph 22(a), other than the events specified in clauses (B) and (C) of the first sentence of this Paragraph 22(b), the applicable cure period shall be thirty (30) days from the date on which notice is given or, if the default cannot be cured within such thirty (30) day period and delay in the exercise of a remedy would not (in Landlord's reasonable judgment) cause any material adverse harm to Landlord or any of the Leased Premises, the cure period shall be extended for the period required to cure the default (but such cure period, including any extension, shall not in the aggregate exceed ninety (90) days except in the case of any on-going remediation or monitoring of an Environmental Violation which is being cured in compliance with Paragraph 10, in which case the applicable cure period shall be extended to the extent such extension is permitted by Lender), provided that Tenant shall commence to cure the default within the said thirty (30) day period and shall actively, diligently and in good faith proceed with and continue the curing of the default until it shall be fully cured. If the default consists of a default under clause (xiii) of Paragraph 22(a), the applicable cure period shall be ten (10) days from the date notice is given. If the default consists of a default under clause (xv) of

Paragraph 22(a), the applicable cure period shall be three (3) days from the date notice is given, provided, however, that with respect to a default under the Management Agreement where the underlying facts and/or circumstances giving rise to the default under the Management Agreement also gives rise to another default under Paragraph 22(a) of this Lease, the cure period shall be the greater of (x) three (3) days from the date notice is given, or (y) the cure period otherwise given under this Paragraph 22 with respect to such underlying facts and/or circumstances. Notwithstanding anything to the contrary herein, to the extent the Tenant has timely deposited funds sufficient to pay Basic Rent then due hereunder into a lockbox established for the benefit of Landlord and/or Lender, the failure or delay of the transfer of such funds to Landlord shall not entitle Landlord to declare a default hereunder.

            23. Remedies and Damages Upon Default.

                  (a) If an Event of Default shall have occurred and is continuing, Landlord shall have the right, at its sole option, then or at any time thereafter, to exercise its remedies and to collect damages from Tenant in accordance with this Paragraph 23, subject in all events to applicable Law, without demand upon or notice to Tenant except as otherwise provided in Paragraph 22(b), this Paragraph 23 and except as required by applicable Law.

                        (i) Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon such date, this Lease, the estate hereby granted and all rights of Tenant hereunder shall expire and terminate. Upon such termination, Tenant shall immediately surrender and deliver possession of the Leased Premises to Landlord in accordance with Paragraph 26. If Tenant does not so surrender and deliver possession of all of the Leased Premises, Landlord may re-enter and repossess any of the Leased Premises not surrendered, with legal process, by peaceably entering any of the Leased Premises and changing locks or by summary proceedings, ejectment or any other lawful means or procedure. Upon or at any time after taking possession of any of the Leased Premises, Landlord may, by legal process, remove any Persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. Notwithstanding such entry or repossession, Landlord may collect the damages set forth in Paragraph 23(b)(i) or 23(b)(ii).

                        (ii) Landlord may terminate Tenant's right of possession (but not this Lease) and may repossess the Leased Premises by any available legal process without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease. After repossession of any of the Leased Premises pursuant to clause (i) above, Landlord shall have the right to relet any of the Leased Premises to such tenant or tenants, for such term or terms, for such rent, on such conditions and for such uses as Landlord in its sole discretion may determine, and collect and receive any rents payable by reason of such reletting. Landlord may make such Alterations in connection with such reletting as it may deem advisable in its sole discretion. Notwithstanding any such reletting, Landlord may collect the damages set forth in Paragraph 23(b)(ii).

                        (iii) Intentionally omitted.

                        (iv) Landlord may declare by notice to Tenant the entire Basic Rent (in the amount of Basic Rent then in effect) for the remainder of the then current Term to be immediately due and payable. Tenant shall immediately pay to Landlord all such Basic Rent discounted to its Present Value, all accrued Rent then due and unpaid, all other Monetary Obligations which are then due and unpaid and all Monetary Obligations which arise or become due by reason of such Event of Default (including any Costs of Landlord). Upon receipt by Landlord of all such accelerated Basic Rent and Monetary Obligations, this Lease shall remain in full force and effect and Tenant shall have the right to possession of the Leased Premises from the date of such receipt by Landlord to the end of the Term, and subject to all the provisions of this Lease, including the obligation to pay all increases in Basic Rent and all Monetary Obligations that subsequently become due, except that (A) no Basic Rent which has been prepaid hereunder shall be due thereafter during the said Term, (B) Tenant shall have no option to extend or renew the Term and (C) Tenant shall have no further rights under Paragraph 34. For so long as the Tenant under this Lease is the Tenant first named herein, the provisions of this Paragraph 23(a)(iv) shall not apply with respect to any Event of Default that is a Limited Remedy Default, provided, however, that the provisions of this Paragraph 23(a)(iv) shall be effective against and with respect to any future Tenant upon any assignment of this Lease, including the assignment contemplated in the Assignment and Assumption Agreement.

                  (b) Subject to Paragraph 23(k), the following constitute damages to which Landlord shall be entitled if Landlord exercises its remedies under Paragraph 23(a)(i) or 23(a)(ii):

                        (i) If Landlord exercises its remedy under Paragraph 23(a)(i) but not its remedy under Paragraph 23(a)(ii) (or attempts to exercise such remedy and is unsuccessful in reletting the Leased Premises) then, upon written demand from Landlord, Tenant shall pay to Landlord, as liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the Present Value of the excess, if any, of (A) all Basic Rent from the date of such demand to the date on which the Term is scheduled to expire hereunder in the absence of any earlier termination, re-entry or repossession over (B) the then fair market rental value of the Leased Premises for the same period. Tenant shall also pay to Landlord all of Landlord's Costs in connection with the repossession of the Leased Premises and any attempted reletting thereof, including all brokerage commissions, legal expenses, reasonable attorneys' fees, employees' expenses, costs of Alterations and expenses and preparation for reletting.

                        (ii) If Landlord exercises its remedy under Paragraph 23(a)(i) or its remedies under Paragraph 23(a)(i) and 23(a)(ii), then Tenant shall, until the end of what would have been the Term in the absence of the termination of the Lease, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord, as liquidated and agreed current damages all Monetary Obligations which would be payable under this Lease by Tenant in the absence of such termination less the net proceeds, if any, of any reletting pursuant to Paragraph 23(a)(ii), after deducting from such proceeds all of Landlord's Costs (including the items listed in the last sentence of Paragraph 23(b)(i) hereof) incurred in connection with such repossessing and reletting; provided, that if Landlord has not relet the Leased Premises, such Costs of Landlord shall be considered to be Monetary Obligations payable by Tenant. Tenant shall be and remain liable for all sums aforesaid, and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by its own terms had there been no such Event of Default.

                  (c) Notwithstanding anything to the contrary herein contained, in lieu of or in addition to any of the foregoing remedies and damages, Landlord may exercise any remedies and collect any damages available to it at law or in equity. If Landlord is unable to obtain full satisfaction pursuant to the exercise of any remedy, it may pursue any other remedy which it has hereunder or at law or in equity.

                  (d) Landlord shall not be required to mitigate any of its damages hereunder unless required to by applicable Law. If any Law shall validly limit the amount of any damages provided for herein to an amount which is less than the amount agreed to herein, Landlord shall be entitled to the maximum amount available under such Law.

                  (e) No termination of this Lease, repossession or reletting of any of the Leased Premises, exercise of any remedy or collection of any damages pursuant to this Paragraph 23 shall relieve Tenant of any Surviving Obligations.

                  (f) WITH RESPECT TO ANY REMEDY OR PROCEEDING OF LANDLORD OR TENANT HEREUNDER, TENANT AND LANDLORD HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY, PROVIDED, HOWEVER, THAT NEITHER LANDLORD NOR TENANT WAIVES ITS RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, PROCEEDING OR COUNTER-CLAIM BROUGHT BY EITHER TENANT OR LANDLORD AGAINST THE OTHER IN ANY ACTION FOR PERSONAL INJURY OR PROPERTY DAMAGE.

                  (g) Upon the occurrence of any Event of Default, Landlord shall have the right (but no obligation) to perform any act required of Tenant hereunder and, if performance of such act requires that Landlord enter the Leased Premises, Landlord may enter the Leased Premises for such purpose.

                  (h) No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any sum in satisfaction of any Monetary Obligation with knowledge of the breach of any provision hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision hereof shall be deemed to have been made unless expressed in a writing signed by Landlord.

                  (i) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future Law which exempts property from liability for debt or for distress for rent.

                  (j) Except as otherwise provided herein, all remedies are cumulative and concurrent and no remedy is exclusive of any other remedy. Each remedy may be exercised at any time an Event of Default has occurred and is continuing and may be exercised from time to time. No remedy shall be exhausted by any exercise thereof.

                  (k) Notwithstanding anything to the contrary contained herein, if (i) Landlord has terminated the Mercury Lease and/or dispossessed Mercury of its occupancy rights to the premises leased under the Mercury Lease as a result of an Event of Default (as that term is defined in the Mercury Lease) thereunder (whether or not the Mercury Lease is actually terminated), and (ii) Landlord has declared an Event of Default under the provisions of Paragraph 22(a)(xv) solely with respect to a default under the Management Agreement beyond any applicable notice and cure period and such facts and/or circumstance which constituted such default under the Management Agreement are not independent defaults under any other provision of Paragraph 22 of this Lease (a "Limited Remedy Default"), then Landlord's remedies under this Lease shall be limited to the following: (x) Landlord shall have the right to terminate this Lease upon not less than five
(5) days written notice to Tenant and, in such event, Tenant agrees that it shall vacate and surrender the Leased Premises to Landlord in accordance with the terms of this Lease (as if such date were the scheduled date set forth in this Lease for the expiration of the Term hereof) on the date Landlord so specifies in such termination notice (the "Vacate Date"), time being of the essence, and (y) Tenant shall pay (or Landlord shall be entitled to retain, as applicable), as agreed damages hereunder, an amount equal to: (A) any and all reserves deposited (or required to have been deposited) by Tenant with Landlord or Lender pursuant to Paragraphs 9(b), 10(d) and 14 as of the Vacate Date, (B) any amounts on deposit (or required to have been deposited, if same require replenishment) by Tenant pursuant to Paragraph 35 hereof as of the Vacate Date (provided, however, that the agreed damages payable to Landlord as the result of a Limited Remedy Default shall not include any portion of the Earn-Out Deposit actually returned to Landlord on or before the date the Vacate Date and, for purposes of clarification, the use, control and disbursement of the Earn-out Deposit shall be governed solely by the provisions of Paragraph 35, (C) all Basic Rent and Additional Rent (including any arrearages thereof) accruing up to and including the Vacate Date, and (D) any and all costs and expenses incurred by Landlord as a result of Tenant's failure to surrender and vacate the Leased Premises in the condition required by Paragraph 26 of this Lease on the Vacate Date; provided further, that, in addition to the foregoing, if Tenant shall fail to so surrender the Leased Premise as of the Vacate Date as required herein, then Tenant shall pay to Landlord, on a per diem basis, an amount equal to two and one-half (2.5) times the Basic Rent that would otherwise have been payable hereunder for the use and occupancy of the Leased Premises for each day after the Vacate Date that Tenant fails to so surrender the Leased Premises. Landlord and Tenant acknowledge and agree that (1) each anticipates that, but for the requirement that Tenant pay the agreed damages set forth in this Paragraph 23(k), the damages otherwise payable by Tenant under this Paragraph 23 would be substantially higher, and (2) it is difficult to ascertain the actual damages to Landlord upon the occurrence of the events set forth in clauses "(i)" and "(ii)" above and that the agreed damages set forth in this Paragraph 23(k) represent a fair and reasonable estimation of the damages that would be suffered by Landlord upon such occurrence. Tenant hereby waives the right to assert any claim that, on the date hereof, such agreed damages are not fair and reasonable or that it is not difficult to ascertain the actual damages to Landlord upon the occurrence of the events set forth in clauses "(i)" and "(ii)" above. The provisions of this Paragraph 23(k) shall only apply to the Tenant first named herein and, upon any assignment of this Lease, including the assignment contemplated in the Assignment and Assumption Agreement, the provisions of this Paragraph 23(k) shall be of no force or effect and Landlord shall be entitled recover the full extent of its damages under this Paragraph 23.

            24. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given and received for all purposes when delivered in person or by Federal Express or other reliable 24-hour delivery service or five (5) business days after being deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated on page one of this Lease or when delivery is refused. Notices sent to Landlord shall be to the attention of Director, Asset Management, and notices sent to Tenant shall be to the attention of President and General Counsel. A copy of any notice given by Tenant to Landlord shall be addressed to the attention of Director, Asset Management and shall simultaneously be given by Tenant to Reed Smith LLP, One Liberty Place, Philadelphia, PA 19103, Attention: Chairman, Real Estate Department and, for so long as the Initial Loan is outstanding, to Bank of America, N.A., Capital Markets Servicing Group, 555 South Flower Street, 6th Floor, CA9-706-06-42, Los Angeles, CA 90071, Attention: Servicing Manager with a copy to Thacher Proffitt & Wood LLP, Two World Financial Center, New York, NY 10281, Attention David S. Hall, Esq. For the purposes of this Paragraph, any party referenced herein (including the Initial Lender or any subsequent Lender) may substitute another address stated above (or substituted by a previous notice), including substituting Initial Lender for the then current Lender, for its address by giving fifteen (15) days' notice of the new address to the other party, in the manner provided above.

            25. Estoppel Certificate. At any time upon not less than ten (10) days' prior written request by either Landlord or Tenant (the "Requesting Party") to the other party (the "Responding Party"), the Responding Party shall deliver to the Requesting Party a statement in writing, executed by an authorized officer of the Responding Party, certifying (a) that, except as otherwise specified, this Lease is unmodified and in full force and effect, (b) the dates to which Basic Rent, Additional Rent and all other Monetary Obligations have been paid, (c) that, to the knowledge of the signer of such certificate and except as otherwise specified, no default by either Landlord or Tenant exists hereunder, (d) such other matters as the Requesting Party may reasonably request, and (e) if Tenant is the Responding Party that, except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against Tenant before or by a court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant. Any such statements by the Responding Party may be relied upon by the Requesting Party, any Person whom the Requesting Party notifies the Responding Party in its request for the Certificate is an intended recipient or beneficiary of the Certificate, any Lender or their assignees and by any prospective purchaser or mortgagee of any of the Leased Premises. Any certificate required under this Paragraph 25 and delivered by Tenant shall state that, the individual signing the same, has sufficient familiarity with the facts contained therein and is duly authorized to execute and deliver same.

            26. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises or Affected Premises, if applicable, to Landlord in the same condition in which the Leased Premises or Affected

Premises, if applicable, was at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced or added to as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Upon such surrender, Tenant shall (a) remove from the Leased Premises or Affected Premises, if applicable, all property which is owned by Tenant or third parties other than Landlord and Alterations required to be removed pursuant to Paragraph 13 hereof and (b) repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises or Affected Premises, if applicable. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises or Affected Premises, if applicable, caused by such removal shall be paid by Tenant to Landlord upon demand. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any such property which becomes the property of Landlord pursuant to this Paragraph 26.

            27. No Merger of Title. There shall be no merger of the leasehold estate created by this Lease with the fee estate in any of the Leased Premises by reason of the fact that the same Person may acquire or hold or own, directly or indirectly, (a) the leasehold estate created hereby or any part thereof or interest therein and (b) the fee estate in any of the Leased Premises or any part thereof or interest therein, unless and until all Persons having any interest in the interests described in (a) and (b) above which are sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

            28. Books and Records.

                  (a) Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable prior notice to Tenant, and subject to the provisions of Paragraph 4(b), to visit the Leased Premises and inspect same and to examine (and make copies of) the records and books of account of Tenant at Tenant's primary place of business first set forth herein, and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit. Without limiting the foregoing and in addition thereto, Tenant agrees that, in the event that Landlord, its parent, or any of its Affiliates, are required, in order to comply with the terms of any applicable Law, including complying with Landlord's (or its parent company's) filing requirements under the Securities Act of 1934 or other similar Laws, to obtain audited financial statements on a per Related Premises basis, Tenant shall cooperate and cause the Manager to cooperate with any such audit (including on-site); provided, that any such audit shall be made at Landlord's sole cost and expense.

                  (b) If at any time during the Term (i) AMERCO, Inc. ceases to be a publicly traded company and/or its financial reports and statements (e.g., 10-K and 10-Q reports) are no longer available to Landlord via Edgar or other online reporting sources without material cost to Landlord, (ii) Tenant is not a wholly-owned subsidiary of Guarantor, or (iii) Guarantor is not a wholly-owned subsidiary of AMERCO Inc., then (x) Tenant shall deliver or cause to be

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

delivered to Landlord and to Lender within one hundred twenty (120) days of the close of each fiscal year, annual consolidated audited financial statements of Tenant prepared by either Sarvas King & Coleman P.C. or such other nationally recognized independent certified public accountants selected by Tenant and (y) Tenant shall also furnish to Landlord within seventy-five (75) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant and the Leased Premises, certified by Tenant's chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements of Tenant shall be prepared in accordance with GAAP. In addition to the foregoing, Tenant shall deliver to Landlord and Lender such monthly and/or quarterly reports and unaudited financial statements with respect to Guarantor, Tenant and the Leased Premises as shall be required by Initial Lender pursuant to the Initial Loan Agreement (and as shall be reasonably required by any subsequent Lender). Notwithstanding the foregoing, Landlord acknowledges that, with respect to the annual audited financial statements required hereunder, the Tenant first named herein shall provide consolidated audited financial statements of AMERCO Inc. (including Tenant and Guarantor), which annual consolidated audited financials of AMERCO Inc. shall in all other respects comply with the terms of this Paragraph 28(b).

            29. Determination of Value.

                  (a) Whenever a determination of Fair Market Value is required pursuant to any provision of this Lease, such Fair Market Value shall be determined in accordance with the following procedure:

                        (i) Landlord and Tenant shall endeavor to agree upon such Fair Market Value within thirty (30) days after the date (the "Applicable Initial Date") on which (A) Tenant provides Landlord with notice of its intention to terminate this Lease and purchase the Affected Premises pursuant to Paragraph 18, (B) Landlord provides Tenant with notice of its intention to redetermine Fair Market Value pursuant to Paragraph 20(c), or (C) Landlord provides Tenant with notice of Landlord's intention to require Tenant to make an offer to purchase the Leased Premises pursuant to Paragraph 23(a)(iii). Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Value. Each and every Fair Market Value determination hereunder shall, unless otherwise expressly agreed to in writing by the parties at the time in question, be a Fair Market Value determination of the entire Related Premises or Leased Premises, as applicable, including the Corresponding Mercury Premises.

                        (ii) If the parties shall not have signed such agreement within thirty (30) days after the Applicable Initial Date, Tenant shall within fifty (50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within twenty (20) days following Landlord's receipt of Tenant's notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Value based on a written appraisal made by each of them as of the Relevant Date (and given to Landlord by Tenant). If such two appraisers shall agree upon a Fair Market Value, the amount of such Fair Market Value as so agreed shall be binding and conclusive upon Landlord and Tenant.

                        (iii) If such two appraisers shall be unable to agree upon a Fair Market Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market Value and shall select a third appraiser to make the determination of Fair Market Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

                        (iv) If such two appraisers shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Value within twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto (with respect to the other party), be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The determination of Fair Market Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

                        (v) If a third appraiser is selected, Fair Market Value shall be the average of the determination of Fair Market Value made by the third appraiser and the determination of Fair Market Value made by the appraiser (selected pursuant to Paragraph 29(a)(ii) hereof) whose determination of Fair Market Value is nearest to that of the third appraiser. Such average shall be binding and conclusive upon Landlord and Tenant.

                        (vi) All appraisers selected or appointed pursuant to this Paragraph 29(a) shall (A) be independent qualified MAI appraisers (B) have no right, power or authority to alter or modify the provisions of this Lease,
(C) utilize the definition of Fair Market Value hereinabove set forth above, and
(D) be registered in the State where the applicable Related Premises is located if such State provides for or requires such registration.

                        (vii) The Cost of the procedure described in this Paragraph 29(a) above shall be borne as follows: Tenant shall pay the cost of the appraiser selected by Tenant and Landlord shall pay the Cost of the appraiser selected by Landlord and all other Costs, including the Cost of the third appraiser, shall be split equally between Landlord and Tenant.

                  (b) If, by virtue of any delay, Fair Market Value is not determined by the expiration or termination of the then current Term, then the date on which the Term would otherwise expire or terminate shall be extended with respect to the Leased Premises or the Affected Premises, as applicable, to the date specified for termination in the particular provision of this Lease pursuant to which the determination of Fair Market Value is being made.

                  (c)   In determining Fair Market Value as defined in clause
(b) of the definition of Fair Market Value, the appraisers shall add (a) the present value of the Rent for the remaining Term, assuming the Term has been extended for all extension periods provided herein (with assumed increases in the CPI to be determined by the appraisers) using a discount rate (which may be determined by an investment banker retained by each appraiser) based on the creditworthiness of Tenant and (b) the present value of the Leased Premises or applicable Related Premises as of the end of such Term (having assumed the Term has been extended for all extension periods provided herein). The appraisers shall further assume that no default then exists under the Lease, and that Tenant has complied (and will comply) with all provisions of the Lease.

            30. Non-Recourse as to Landlord. Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be limited to actual damages and shall be enforced only against the Leased Premises and the Landlord's interest therein (including the proceeds thereof) and not against any other assets, properties or funds of (a) Landlord, (b) any director, member, officer, general partner, limited partner, employee or agent of Landlord, or any general partner of Landlord, any of its general partners or shareholders (or any legal representative, heir, estate, successor or assign of any thereof), (c) any predecessor or successor partnership or corporation (or other entity) of Landlord, or any of its general partners, either directly or through Landlord or its general partners or any predecessor or successor partnership or corporation or their shareholders, officers, directors, employees or agents (or other entity), or (d) any other Person (including Carey Property Advisors, Carey Fiduciary Advisors, Inc., W. P. Carey & Co., LLC, Carey Management LLC, and any Person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof).

            31. Financing.

                  (a) Tenant agrees to pay, upon demand, all reasonable costs and expenses incurred by Landlord in connection with the purchase, leasing and initial financing of the Leased Premises including, without limitation, the cost of appraisals, property condition reports, environmental reports, title insurance premiums and charges (including endorsements), zoning reports, UCC searches, surveys, transfer taxes and recording fees, and legal fees and expenses of Landlord's and Lender's counsel. Tenant shall not be responsible for payment of any costs or expenses incurred by Landlord in connection with any refinancing of the Leased Premises following the Initial Loan.

                  (b) Tenant agrees to pay, within ten (10) business days of written demand thereof, any cost, charge or expense (other than the principal of the Note and interest thereon at the contract rate of interest specified therein) imposed upon Landlord by Lender pursuant to Loan Documents which are caused by a default by Tenant hereunder and which are not otherwise reimbursed by Tenant to Landlord pursuant to any other provision of this Lease.

                  (c) If Landlord desires to obtain or refinance any Loan, Tenant shall negotiate in good faith with Landlord concerning any request made by any Lender or proposed Lender for changes or modifications in this Lease. In particular, Tenant shall agree, upon request of Landlord, to supply any such Lender with such notices and information as Tenant is required to give to Landlord hereunder and to consent to such financing if such consent is requested by such Lender. Tenant shall execute any such changes or modification to this Lease and all other documents that such Lender reasonably requires in connection with such financing, including any subordination, non-disturbance and attornment agreement, so long as the same do not increase any Monetary Obligations, or materially adversely affect any other right, benefit or privilege of Tenant under this Lease or materially increase Tenant's other obligations under this Lease. Such subordination, nondisturbance and attornment agreement may require Tenant to confirm that (i) Lender and its assigns will not be liable for any misrepresentation, act or omission of Landlord and (ii) Lender and its assigns will not be subject to any counterclaim, demand or offsets which Tenant may have against Landlord, provided that neither of the confirmations in the preceding clauses (i) or (ii) shall limit any claim or demand for which Landlord is otherwise liable. In addition, Landlord agrees that, if Landlord obtains a Loan (the "New Loan") that replaces the Initial Loan prior to the tenth (10th) anniversary of the Commencement Date, then, until the tenth (10th) anniversary of the Commencement Date (A) Landlord shall not require Tenant to pay Escrow Charges that are in excess of the Escrow Charges required by the Initial Lender to the extent that such increase was required by a new Lender in exchange for Landlord obtaining a reduction in interest rate under such New Loan, (B) Tenant shall not be required to pay any portion of a Prepayment Premium that is in excess of the Prepayment Premium that would have otherwise have been payable under the Initial Loan if such increased Prepayment Premium was required by a new Lender in exchange for Landlord obtaining a reduction in interest rate under such New Loan, and (C) Landlord shall not require Tenant to pay Escrow Charges to such new Lender that are not customary in the market-place at the time the New Loan is obtained.

            32. Subordination, Non-Disturbance and Attornment.

                  (a) This Lease and Tenant's interest hereunder shall be subordinate to any Mortgage or other security instrument hereafter placed upon the Leased Premises by Landlord, and to any and all advances made or to be made thereunder, to the interest thereon, and all renewals, replacements and extensions thereof, provided that any such Mortgage or other security instrument (or a separate instrument in recordable form duly executed by the holder of any such Mortgage or other security instrument and delivered to Tenant) shall provide for the recognition of this Lease and all Tenant's rights hereunder.

                  (b) Landlord agrees that, upon the request of any Person that shall be providing senior secured financing to Tenant, or a purchase money equipment financier or equipment lessor of Tenant, Landlord shall negotiate in good faith for the purpose of executing and delivering a commercially reasonable waiver of Landlord's statutory lien rights, if any, and a consent and agreement with respect to the respective rights of Landlord and such Person regarding the security interests in, and the timing and removal of, any inventory, equipment or other collateral in which such Person has a secured interest (the "Collateral"), in form and substance reasonably acceptable to Landlord and such Person, so long as such waiver and agreement (i) provides for the indemnification of Landlord against any claims by Tenant or any Person claiming through Tenant, and against any physical damage caused to the any Related Premises, in connection with the removal of any of the Collateral by such Person, (ii) expressly excludes any claim by such Person to any right, title or interest in or to any of the Equipment as defined in this Lease, (iii) provides for a reasonable, but limited, time frame for the removal of such Collateral by such Person after the expiration of which same shall be deemed abandoned, and
(iv) provides for the per diem payment of Basic Rent due hereunder by such Person for each day after the fifth (5th) business day following the date of the expiration or termination of this Lease that Landlord permits such Person's Collateral to remain in any Related Premises.

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

            33. Tax Treatment; Reporting. Landlord and Tenant each acknowledge that it is the intent of each party to treat this transaction as a true lease for state law purposes and, accordingly, each party shall report this transaction as a Lease for Federal income tax purposes. For federal income tax purposes each shall report this Lease as a true lease with Landlord as the owner of the Leased Premises and Equipment and Tenant as the lessee of such Leased Premises and Equipment including without limitation: (i) treating Landlord as the owner of the property eligible to claim depreciation deductions under
Section 167 or 168 of the Internal Revenue Code of 1986 (the "Code") with respect to the Leased Premises and Equipment, (ii) Tenant reporting its Rent payments as rent expense under Section 162 of the Code, and (iii) Landlord reporting the Rent payments as rental income. For the avoidance of doubt, nothing in this Lease shall be deemed to constitute a guaranty, warranty or representation by either Landlord or Tenant as to the actual treatment of this transaction for state law purposes and for federal law purposes.

            34. Intentionally omitted.

            35. Security Deposit; Payment of Earn-out Deposit.

                  (a) Concurrently with the execution of this Lease Tenant shall deliver or cause to be delivered to Landlord two security deposits, one in the amount of Five Million and xx/100 ($5,000,000.00) Dollars (the "Security Deposit"). The Security Deposit shall be in the form of either cash (a "Cash Security Deposit") or an irrevocable letter of credit (the "Letter of Credit") and issued by a bank (or bank subsidiary or other financial institution issuing the Letter of Credit) reasonably acceptable to Landlord and having a long-term unsecured debt rating of not less than "AA" from Standard & Poor's Corporation and otherwise in form and substance satisfactory to Landlord. The Security Deposit shall remain in full force and effect during the Term as security for the payment by Tenant of the Rent and all other charges or payments to be paid hereunder and the performance of the covenants and obligations contained herein, and if the Security Deposit is in the form of a Letter of Credit, same shall be renewed at least thirty (30) days prior to any expiration thereof (and may be in the form of a one year automatically renewable or "evergreen" letter of credit). If Tenant fails to timely renew any Letter of Credit, time being of the essence, Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date to draw on such Letter of Credit and to deposit the proceeds of such Letter of Credit as a cash security deposit in any account for the benefit of Landlord or to declare an Event of Default. The Cash Security Deposit shall not be commingled with other funds of Landlord and shall be deposited in an interest bearing account in a bank selected by Landlord. Provided that an Event of Default has not occurred and is not then continuing, any interest earned on such Cash Security Deposit shall be paid to Tenant annually, less any administrative fee that Landlord is required to pay in connection with the maintenance or servicing of such account, which annual administrative fee shall not exceed one (1%) percent of the amount of such Cash Security Deposit. Provided that no Event of Default has occurred and is then continuing, Tenant shall have the right at anytime during the Term, upon not less than thirty (30) days prior written notice to Landlord, to tender a Letter of Credit to Landlord meeting the requirements of this Paragraph 35 in substitution of a Cash Security Deposit.

                  (b) Guarantor and AREC Real Estate Company (Guarantor and AREC Real Estate Company, collectively, the "Sellers"), each Affiliates of Tenant, have represented to Landlord that, based upon certain assumptions disclosed to Landlord, they project that the Net

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Operating Income for the Combined Property will meet the Earn-Out Test (as defined herein) by the third (3rd) anniversary of the Commencement Date and Landlord has relied on such projections in connection with its purchase of the Leased Premises and entering into this Lease and the Mercury Lease. As a material inducement to Landlord purchasing the Combined Property and entering into this Lease and the Mercury Lease, the Sellers and Landlord have agreed to hold back the amount of Twenty-three Million Two Hundred Fifty Thousand and xx/100 ($23,250,000.00) Dollars (the "Earn-Out Deposit") from the purchase price for the Combined Property. The Earn-Out Deposit is not a security deposit and neither Tenant nor the Sellers have any right to be paid the Earn-Out Deposit except as expressly set forth in this Paragraph 35. The Earn-Out Deposit shall be in the form of either cash (a "Cash Earn-Out Deposit") or a Letter of Credit. Subject to the terms of Paragraph 35(c), the Earn-Out Deposit shall remain as funds of and held by Landlord during the Term. If the Earn-Out Deposit is in the form of a Letter of Credit, same shall be renewed at least thirty (30) days prior to any expiration thereof (and may be in the form of a one year automatically renewable or "evergreen" letter of credit). If Tenant fails to timely renew any Letter of Credit, time being of the essence, Landlord shall have the right at any time after the thirtieth (30th) day before such expiration date to draw on such Letter of Credit and to deposit the proceeds of such Letter of Credit as cash in any account for the benefit of Landlord or to declare an Event of Default. The Cash Earn-Out Deposit shall not be commingled with other funds of Landlord and shall be deposited in an interest bearing account in a bank selected by Landlord. Provided that an Event of Default has not occurred and is not then continuing, any interest earned on such Earn-Out Deposit shall be paid to Tenant annually, less any administrative fee that Landlord is required to pay in connection with the maintenance or servicing of such account, which annual administrative fee shall not exceed one (1%) percent of the amount of such Cash Earn-Out Deposit. Provided that no Event of Default has occurred and is then continuing, Tenant shall have the right at anytime during the Term, upon not less than thirty (30) days prior written notice to Landlord, to tender a Letter of Credit to Landlord meeting the requirements of this Paragraph 35 in substitution of a Cash Earn-Out Deposit.

                  (c) Notwithstanding anything to the contrary set forth herein,
(i) provided that no Event of Default has occurred and is continuing, Tenant (as an Affiliate of Sellers) shall be paid, within three (3) business days of request, the Earn-Out Deposit if, and only if, the following conditions are met:
(A) Landlord has actually received, in-hand, cash payment of the Earn-Out Deposit from Lender pursuant to the terms of the Initial Loan Agreement (from the "Required DSCR Reserve Funds", as such term is defined in the Initial Loan Agreement), and (B) the Combined Properties have achieved and maintained for the twelve (12) month period immediately preceding Tenant's request Net Operating Income with respect to the Combined Properties equaling or exceeding One Hundred Fifteen (115%) Percent of the sum of the Basic Rent then payable under this Lease and the Basic Rent payable under the Mercury Lease ((A) and (B) collectively, the "Earn-Out Test"), and (ii) if a Limited Remedy Default has occurred and Landlord has exercised its remedies pursuant to Paragraph 23(k) of this Lease, then Landlord shall pay to Tenant any portion of the Earn-Out Deposit actually received by Landlord on or before the Vacate Date. Tenant acknowledges that the Earn-Out Deposit and the Security Deposit shall be initially held by the Initial Lender pursuant to the terms of the Initial Loan Agreement as "Required DSCR Reserve Funds" and Tenant consents thereto and agrees that any application of the Required DSCR Reserve Funds toward the payment of any sums payable by Landlord to Lender pursuant to the Initial Loan Agreement shall not be deemed to be a return of the Required DSCR Reserve Funds to Landlord. As used in this Paragraph 35(c), the following terms shall have the following meanings:

      NET OPERATING INCOME" shall mean, with respect to any period of time, the amount obtained by subtracting Operating Expenses from Operating Income.

      "OPERATING EXPENSES" shall mean, with respect to any period of time, the sum of, with respect to the operation of the Combined Property, the total of all expenses actually paid or payable, computed on a cash basis, of whatever kind relating to the operation, maintenance and management of the Combined Property, including without limitation, utilities, ordinary repairs and maintenance, Insurance Premiums, license fees, taxes and Other Charges, advertising expenses, payroll and related taxes, computer processing charges, management fees equal to the greater of 4% of the storage income and the management fees actually paid under the Management Agreement, operational equipment or other lease payments, but specifically excluding depreciation and amortization, income taxes, debt service, operating lease payments, any incentive fees due under the Management Agreement, any item of expense that in accordance with GAAP should be capitalized, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any Tenant under such Tenant's Lease or other agreement. All capitalized terms used in this definition of the term Operating Expenses and not defined herein shall have their respective meanings set forth in the Initial Loan Agreement.

      "OPERATING INCOME" shall mean, with respect to any period of time, with respect to the operation of the Combined Property, all income, computed on a cash basis, derived from the operation of the Combined Property from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Tenant to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income from any source, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, percentage rents, unforfeited security deposits, utility and other similar deposits, income from tenants not paying rent, income from tenants in bankruptcy, non-recurring or extraordinary income, including, without limitation, proceeds from the sale real property, lease termination payments. All capitalized terms used in this definition of the term Operating Income and not defined herein shall have their respective meanings set forth in the Initial Loan Agreement.

                  (d) If at any time an Event of Default shall have occurred and be continuing, Landlord shall be entitled, at its sole discretion, to draw on any Letter of Credit or to withdraw the Cash Security Deposit or the Cash Earn-Out Deposit from the above-described account and to apply the proceeds of either or both of the Cash Security Deposit or the Cash Earn-Out Deposit (in any order or priority that Landlord may select in its sole and absolute discretion) in payment of (i) any Rent or other charges for the payment of which Tenant shall be in default, (ii) any expense incurred by Landlord in curing any default of Tenant, and/or (iii) any other sums due to Landlord in connection with any default or the curing thereof, including, without limitation, any damages incurred by Landlord by reason of such default, including any rights of Landlord under Paragraph 23 or to do any combination of the foregoing, all in such order or priority as Landlord shall so determine in its sole discretion and Tenant acknowledges and agrees that such proceeds shall not constitute assets or funds of Tenant or its estate, or be deemed to be held in trust for Tenant, but shall be, for all purposes, the property of Landlord (or Lender, to the extent assigned). Tenant further acknowledges and agrees that (1) Landlord's application of the proceeds of any Letter of Credit, Cash Security Deposit or Cash Earn-Out Deposit towards the payment of Basic Rent, Additional Rent or the reduction of any damages due Landlord in accordance with Paragraph 23 of this Lease, constitutes a fair and reasonable use of such proceeds, and (2) the application of such proceeds by Landlord towards the payment of Basic Rent, Additional Rent or any other sums due under this Lease shall not constitute a cure by Tenant of the applicable default provided that an Event of Default shall not exist if Tenant restores the Security Deposit and/or the Earn-Out Deposit, as applicable to their or its full amount within ten (10) days and in accordance with the requirements of this Paragraph 35, so that the required amount of the Security Deposit and Earn-Out Deposit shall be again on deposit with Landlord.

                  (e) Subject to the provisions of Paragraph 35 (c) and (d) above, at the expiration of the Term and so long as no Event of Default then exists, the Letter of Credit, any remaining Cash Security Deposit, and the Earn-Out Deposit, as the case may be, shall be returned to Tenant.

                  (f) Landlord shall have the right to designate Lender or any other holder of a Mortgage as the beneficiary of any Letter of Credit during the term of the applicable Loan, and such Lender or other holder of a Mortgage shall have all of the rights of Landlord under this Paragraph 35. In addition, Landlord shall have the right to deposit with Lender any Cash Security Deposit and/or Cash Earn-Out Deposit during the term of the applicable Loan, and such Lender or other holder of a Mortgage shall have all of the rights of Landlord under this Paragraph 35. Tenant covenants and agrees to execute such agreements, consents and acknowledgments as may be requested by Landlord from time to time to change the holder of the Security Deposit and/or Earn-Out Deposit as hereinabove provided.

            36. Economic Abandonment.

                  (a) In addition to the termination rights set forth in Paragraph 18 and 37, provided that an Event of Default does not then exist, Tenant shall have the right, at any time except during the REMIC Prohibition Period (as that term is defined in the Initial Loan Agreement) and except during any period after the tenth 10th anniversary of the Commencement Date when Landlord is prohibited from prepaying or defeasing any Mortgage then encumbering the Leased Premises, to terminate this Lease with respect to any Related Premises (any such Related Premises, an "Abandonment Premises") that shall have become uneconomic for Tenant's continued use and occupancy in its business operations. In the event Tenant elects to exercise such right, Tenant shall give notice (the "Abandonment Notice") to Landlord (with a copy to Lender) of its intention so to terminate this Lease as to the Abandonment Premises, no later than six (6) months prior to the date (the "Abandonment Date") of such intended termination, which notice shall specify the Abandonment Date and shall contain
(i) an irrevocable offer of Tenant to terminate this Lease as to the Abandonment Premises on the Abandonment Date for the Abandonment Offer Amount and (ii) a certificate of Tenant (A) stating that the Abandonment Premises are no longer economic for Tenant's continued use and occupancy in its business operations, (B) specifying in reasonable detail the reasons therefor and (C) certifying that Tenant then intends forever to abandon its operations at the Abandonment Premises, which certificate shall be conclusively binding upon Landlord and Tenant. Notwithstanding the foregoing, Tenant acknowledges and agrees that no Abandonment Notice given by Tenant hereunder shall be valid or of any force or effect, and Tenant shall have no right to so terminate this Lease with respect to any Related Premises, unless Landlord shall have concurrently received an "Abandonment Notice" (as such term is defined in the Mercury Lease), from Mercury with respect to the Corresponding Mercury Premises meeting the terms, provisions and requirements of Paragraph 36 of the Mercury Lease, and such notice provides for the simultaneous abandonment of the entire Related Premises by Tenant and Mercury.

                  (b) Tenant may exercise its rights under this Paragraph with respect to one or more Related Premises the allocated Acquisition Cost of which do not, in the aggregate, represent more than twenty (20%) percent of the total Acquisition Cost for the entire Leased Premises as set forth on Exhibit "E" hereto.

                  (c) The "Abandonment Offer Amount" as used herein shall mean the sum of (x) the Acquisition Cost of the Abandonment Premises and (y) the applicable Prepayment Premium which Landlord will have to pay in prepayment of any Loan with proceeds of the Abandonment Offer Amount.

                  (d) Landlord shall accept or reject such offer by notice to Tenant given not later than ninety (90) days prior to the Abandonment Date. If Landlord shall reject such offer, which rejection shall not be valid unless accompanied by the written consent of Lender thereto, then upon (i) payment of all Rent and any other sums due and unpaid hereunder as of the Abandonment Date and (ii) compliance by Tenant with all other obligations and liabilities under this Lease which have arisen on or prior to the Abandonment Date, this Lease shall terminate as to the Abandonment Premises on the Abandonment Date and Tenant shall immediately vacate and have no further right, title or interest in or to any of the Abandonment Premises. It is acknowledged and agreed by Landlord that any acceptance or rejection of an Abandonment Offer Amount from Tenant under this Paragraph 36(d) shall also concurrently contain the same response (i.e. an acceptance or rejection, as the case my be) of the Abandonment Offer Amount by Mercury with respect to the Corresponding Mercury Premises.

                  (e) After the Abandonment Date, whether or not Landlord shall have accepted or rejected Tenant's offer, the terms of this Lease will remain in full force and effect with respect to the remaining Related Premises except that the Basic Rent will be that percentage of the then Basic Rent which is allocated to the remaining Related Premises as set forth on Exhibit "F" attached hereto and made a part hereof.

                  (f) Unless Landlord shall have rejected such offer by the foregoing notice to Tenant not later than the ninetieth (90th) day prior to the Abandonment Date, Landlord shall be conclusively presumed to have accepted such offer. If such offer is accepted by Landlord, Tenant shall pay to Landlord the Abandonment Offer Amount on the Abandonment Date and, provided an Event of Default does not then exist hereunder, at the request of Tenant, Landlord shall convey to Tenant the Abandonment Premises in accordance with the provisions of Paragraph 20.

      37.   Substitution and Exchange of Premises.

            (a) In addition to the termination rights set forth in Paragraph 18 and Paragraph 36 hereof, so long as no Event of Default then exists, Tenant shall have the right, with respect to not more than any fifteen (15) Related Premises during the initial Term, and not more than any eight (8) Related Premises during any Renewal Term that are no longer economic or otherwise suitable for Tenant's continued use and occupancy in its business operations, (any such Related Premises, an "Obsolete Premises"), to substitute the Obsolete Premises for one or more properties the use of which is substantially similar to the use of the Obsolete Premises and the Fair Market Value of which (collectively, if more than one property is exchanged for an Obsolete Premises) is equal to or greater than the Fair Market Value of the Obsolete Premises (the "Exchange Premises") and lease the Exchange Premises back from Landlord in exchange for the conveyance to Tenant of such Obsolete Premises and the termination of the Lease with respect to such Obsolete Premises (the "Exchange"). In the event that Tenant elects to exercise such right, Tenant shall deliver to Landlord a certificate of Tenant stating that the Obsolete Premises are no longer economic or suitable for Tenant's continued use and occupancy in its business operations, specifying in reasonable detail the reasons therefore, and further certifying that Tenant intends to abandon its operations at the Obsolete Premises. Notwithstanding the foregoing, Tenant acknowledges and agrees that, so long as the Mercury Lease remains in effect, Tenant shall not have the right to Exchange any Obsolete Premises for an Exchange Premises, unless such proposed Exchange part of a concurrent Exchange and termination by Mercury of the Corresponding Related Premises in accordance with Paragraph 37 of the Mercury Lease and the Exchange Premises has a use which is substantially similar to the use of the Obsolete Premises.

            (b) Tenant acknowledges and agrees that in addition to the requirements of Landlord as set forth in this Paragraph 37, Tenant's right to effect an Exchange is subject to and conditioned upon compliance with all requirements of any Lender as may be in effect from time to time, and that it has received and reviewed the Exchange requirements set forth in Section 2.8 of the Initial Loan Agreement. Subject to the terms of this Paragraph 37 and at no cost to Landlord, Landlord agrees that it shall reasonably cooperate with Tenant in connection with an Exchange and shall execute such other documents as may be required in order to permit Tenant to effectuate an Exchange, including, without limitation, documents required by Initial Lender pursuant to Section 2.8 of the Initial Loan Agreement.

            (c) From and after the date of an Exchange (i) the Exchange Premises (or each Exchange Premises, as applicable) shall be a Related Premises, subject in all respects to the terms of this Lease, and the Lease shall be amended accordingly, and (ii) this Lease shall terminate with respect to the Obsolete Premises, except for Surviving Obligations relative to the Obsolete Premises.

      38. Mercury Lease. Tenant acknowledges and agrees that concurrently with the execution and delivery of this Lease by Landlord and Tenant, Landlord is entering into the Mercury Lease with Mercury for premises adjacent to and contiguous with the Leased Premises, and that Tenant (through the Manager and/or its affiliates) will derive substantial benefit from the concurrent execution and enforceability of this Lease and the Mercury Lease and the concurrent execution by Mercury and Manager of the Management Agreement, and that the foregoing constituted a material inducement to Landlord to enter into the transaction contemplated by this Lease.

      39. Local Law Provisions. Landlord and Tenant hereby agree to be bound by and comply with the terms and conditions set forth in Exhibit "G" attached hereto and made a part hereof.

      40.   Miscellaneous.

            (a) The Paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

            (b) As used in this Lease, the singular shall include the plural and any gender shall include all genders as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including without limitation"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition"; (v) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (vi) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (vii) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (viii) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and (ix) "any of the Appurtenances" shall mean "the Appurtenances or any part thereof or interest therein".

            (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Each appointment of Landlord as attorney-in-fact for Tenant hereunder is irrevocable and coupled with an interest. Landlord shall not unreasonably withhold or delay its consent whenever such consent is required under this Lease, except as otherwise provided herein and except that with respect to any assignment of this Lease not expressly permitted by the terms of this Lease, Landlord may withhold its consent for any reason or no reason. In any instance in which Landlord agrees not to act unreasonably, Tenant hereby waives any claim for damages against or liability of Landlord which is based upon a claim that Landlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Tenant, and Tenant agrees that its sole remedy shall be an action for declaratory judgment. If with respect to any required consent or approval Landlord is required by the express provisions of this Lease not to unreasonably withhold or delay its consent or approval, and if it is determined in any such proceeding referred to in the preceding sentence that Landlord acted unreasonably, the requested consent or approval shall be deemed to have been granted; however, Landlord shall have no liability whatsoever to Tenant for its refusal or failure to give such consent or approval. Tenant's sole remedy for Landlord's unreasonably withholding or delaying, consent or approval shall be as provided in this Paragraph. Time is of the essence with respect to the performance by Tenant of its obligations under this Lease.

            (d) Landlord shall in no event be construed for any purpose to be a partner, joint venturer or associate of Tenant or of any subtenant, operator, concessionaire or licensee of Tenant with respect to any of the Leased Premises or otherwise in the conduct of their respective businesses.

            (e) This Lease and any documents which may be executed by Tenant on or about the effective date hereof at Landlord's request constitute the entire agreement between the parties and supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Leased Premises and the transactions provided for herein. Landlord and Tenant are business entities having substantial experience with the subject matter of this Lease and have each fully participated in the negotiation and drafting of this Lease. Accordingly, this Lease shall be construed without regard to the rule that ambiguities in a document are to be construed against the drafter.

            (f) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

            (g) The covenants of this Lease shall run with the land and bind Tenant, its successors and assigns and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. If there is more than one Tenant, the obligations of each shall be joint and several.

            (h) Notwithstanding any provision in this Lease to the contrary, all Surviving Obligations of Tenant shall survive the expiration or termination of this Lease with respect to any Related Premises.

            (i) If any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

            (j) All exhibits attached hereto are incorporated herein as if fully set forth.

            (k) EACH OF LANDLORD AND TENANT HEREBY AGREE THAT THE STATE OF NEW YORK HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS (INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE) THIS LEASE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED THEREIN AND ALL APPLICABLE LAW OF THE UNITED STATES OF AMERICA; EXCEPT THAT, AT ALL TIMES, THE PROVISIONS FOR THE CREATION OF THE LEASEHOLD ESTATE, ENFORCEMENT OF LANDLORD'S RIGHTS AND REMEDIES WITH RESPECT TO

RIGHT OF RE-ENTRY AND REPOSSESSION, SURRENDER, DELIVERY, EJECTMENT, DISPOSSESSION, EVICTION OR OTHER IN-REM PROCEEDING OR ACTION REGARDING ANY RELATED PREMISES PURSUANT TO PARAGRAPH 23 HEREOF SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE IN WHICH THE APPLICABLE RELATED PREMISES IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND THE ENFORCEABILITY OF THE LEASE, AND THE OBLIGATIONS ARISING HEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, TENANT HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS LEASE. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST TENANT ARISING OUT OF OR RELATING TO THIS LEASE MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND TENANT WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN SUCH COUNTY AND STATE, AND TENANT HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. NOTWITHSTANDING THE FOREGOING, NOTHING HEREIN SHALL PREVENT OR PROHIBIT LANDLORD FROM INSTITUTING ANY SUIT, ACTION OR PROCEEDING IN ANY OTHER PROPER VENUE OR JURISDICTION IN WHICH TENANT IS LOCATED OR WHERE SERVICE OF PROCESS CAN BE EFFECTUATED.

                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

ATTEST / WITNESS:                  LANDLORD:

                                   UH STORAGE (DE) LIMITED
                                   PARTNERSHIP, a Delaware limited partnership

                                   By: UH Storage GP (DE) QRS 15-50, Inc., a
                                       Delaware corporation, its general partner

By: /s/ David J. Schuller          By: /s/ Anne R. Coolidge
    ----------------------             --------------------
Title:                             Title: President

By: /s/ Darren M. Sharlach
    ----------------------
Title:
      -------------

ATTEST/WITNESS:                    TENANT:

                                   U-HAUL MOVING PARTNERS, INC,
                                   a Nevada corporation

By: /s/ [ILLEGIBLE]                By:  /s/ Gary B. Horton
    ---------------                     -------------------
Title:                             Title: Treasurer
      -------------

By: /s/ [ILLEGIBLE]
    ---------------
Title:

             SIGNATURE PAGE FOR LEASE, U-HAUL MOVING PARTNERS, INC.

STATE OF NEW YORK,

COUNTY OF NEW YORK, ss:

On the_______day of March, in the year 2004 before me, the undersigned, personally appeared Anne R. Coolidge personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and she acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

__________________________________

Name of Notary Public:____________

Commission Expires:________________

STATE OF NEW YORK,

COUNTY OF NEW YORK, ss:

On the 31st day of March, in the year 2004 before me, the undersigned, personally appeared Gary Horton personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and he acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/ Nancy K. Ventre
______________________________________

Name of Notary Public: Nancy K. Ventre


Commission Expires:   8-19-2007


[SEAL]

STATE OF NEW YORK,

COUNTY OF NEW YORK, ss:

On the 31st day of March, in the year 2004 before me, the undersigned, personally appeared Anne R. Coolidge personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and she acknowledged to me that she executed the same in her capacity, and that by her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/ Idalia M. Collado
_________________________
IDALIA M. COLLADO

Name of Notary Public:         IDALIA M. COLLADO
                       NOTARY PUBLIC, State of New York

Commission Expires:             No. 01CO5042232
                        Qualified in County of Queens
                       Commission Expires April, 20 ____

STATE OF NEW YORK,

COUNTY OF NEW YORK, ss:

On the_______day of March, in the year 2004 before me, the undersigned, personally appeared Gary Horton personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and he acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

___________________________________

Name of Notary Public:_____________

Commission Expires: _______________

                                                                     EXHIBIT A-1

                                    PREMISES

























                                 EXHIBIT A-l-1

                                     884081
                                   EXHIBIT "A"

                             2505 GOVERNMENT BLND.

LEGAL DESCRIPTION:                 MOBILE, AL

LEGAL DESCRIPTION (SCHEDULE A)

From the Intersection of the East line of the Northwest Quarter of Section 29, Township 4 South, Range 1 West, Mobile County, Alabama, with the Southerly right-of-way line of proposed new U.S. Highway 90, thence Southwesterly along said Southerly right-of-way line 351.7 feet to a point (said Southerly line right-of-way line being fixed by right-of-way Deed from C. Guy Durham, et al, to the City of Mobile, Alabama dated March 25, 1950) and recorded in Deed Book 504 N.S., Page 271 of the records in the Office of the Judge of Probate, Mobile County, Alabama, which said right-of-way deed is hereby expressly referred to and made a part hereof for the location and more definite description of said Southerly right of way line); from said Point, continue thence in a Southwestwardly direction along said Southerly right-of-way line 350 feet to a point on said Southerly right-of-way which marks the point of beginning of the property herein described; thence South 12 degrees 35 minutes East 265 feet to a point; thence Westwardly at right angles to the last described course 154.6 feet to a point; thence North 36 degrees 47 minutes West a distance of 190.43 feet to a point on the aforesaid Southerly right-of-way line, which point is 250 feet Southwestwardly from the Point of Beginning of the property herein described measured along said Southerly right-of-way line; thence Northeastwardly along said Southerly right-of-way line 250 feet to the Point of Beginning of the property herein described.

                          LEGAL DESCRIPTION (MEASURED)

From the Intersection of the East line of the Northwest Quarter of Section 29, Township 4 South, Range 1 West, Mobile County, Alabama with the Southerly right-of-way line of U.S. Highway 90, thence Southwesterly along said Southerly right-of-way line 351.7 feet to a point (Said Southerly right-of-way line being fixed by right-of-way Deed From C. Guy Durham, et al, to the City of Mobile, Alabama dated March 25,1950 and recorded in Deed Book 504 N.S., Page 271 of the records in the Office of the Judge of Probate, Mobile County, Alabama, which said right-of-way deed is hereby expressly referred to and made a part hereof for the location and more definite description of said Southerly right of way line); from said Point, continue thence in a Southwestwardly direction along said Southerly right-of-way line 350 feet to a point on said Southerly right-of-way which marks the Point of Beginning of the tract of land herein described; thence South 12 degrees 40 minutes 00 seconds East a distance of
264.99 feet; thence South 77 degrees 20 minutes 18 seconds West a distance of
154.51 feet; thence North 36 degrees 53 minutes 35 seconds West a distance of

190,36 feet to U.S. Highway 90; thence along U.S. Highway 90 and with a curve turning to the right, an are length of 250.41 feet, a radius of 1160.50 feet, a chord bearing of North 55 degrees 53 minutes 06 seconds East, pi chord length of 249,93 feet to the Point of Beginning.

                                     884077
                       523 Hamric Drive West, Oxford, AL
                         Exhibit "A" Legal Description

A certain parcel of land located in the SE 1/4 of Section 25, Township 16 South, Range 7 East, being more particularly described as follows: Beginning at the intersection of the centerline of Blake Avenue and the centerline of West ninth Street; thence North 59 degrees 34 minutes East along said centerline of West Ninth Street 456.78 feet; thence South 23 degrees 10 minutes East 30.00 feet to a point on the described South right of way line of said West Ninth Street and the True Point of Beginning of the hereafter described parcel; thence South 23 degrees 10 minutes East 257.81 feet; thence North 66 degrees 08 minutes 37 seconds East 449.86 feet; thence 22 degrees 55 minutes 12 seconds West 389.89 feet to the observed South Right of Way Line of West Ninth Street; thence South 49 degrees 53 minutes 48 seconds West along the irregular meanderings of said South ROW Line a chord length of 471.98 feet to the True Point of Beginning. Containing 3.35 acres, more of less; subject to the area of the segment formed by irregular curve of ROW of West Ninth Street.

                                     884083
                    9264 Technology Drive, Fountain Hills, AZ
                         Exhibit "A" - Legal Description

Lot 1, of Business Park Replat Fountain Hills Arizona Final Plat No. 414, according to the plat of record in the office of the County recorder of Maricopa County, Arizona, recorded in Book 526 of Maps, Page 47.

Except all minerals as reserved unto the United States of America in patent of said land recorded February 28,1956 in Docket 1839, Page 426, records of Maricopa County, Arizona.

Except all oil, gases and other hydrocarbon substances, coal, stone, metals, minerals, fossils and fertilizers of every name and description, together with all uranium, thorium, or any other material which is or may be determined to be peculiarly essential to the production of fissionable materials, whether or not of commercial value.

Except all underground water, in, under or flowing through said land and water rights appurtenant thereto.

                                     721047
                          8746 West Bell Rd., Peoria AZ
                         Exhibit "A" - Legal Description

PARCEL NO. 1:

THAT PORTION OF THE EAST HALF OF THE WEST HALF OF SECTION 34, TOWNSHIP 4 NORTH, RANGE 1 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTH QUARTER CORNER OF SAID SECTION 34;

THENCE SOUTH 89 DEGREES 23 MINUTES 48 SECONDS WEST, ALONG THE SOUTH LINE OF SAID
SECTION 34, A DISTANCE OF 473.43 FEET;

THENCE NORTH 00 DEGREES 36 MINUTES 12 SECONDS WEST A DISNTANCE OF 55.00 FEET TO A POINT ON THE NORTH LINES OF THE SOUTH 55.00 FEET OF SAID SECTION 34, SAID POINT BEING THE TRUEO POINT OF BEGINNING;

THENCE CONTINUING NORTH 00 DEGREES 36 MINUTES 12 SECONDS WEST A DISTANCE OF
325.00 FEET;

THENCE NORTH 89 DEGREES 23 MINUTES 48 SECONDS EAST, PARALLEL TO SAID SOUTH LINE OF SECTION 34, A DISTANCE OF 234.42 FEET TO A POINT ON THE WEST LINE OF THE EAST
240.00 FEET OF THE EAST HALF OF THE WEST HALF OF SECTION 34;

THENCE SOUTH 00 DEGREES 27 MINUTES 15 SECONDS EAST ALONG SAID WEST LINE A DISTANCE OF 325.00 FEET TO A POINT ON THE NORTH LINE OF THE SOUTH 55.00 FEET OF
SECTION 34;

THENCE SOUTH 89 DEGREES 23 MINUTES 48 SECONDS WEST ALONG SAID NORTH LINE A DISTANCE OF 233.57 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL NO. 2:

A NON-EXCLUSIVE EASEMENT FOR INGRESS, EGRESS AND VEHICULAR AND PEDESTRIAN ACCESS TO AND FROM 88TH AVENUE AS SET FORTH IN DECLARATION OF EASEMENTS RECORDED FEBRUARY 9, 1996 IN 96-91467 OF OFFICIAL RECORDS AND AS SET FORTH IN DECLARATION RECORDED FEBRUARY 4, 1998 IN 98-87786 OF OFFICIAL RECORDS.

PARCEL NO. 3:

AN EASEMENT FOR INGRESS AND EGRESS AND UTILITIES AS SET FORTH IN INSTRUMENT RECORDED DECEMBER 18, 1997 IN 97-887612 OF OFFICIAL RECORDS AND AS SET FORTH IN DECLARATION RECORDED FEBRUARY 4, 1998 IN 98-87786 OF OFFICIAL RECORDS.

                                     882059

                                   EXHIBIT "A"

TRACT 12, OF RAYBURN ACRES, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF MARICOPA COUNTY, ARIZONA, RECORDED IN BOOK 44 OF MAPS, PAGE 46.

3425 S.40th ST
PHOENIX AZ

                                     721025
                    20618 N. CAVE CREEK RD, PHOENIX WEST, AZ
                                   EXHIBIT "A"

PARCEL NO. 1:

LOT 1, OF U-HAUL AT CAVE CREEK ROAD AND FUTURE LOOP 101, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF MARICOPA COUNTY, ARIZONA, RECORDED IN BOOK 511 OF MAPS, PAGE 19.

PARCEL NO.2:

AN EASEMENT FOR VEHICULAR AND PEDESTRIAN INGRESS AND EGRESS AS CREATED IN DOCUMENT NO. 98-1023211 OVER A PORTION OF THE EAST HALF OF THE SOUTHEAST QUARTER OF SECTION 22, TOWNSHIP 4 NORTH, RANGE 3 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE EAST LINE OF SAID SECTION 22, WHICH POINT BEARS SOUTH 00 DEGREES 47 MINUTES 53 SECONDS EAST, 1015.00 FEET FROM THE EAST QUARTER CORNER THEREOF;

THENCE SOUTH 89 DEGREES 19 MINUTES 55 SECONDS WEST, 55.00 FEET TO THE TRUE POINT OF BEGINNING;

THENCE SOUTH 09 DEGREES 07 MINUTES 42 SECONDS WEST, A DISTANCE OF 50.74 FEET;

THENCE SOUTH 89 DEGREES 19 MINUTES 55 SECONDS WEST, A DISTANCE OF 327.53 FEET;

THENCE NORTH 00 DEGREES 47 MINUTES 53 SECONDS WEST, A DISTANCE OF 50.00 FEET;

THENCE NORTH 89 DEGREES 19 MINUTES 55 SECONDS EAST, A DISTANCE OF 336.28 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL NO.3:

A NON-EXCLUSIVE, NON-POSSESSORY, PERPETUAL EASEMENT FOR INGRESS AND EGRESS AS CREATED IN DOCUMENT NO. 99-175788 OF OFFICIAL RECORDS OVER THAT PORTION OF THE SOUTHEAST QUARTER OF SECTION 22, TOWNSHIP 4 NORTH, RANGE 3 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE EAST QUARTER CORNER OF SAID SECTION 22;

THENCE SOUTH 00 DEGREES 47 MINUTES 53 SECONDS EAST, A DISTANCE OF 1015.00 FEET TO A POINT;

THENCE LEAVING SAID SECTION LINE SOUTH 89 DEGREES 19 MINUTES 55 SECONDS WEST, A DISTANCE OF 55.00 FEET, TO THE TRUE POINT OF BEGINNING;

THENCE CONTINUING SOUTH 89 DEGREES 19 MINUTES 55 SECONDS WEST, A DISTANCE OF
84.21 FEET;

THENCE NORTH 00 DEGREES 47 MINUTES 53 SECONDS WEST A DISTANCE OF 41.20 FEET;

THENCE NORTH 89 DEGREES 19 MINUTES 55 SECONDS EAST, TO A POINT 55.00 FEET WEST OF THE EAST LINE OF SECTION 22, A DISTANCE OF 84.21 FEET;

THENCE SOUTH 00 DEGREES 47 MINUTES 53 SECONDS EAST A DISTANCE OF 41.20 FEET TO THE TRUE POINT OF BEGINNING.

PARCEL NO. 4:

A NON-EXCLUSIVE, NON-POSSESSORY EASEMENT FOR INGRESS AND EGRESS AS CREATED IN DOCUMENT NO. 99-175790 OF OFFICIAL RECORDS OVER THAT PORTION OF THE SOUTHEAST QUARTER OF SECTION 22, TOWNSHIP 4 NORTH, RANGE 3 EAST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, MARICOPA COUNTY, ARIZONA, DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID SECTION 22;

THENCE NORTH 00 DEGREES 48 MINUTES 45 SECONDS WEST ALONG THE EAST LINE OF SAID
SECTION 22, A DISTANCE OF 1294.84 FEET;

THENCE LEAVING SAID SECTION LINE SOUTH 89 DEGREES 11 MINUTES 15 SECONDS WEST, A DISTANCE OF 90.00 FEET;

THENCE SOUTH 75 DEGREES 35 MINUTES 02 SECONDS WEST, A DISTANCE OF 339.55 FEET;

THENCE SOUTH 67 DEGREES 53 MINUTES 42 SECONDS WEST, A DISTANCE OF 16.39 FEET TO THE TRUE POINT OF BEGINNING;

THENCE CONTINUING SOUTH 67 DEGREES 53 MINUTES 42 SECONDS WEST, A DISTANCE OF
60.00 FEET;

THENCE NORTH 22 DEGREES 06 MINUTES 18 SECONDS WEST, A DISTANCE OF 40.00 FEET;

THENCE NORTH 67 DEGREES 53 MINUTES 42 SECONDS EAST, A DISTANCE OF 79.08 FEET;

THENCE NORTH 75 DEGREES 35 MINUTES 02 SECONDS EAST, A DISTANCE OF 41.93 FEET;

THENCE SOUTH 00 DEGREES 47 MINUTES 53 SECONDS EAST, A DISTANCE OF 25.72 FEET;

THENCE SOUTH 75 DEGREES 35 MINUTES 02 SECONDS WEST, A DISTANCE OF 33.18 FEET;

THENCE SOUTH 67 DEGREES 53 MINUTES 42 SECONDS WEST, A DISTANCE OF 3.54 FEET;

THENCE SOUTH 22 DEGREES 53 MINUTES 42 SECONDS WEST, A DISTANCE OF 21.02 FEET, TO THE TRUE POINT OF BEGINNING.

                                     721034
                      42102 N. Vision Way, Phoenix West, AZ
                         Exhibit "A" - Legal Description

Lot 29 of Anthem Commerce Park 33.2, according to the plat of record in the Office of the County Recorder of Maricopa County, Arizona, recorded in Book 537 of Maps, Page 26.

                                     721045
                         42301 n. 41ST Drive, Anthem, AZ
                         Exhibit "A" - Legal Description

Lot 1, of Anthem Commerce Park 33.2, according to the plat of record in the Office of the County Recorder of Maricopa County, Arizona, recorded in Book 537 of Maps, Page 26.

                                     721046
                        21521 N. 26th Avenue, Phoenix AZ
                         Exhibit "A" - Legal Description

Lot 1, of Cracker Barrel Place, according to the plat of record in the Office of the County Recorder of Maricopa County, Arizona, recorded in Book 442 of Maps, Page 18.

                                     721024
                                   EXHIBIT "A"

ALL THAT PORTION OF LOT 9, SECTION 36, TOWNSHIP 14 NORTH, RANGE 2 WEST OF THE GILA AND SALT RIVER BASE AND MERIDIAN, YAVAPAI COUNTY, ARIZONA, DESCRIBED AS
FOLLOWS:

BEGINNING AT A POINT ON THE EAST BOUNDARY OF FORT WHIPPLE MILITARY RESERVATION FROM WHICH THE CLOSING CORNER FOR FRACTIONAL SECTIONS 35 AND 36 BEARS NORTH 41 DEGREES 46 MINUTES 50 SECONDS WEST, ALONG SAID BOUNDARY, 523.04 FEET;

THENCE NORTH 75 DEGREES 50 MINUTES 44 SECONDS EAST, ALONG THE SOUTH LINE OF THE "LINNA" MINERAL SURVEY NO. 1364-A, A DISTANCE OF 247.16 FEET, SAID POINT BEING A REBAR CAPPED L.S. 12005;

THENCE CONTINUING NORTH 76 DEGREES 20 MINUTES 37 SECONDS EAST, ALONG SAID SOUTH LINE, A DISTANCE OF 347.52 FEET, SAID POINT BEING A 3/8 INCH REBAR;

THENCE SOUTH 02 DEGREES 35 MINUTES 57 SECONDS EAST, 201.92 FEET, SAID POINT BEING A REBAR STAMPED L.S. 12005;

THENCE SOUTH 80 DEGREES 49 MINUTES 06 SECONDS WEST, 99.95 FEET, SAID POINT BEING A REBAR STAMPED L.S. 12005;

THENCE SOUTH 03 DEGREES 22 MINUTES 27 SECONDS EAST, 199.95 FEET, SAID POINT BEING A REBAR STAMPED L.S. 12005 AT THE NORTH RIGHT-OF-WAY OF STATE ROUTE 69 (BLACK CANYON HIGHWAY);

THENCE SOUTH 81 DEGREES 02 MINUTES 36 SECONDS WEST, ALONG SAID RIGHT-OF-WAY, A DISTANCE OF 70.72 FEET, SAID POINT BEING A REBAR STAMPED L.S. 12005;

THENCE CONTINUING SOUTH 80 DEGREES 42 MINUTES 32 SECONDS WEST, ALONG SAID RIGHT-OF-WAY, A DISTANCE OF 154.02 FEET, SAID POINT BEING A REBAR STAMPED L.S. 12005;

THENCE NORTH 41 DEGREES 46 MINUTES 50 SECONDS WEST, ALONG SAID EAST BOUNDARY OF THE FORT WHIPPLE MILITARY RESERVATION, A DISTANCE OF 416.00 FEET, SAID POINT BEING THE TRUE POINT OF BEGINNING.

                                     721044
                                   EXHIBIT "A"

PARCEL NO. 1:

LOT 6B, OF RESUBDIVISION OF SUN CITY WEST-COMMERCE PARK, ACCORDING TO THE PLAT OF RECORD IN THE OFFICE OF THE COUNTY RECORDER OF MARICOPA COUNTY, ARIZONA, RECORDED IN BOOK 536 OF MAPS, PAGE 27.

PARCEL NO. 2:

EASEMENT FOR VEHICULAR AND PEDESTRIAN ACCESS, INGRESS AND EGRESS AS SET FORTH IN DECLARATION OF EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED OCTOBER 31, 2001 IN 2001-1017432 OF OFFICIAL RECORDS.

                                     834025
                      16950 E. Ohio Place, Aurora South, CO
                         Exhibit "A" - Legal Description

Part of Lot 8, Block 2, Tollgate Village Business Park Subdivision Filing No. 1, County of Arapahoe, State of Colorado, more particularly described as follows:

Commencing at the Northwest corner of Section 16, Township 4 South, Range 66 West of the 6th Principal Meridian;

Thence South 00 degrees 01 minutes 16 seconds East, along the West line of said
Section 16,2953.38 feet;

Thence North 89 degrees 58 minutes 44 seconds East 110.00 feet to the Easterly right of way line of Buckley Road and the Point of Beginning,

Thence South 00 degrees 01 minutes 16 seconds East, along said Easterly right of way line, 301.23 feet;

Thence South 32 degrees 34 minutes 09 seconds East, along the Southwesterly line of said Lot 8, 267.94 feet;

Thence North 57 degrees 25 minutes 51 seconds East 300.00 feet the Westerly right of way line of East Ada Drive;

Thence Northerly, along said Westerly right of way line, the following four (4) courses:

(1) Thence North 32 degrees 34 minutes 09 seconds West 53.07 feet to a point of curve;

(2) Thence along a curve to the right having a radius of 436.06 feet, a central angle of 32 degrees 32 minutes 53 seconds, 247.71 feet to a point of tangent;

(3) Thence North 00 degrees 01 minutes 16 seconds West, along said tangent,
81.35 feet to a point of curve;

(4) Thence along a curve to the left having a radius of 40.00 feet, a central angle of 90 degrees 00 minutes 00 seconds 62.83 feet to the Southerly right of way line of East Ohio Place;

Thence Westerly, along said Southerly right of way line, the following three courses:

(1) Thence South 86 degrees 24 minutes 09 seconds West 160.31 feet;

(2) Thence South 89 degrees 58 minutes 44 seconds West 75.00 feet to a point of curve;

(3) Thence along a curve to the left having a radius of 25.00 feet, a central angle of 90 degrees 00 minutes 00 seconds 39.27 feet to the point of beginning, County of Arapahoe,
State of Colorado.

Note: The above lands have been re-platted and are now described as follows:

Lot 1, Block 1,
Tollgate Business Park Subdivision Filing No. 2,
County of Arapahoe,
State of Colorado.

                                     722036
                       15250 E. 40th Avenue, Denver N, CO
                        Exhibit "A" - Legal Description

Lots 1 and 2,
Block 1,
U-Haul Subdivision
Filing No. 1, County of
Adams,
State of Colorado.

                                     834035
                    1750 East County Line Road, Littleton CO
                         Exhibit "A" - Legal Description

Lot 6A, Highlands Ranch Filing No. 25-B, 4th Amendment Highlands Ranch Filing No. 65-A, 2nd Amendment, Lot Line Adjustment Map recorded August 9, 1996 at Reception No. 9643829,
County of Douglas, State of Colorado.

                                   Site 884080
                    4457 Kernel Circle, Fort Myers, FL 33916
                         Exhibit "A" - Legal Description

Lots 5, 6, 7 and 8, KERNEL PLAZA, according to the map or plat thereof on file and recorded in the office of the Clerk of the Circuit Court, recorded in Plat Book 42, Page 86, in the Public Records of Lee County, Florida.

                                   Site 784052
                      11490 San Jose Blvd, Jacksonville FL
                         Exhibit "A" - Legal Description

PARCEL I - FEE

A PART OF THE HENRY HARTLEY DONATION, SECTION 7, TOWNSHIP 4 SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

      FOR A POINT OF BEGINNING COMMENCE AT THE NORTHWEST CORNER OF LOT 31, BLOCK 2, RAMSGATE UNIT ONE, AS RECORDED IN PLAT BOOK 35, PAGES 49 AND 49A OF THE CURRENT PUBLIC RECORDS OF SAID COUNTY, THE SAME BEING THE SOUTHWESTERLY CORNER OF THOSE LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 5356, PAGE 1040 OF SAID PUBLIC RECORDS; THENCE NORTH 02 degrees 44'30" WEST, ALONG THE EASTERLY LINE OF SAID BLOCK 2 AND ALONG THE WESTERLY LINE OF LAST SAID LANDS, A DISTANCE OF
189.21 FEET TO THE SOUTHWESTERLY CORNER OF THOSE LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 8109, PAGE 433, SAID PUBLIC RECORDS; THENCE NORTH 88 degrees 49'00" EAST, ALONG THE SOUTHERLY LINE OF LAST SAID LANDS, A DISTANCE OF 583.47 FEET TO A POINT ON A CURVE IN THE WESTERLY RIGHT OF WAY LINE OF SAN JOSE BOULEVARD, STATE ROAD 13 (A 100 FOOT RIGHT OF WAY AS NOW ESTABLISHED) ALSO BEING THE EASTERLY LINE OF AFOREMENTIONED LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 5356, PAGE 1040; THENCE ALONG THE BOUNDARY OF SAID LANDS THE FOLLOWING COURSES:
FIRST COURSE, SOUTHWESTERLY, ALONG SAID WESTERLY RIGHT OF WAY LINE AND ALONG THE ARC OF A CURVE CONCAVE TO THE EAST AND HAVING A RADIUS OF 1959.86 FEET, AN ARC DISTANCE OF 205.87 FEET, MAKING A CENTRAL ANGLE OF 06 degrees 01'06" AND HAVING A CHORD BEARING OF SOUTH 04 degrees 31'39" WEST AND A CHORD DISTANCE OF 205.77 FEET; SECOND COURSE NORTH 89 degrees 31'40" WEST A DISTANCE OF 401.20 FEET TO A POINT; THIRD COURSE NORTH 89 degrees 43'00" WEST A DISTANCE OF 156.87 FEET TO THE POINT OF BEGINNING. BEING A PART OF THOSE LANDS DESCRIBED IN OFFICIAL RECORDS VOLUME 5356, PAGE 1040, SAID PUBLIC RECORDS OF DUVAL COUNTY, FLORIDA.

PARCEL II - (24 FOOT ACCESS) EASEMENT

A PART OF THE HENRY HARTLEY DONATION, SECTION 7, TOWNSHIP 4 SOUTH, RANGE 27 EAST, DUVAL COUNTY, FLORIDA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:
FOR A POINT OF REFERENCE, COMMENCE AT THE NORTHWEST CORNER OF LOT 31, BLOCK 2, RAMSGATE, UNIT ONE, AS RECORDED IN PLAT BOOK 35, PAGES 49 AND 49A OF THE CURRENT PUBLIC RECORDS OF SAID COUNTY, THE SAME BEING THE SOUTHWEST CORNER OF THOSE LANDS AS DESCRIBED IN OFFICIAL RECORDS VOLUME 5356, PAGE 1040, OF SAID PUBLIC RECORDS; THENCE NORTH 02 degrees 44'30" WEST, ALONG THE EASTERLY LINE OF SAID BLOCK 2 AND ALONG THE WESTERLY LINE OF LAST SAID LANDS, A DISTANCE OF 189.21 FEET;

THENCE NORTH 88049'00" EAST, A DISTANCE OF 535.62 FEET TO THE POINT OF BEGINNING; THENCE NORTH 01 degrees 11'00" WEST, A DISTANCE OF 143.64 FEET; THENCE NORTH 88 degrees 49'00" EAST, A DISTANCE OF 24.00 FEET; THENCE SOUTH 01 (degrees) 11'00" EAST, A DISTANCE OF 14.69 FEET; THENCE SOUTH 59 degrees 42'52" EAST, A DISTANCE OF 45.57 FEET; THENCE SOUTH 79 degrees 42'52" EAST, A DISTANCE OF 4.27 FEET TO THE WESTERLY RIGHT OF WAY LINE OF SAN JOSE BOULEVARD, STATE ROAD 13 (A 100 FOOT RIGHT OF WAY AS NOW ESTABLISHED); THENCE SOUTHWESTERLY, ALONG SAID WESTERLY RIGHT OF WAY LINE, AND ALONG THE ARC OF A CURVE CONCAVE TO THE SOUTHEAST AND SAVING A RADIUS OF 1959.86 FEET, A DISTANCE OF 24.00 FEET, MAKING A CENTRAL ANGLE OF 00 degrees 42'06" AND HAVING A CHORD BEARING OF SOUTH 10 degrees 17'06" WEST AND A CHORD DISTANCE OF 24.00 FEET; THENCE NORTH 79 degrees 42'52" WEST, A DISTANCE OF 0.80 FEET; THENCE NORTH 59 degrees 42'52" WEST, A DISTANCE OF 35.11 FEET; THENCE SOUTH 01 degrees 11'00" EAST, A DISTANCE OF
100.81 FEET; THENCE SOUTH 88 degrees 49'00" WEST, A DISTANCE OF 24.00 FEET TO THE POINT OF BEGINNING.

                                     884069
                       103530 Overseas Hwy, Key Largo FL
                        Exhibit:"A" - Legal Description
PARCEL I:

The West 100 feet of Lot 5, Section 14, Township 61 South, Range 39 East, MODEL LAND COMPANY'S SUBDIVISION as recorded in Plat Book 1, Page 68, of the Public Records of Monroe County, Florida, LESS that portion thereof described as follows:

Commence at the Southwest corner of Lot 5, MODEL LAND COMPANY'S SUBDIVISION as recorded in Plat Book 1, Page 68 of the Public Records of Monroe County, Florida; thence run 88 deg. 59'32" East along the South line of said Lot 5, a distance of 100 feet, more or, less to a pipe; thence run 00 deg. 29'38" East a distance of 240.55 feet, more or less to a pipe set in concrete, being the Point of Beginning; thence run North 27 deg. 58'11" West a distance of 43.10 feet, more or less; thence run Northeasterly along a line lying at a 90 degree right angle to the aforementioned course to a point which intersects a line lying 100 feet East of and parallel to the West line of said Lot 5; thence run in a Southerly direction along a line lying 100 feet East of and parallel to the West line of said Lot 5, a distance of 40.97 feet, more or less, to the pipe set in concrete, being the Point of Beginning.

PARCEL II:

Lot 6 in Section 14, Township 61 South, Range 39 East, MODEL LAND COMPANY'S SUBDIVISION, as recorded in Plat Book 1, Page 68, of the Public Records of Monroe County, Florida.

PARCEL III:

That portion of Lots 9 and 10 in Section 14, Township 61 South, Range 39 East, MODEL LAND COMPANY'S SUBDIVISION as recorded in Plat Book 1, Page 68, of the Public Records of Monroe County, Florida, lying and being Northwesterly of a line which is parallel to and 120 feet distant Northwesterly of and measured at right angles to the center line of the former Florida East Coast Railway (now Overseas Highway) and lying and being on the Northeasterly side of the Northerly right of way line of Cross-Key Largo Canal as dedicated on the Florida Keys Chamber of Commerce unrecorded Plat of Cross-Key Largo Waterway, prepared by James and Adams, Engineers and Surveyors and dated June, 1937, LESS and recorded easements or road right of ways.

                                   Site 785041
                         11410 W. Colonial Dr., Ocoee FL
                        Exhibit "A" - Legal Description

      Commence at a railroad spike marking the North 1/4 corner of Section 30, Township 22 South, Range 28 East, Orange County, Florida, thence North 89 degrees 31'02" East along the North line of said Section 30 a distance of 250.00 feet, thence South 00 degrees 20'32" East, a distance of 75.00 feet to the South right of way line of State Road No. 50 and the point of beginning, thence South 00 degrees 20'32" East, a distance of 112.00 feet to the South line of the North 187 feet of the Northwest 1/4 of the Northwest 1/4 of the Northeast 1/4 of said
Section 30, thence South 89 degrees 31'02" West, along said South line a distance of 220.00 feet to the East right of way line of Marshall Farms Road, thence South 00 degrees 20'32" East, along said East right of way line a distance of 209.29 feet to the North line of the South 4.000 acres of the Northwest 1/4 of the Northwest 1/4 of the Northeast 1/4 of said Section 30, thence North 89 degrees 31'10" East, along said North line a distance of 627.38 feet to the East line of the Northwest 1/4 of the Northwest 1/4 of the Northeast 1/4 of said Section 30, thence North 00 degrees 21'59" West, along said East line a distance of 209.31 feet to the North line of the South 117.50 feet of the North 304.50 feet of the Northwest 1/4 of the Northwest 1/4 of the Northeast 1/4 of said Section 30, thence South 89 degrees 31'03" West, along said North line a distance of 107.29 feet, thence North 00 degrees 20'32", a distance of 112.00 feet to the South right of way line of State Road No. 50, thence South 89 degrees 31'02" West along said South right of way line a distance of 300.00 feet to the point of beginning. Less any portion for road right of way.

                                   Site 829053
                     23395 S. Volusia Avenue, Orange City FL
                         Exhibit "A" -Legal Description

PARCEL I:

Lots 1 and 2, U-HAUL OF ORANGE CITY, FLORIDA, a subdivision according to the plat thereof as recorded in Map Book 48, Page 175, of the Public Records of Volusia County, Florida.

PARCEL II:

Shared Access Easement created pursuant to the Plat of U-Haul of Orange City, Florida as recorded in Plat Book 48, Page 175.

                                     785027
                          600 S. KIRKMAN RD, ORLANDO FL
                         EXHIBIT "A" - LEGAL DESCRIPTION

A portion of the Northeast 1/4 of Section 36, Township 22 South, Range 28 East, Orange County, Florida, being more particularly described as follows:

      Commence at the Northwest corner of A REPLAT OF LOT 7, METROWEST REPLAT, according to the plat thereof recorded in Plat Book 20, Page 13, Public Records of Orange County, Florida; thence North 01 deg. 34'14" West, 25.01 feet to the Point of Beginning; thence continue North 01 deg. 34'14" West, 165.01 feet (the last two (2) courses described being coincident with the West line of Block K, LAKE HILL, according to the plat thereof, recorded in Plat Book M, Page 9, Public Records of Orange County, Florida, and the Southerly extension thereof) thence South 89 deg. 50'05" East along the North line of Lot 4, Block K, LAKE HILL, 150.07 feet; thence North 01 deg. 34'14" West along the West line of Lot 22, Block K, LAKE HILL 140.02 feet; thence South 89 deg. 50'27" East along the North line of Block K, LAKE HILL, 449.17 feet; thence South 00 deg. 10'23" West along the East line of the Northeast one-quarter (NE 1/4) of said Section 36, a distance of 22.13 feet; thence North 89 deg. 40'07" East, 86.53 feet; thence South 16 deg. 41'16" West, 233.53 feet; thence Southerly along the arc of a tangent curve being concave to the East, having a radius of 2964.93 feet, a central angle of 01 deg. 12'01", an arc distance of 62.11 feet (the last two (2) courses described being coincident with the Westerly right-of-way line of State Road 435 according to the State of Florida Road Department Right-of-Way Map,
Section 75270-2502 dated February 24, 1969; thence North 89 deg. 49'42" West along the centerline of the vacated Rosette Street (platted as Boston Avenue) said centerline being 25.00 feet North of and Parallel with the North line of A REPLAT OF LOT 7, METROWEST REPLAT, 593.07 feet to the Point of Beginning.

                                   Site 884082
                    14500 S. Orange Blossom Trail, Orlando FL
                         Exhibit "A" -Legal Description

PARCEL I: FEE

Lots 5, 6, 7 and 8, A Replat of Hunter's Creek, Tract 181, Lot 2, as recorded in Plat Book 24, Page 66, Public Records of Orange County, Florida, LESS the Easterly 25 feet thereof, more particularly described as follows:

      Begin at the Northeast corner of Lot 5 of A Replat of Hunter's Creek, Tract 181, Lot 2, as recorded in Plat Book 24, Page 66, Public Records of Orange County, Florida; run South 00deg.11'12" East, along the East line of said Lot 5 and its Southerly projection, a distance of 827.68 feet to a point on the North right of way line of Gatorland Drive of said plat; said point also being on a curve, concave Northwesterly, having a central angle of 16deg.36'05" and a radius of 35.00 feet; thence departing said East line and Southerly projection, and from a tangent bearing of South 73deg.12'43" West, run Southwesterly along the arc of said curve and said North line 1 a distance of 10.14 feet to the point of tangency; thence run the following courses and distances along the North and East right of way lines of said Gatorland Drive; thence South 89deg.48'48" West, a distance of 104.51 feet to the point of curvature of a curve concave Northeasterly having a central angle of 53deg.06'06" and a radius of 188.20 feet; thence run Northwesterly along the arc of said curve, a distance of 174.42 feet to the point of compound curvature of a curve concave Northeasterly, having a central angle of 50deg.08'32" and a radius of 200.71 feet; thence run Northwesterly along the arc of said curve, a distance of 175.65 feet to the point of tangency; thence run North 13deg.03'28" East, a distance of
81.30 feet to the point of curvature of a curve, concave Northwesterly, having a central angle of 13deg.14'40" and a radius of 610.72 feet; thence run Northeasterly along the arc of said curve, a distance of 141.17 feet to the point of tangency; thence run North 00deg.11'112" West, a distance of 217.00 feet to the point of curvature of a curve, concave Southeasterly, having a central angle of 16deg.25'00" and a radius of 494.93 feet; thence run Northeasterly along the arc of said curve, a distance of 141.81 feet to the point of tangency; thence run North 16deg.13'48" East, a distance of 12.00 feet to the Northwest corner of said Lot 5; thence departing said right of way, run North 89deg.48'48" East, along the North line of said Lot 5, a distance of
241.43 feet to the Point of Beginning.

LESS AND EXCEPT the following described lands:

Commence at a 4" by 4" concrete monument without identification marking the Northwest corner of the Southwest 1/4 of Section 34, Township 24 South, Range 29 East, Orange County, Florida; thence run North 89deg.33'07" East along the North line of said Southwest 1/4 a distance of 406.362 meters (1333.21 feet) to a point on the centerline of survey of State Road 500 (US 441), as shown on the Florida Department of Transportation Right of Way Map, Section 75010-2542; thence, departing said North line, South 00deg.01'24" East along said survey line 301.966 meters (990.70 feet) to the Easterly projection of the South line of Lot 9 A Replat of Hunter's Creek Tract 181, Lot 2, as recorded in Plat Book 24, Page 66, Public Records of Orange County, Florida; thence North 89deg.50'41" West along said Easterly projection line 30.494 meters (100.05 feet) to a point on the West line of additional Orange County right of way as described in Official Records 5667, Page 2686, Public Records of Orange County, Florida; thence North 00deg.00'52" West along said West line of additional right of way
104.948 meters (344.32 feet) to a point on the South line of Lot 8 of said Replat of Hunter's Creek Tract 181, Lot 2 (also being the North right of way line of Gatorland Drive as shown on said plat) for the Point of Beginning; thence continue North 00deg.00'52" West along said West line of additional Orange County right of way 8.756 meters (28.71 feet); thence departing said right of way line, South 42deg.09'09" West 12.414 meters (40.73 feet) to a point on said South line of Lot 8 (North right of way line of Gatorland Drive); thence North 89deg.58'52" East along said South line of Lot 8 a distance of 5.286 meters (17.34 feet) to the beginning of a curve concave Northwesterly, having a radius of 10.668 meters (35.00 feet) and a chord bearing of North 81deg.40'57" East; thence Easterly along the arc of said curve and said South line of Lot 8, through a central angle of 16deg.35'50" a distance of 3.090 meters (10.14 feet) to a point on said West line of additional Orange County right of way and the Point of Beginning.

PARCEL II: EASEMENT

Easement rights as set forth in that certain Declaration of Protective Covenants, Conditions and Restrictions of Tract 181 Commercial Property Owners Association, Inc., to American Newland Associates, a California general partnership, dated August 10, 1989, recorded September 21, 1989 in O.R. Book 4116, Page 4383; as affected by: Amendment recorded in O.R. Book 5174, Page 737; and Supplemental Declaration dated December 12, 1996, recorded in O.R. Book 5174, Page 746, as re-recorded January 22, 1997 in O.R. Book 5188, Page 3160; and Supplemental Declaration, dated December 20, 1996, recorded December 31, 1996 in O.R. Book 5178, Page 2165; and Assignment of Declarant's Rights by AG Land Associates, LLC, a California limited liability company, to Westbrook Hunter's Creek, L.P., a Delaware limited partnership, dated August 15, 1997, recorded in O.R. Book 5348, Page 1414; and Supplemental Declaration dated November 14, 1997, recorded December 12, 1997 in O.R. Book 5380, Page 3002; and Supplemental Declaration dated December 20, 1999, recorded January 2, 2000 in O.R. book 5917, Page 2725, Orange County Records.

                                   Site 785038
                    13301 S. Orange Blossom Trail, Orlando FL
                         Exhibit "A" -Legal Description

LOT 1, TRACT "A" AND TRACT "B", SOUTHCHASE PHASE 1A PARCEL 13, ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 46, PAGE 65 IN THE PUBLIC RECORDS OF ORANGE COUNTY, FLORIDA.

                                   Site 884073
                    7803 n. Orange Blossom Trail, Orlando FL
                         Exhibit "A" - Legal Description

From the Southwest corner of LOCKHART MANOR, according to the plat thereof as recorded in Plat Book O, Page 15, of the Public Records of ORANGE County, Florida; run North 02 deg. 33'14" West along the West line of said LOCKHART MANOR 143.44 feet for a Point of Beginning; thence run South 86 deg. 55'16" West parallel with the South line of the West half of the Southeast quarter of the Southeast quarter of Section 30, Township 21 South, Range 29 East, a distance of
519.15 feet; thence run South 2 deg. 33'14" East, 75.00 feet; thence run South 86 deg. 5516" West, 210.84 feet to the Easterly right of way line of State Road 500 (U.S. Highway 441); thence run North 32 deg. 18'44" West along said right of way line 294.26 feet to a point 350 feet North 2 deg. 57'07" West, North of the South line of Block A, LOCKMERE, according to the plat thereof as recorded in Plat Book K, Page 41, of said Public Records; thence run North 86 deg. 55'16" East, 217.54 feet to the West line of aforesaid West half, same being the West line of vacated HAMPTON HEIGHTS, according to the plat thereof as recorded in Plat Book P, Page 45, said Public Records; thence run North 02 deg. 57'07" West along the West line of said West half a distance of 349.52 feet to the Northwest corner of said West half; thence run North 87 deg. 47'11" East 660.92 feet to the Northwest corner of aforesaid LOCKHART MANOR; thence run South 02 deg. 33'14" East, 521.35 feet to the Point of Beginning.

                                     829054
                       3851 St. Orlando Drive, Sanford, FL
                         Exhibit"A" - Legal Description

 The South 216.9 feet of the North 740.4 feet of the Northwest 1/4 of the Northeast 1/4 of Section 14, Township 20 South, Range 30 East, Seminole County, Florida, lying East of State Road 15 and 600 (U.S. Highway 17-92)

                                   Site 786042
                          3939 W. Gandy Blvd., Tampa FL
                         Exhibit "A" -Legal Description

Lot 10 and 11, Al-Mar Subdivision, according to the Plat thereof, as recorded in Plat Book 29, Page 29, Public Records of Hillsborough County, Florida.

                                     829057
                     2055 Semoran Blvd, Winter Park, Florida
                        Exhibit "A" - Legal Description

From the Northwest corner of the Southwest 1/4 of the Southwest 1/4 of Section 34, Township 21 South, Range 30 East, Seminole County, Florida, run South 02 degrees 28'41" East, 939.14 feet along the West line of said Southwest 1/4 of the Southwest 1/4 for the Point of Beginning of the description, run thence North 88 degrees 03'35" East 511.06 feet parallel with the South line of the said Southwest 1/4 to the Westerly right of way line of State Road No. 436, thence run South 23 degrees 54'25" East 414.77 feet along the said Westerly right of way of State Road No. 436 to it's intersection with the South line of the said Southwest 1/4 of the Southwest 1/4, thence run South 88 degrees 03'35" West, 662.61 feet along the South line of the said Southwest 1/4 of the Southwest 1/4 to the Southwest corner of said Southwest 1/4 of the Southwest 1/4, thence run North 02 degrees 28'41" West, 384.74 feet along the West line of said Southwest 1/4 of the Southwest 1/4 to the Point of Beginning.

                                   EXHIBIT "A"

                    SITE 776034,1150 S DOGWOOD DR, CONYERS GA
                               LEGAL DESCRIPTION

ALL THAT TRACT or parcel of land lying and being in Land Lot 299 of the 16th District of Rockdale County, Georgia, and being more particularly described as follows:

BEGINNING at the northern right-of-way of Dogwood Drive (variable right of way) a distance of 1457.85 feet from the right of way of Dogwood-Old Covington Highway; thence along said right of way North 69 degrees 27 minutes 09 seconds West, a distance of 393.94 feet to an iron pin found; South 21 degrees 02 minutes 26 seconds West a distance of 24.99 feet to an iron pin; thence North 69 degrees 17 minutes 32 seconds West a distance of 20.99 feet to an iron pin; thence leaving said right-of-way North 21 degrees 12 minutes 09 seconds East a distance of 238.44 feet to an iron pin; thence South 84 degrees 38 minutes 53 seconds East a distance of 411.70 feet to an iron pin; thence South 17 degrees 51 minutes 15 seconds West a distance of 321.77 feet to an iron pin on the north right-of-way of Dogwood Drive, said point being the POINT OF BEGINNING, containing 2.51 acres, and being more particularly shown on that certain survey prepared by Landata Site Services, Inc., dated April 15, 2003, as last revised February__________,2004.

TOGETHER WITH all rights and interests in all easements contained in that certain Easement Agreement between Hugh W. Cheek and Cracker Barrel Old Country Store, Inc., dated November 15, 1995, filed November 15, 1995, recorded in Deed Book 1174, Page 108, aforesaid records; as amended by Amended Easement Agreement by and between Hugh W. Cheek and Cracker Barrel Old Country Store, Inc., dated December 4, 1995, filed December 21, 1995, recorded in Deed Book 1187, Page 1, aforesaid records; as supplemented by Supplement to Easement Agreement, dated October 21, 1996, filed for recording October 23, 1996, recorded in Deed Book 1290, Page 192, aforesaid records, and as further affected by Agreement for Storm Drainage Facilities, dated January 17, 1997, filed January 21, 1997, recorded in Deed Book 1319, Page 129, aforesaid records.

TOGETHER WITH all rights and interests in all easements contained in paragraphs #3 CB Tract Utility Easement, #4 Tract Seven Utility Easement, and #10 Tract Four Signage Easement of Amended Easement Agreement dated December 4, 1995 among Hugh W. Cheek, the Estate of George D. Cheek, Chatto Fields II, Limited Partnership and Cracker Barrel Old Country Store, Inc., recorded in Deed Book 1187, Page 1, Rockdale County, Georgia records.

TOGETHER WITH all rights and interests in all easements contained in paragraphs #1 Tract 2A Road Easement and #2 Tract 2A Sewer Line Easements contained in Tract Two Easement Agreement dated March 28, 1996 among Hugh W. Cheek, the Estate of Georgia D. Cheek and Chatto Fields II, Limited Partnership recorded in Deed Book 1226, page 76, aforesaid records.

TOGETHER WITH all rights and interests in all easements contained in that certain Sewer Easement Agreement by and between BMO Global Capital Solutions, Inc. and Mrs. A. J. Hood, dated January 30, 1999, filed for recording February 4,1999, recorded in Deed Book 1645, Page 338, aforesaid records.

                                   EXHIBIT "A"

                                   SITE 777026
                         2085 COBB PARKWAY, KENNESAW GA
                               LEGAL DESCRIPTION

ALL THAT TRACT or parcel of land lying and being in Land Lot 206 of the 20th District, 2nd Section, City of Kennesaw, Cobb County, Georgia, and being more particularly described as follows:

BEGINNING at a concrete monument found at the point of intersection of the southwestern right-of-way line of Old Highway #41 (variable right-of-way) and the southwestern right-of-way line of U.S. Highway #41 (Cobb Parkway) (variable right-of-way); run thence South 18 degrees 47 minutes 36 seconds East along the southwestern right-of-way of Old Highway #41, a distance of 118.75 feet to an iron pin found; thence leaving said right-of-way and running South 78 degrees 29 minutes 25 seconds West, a distance of 508.96 feet to an iron pin found; running thence North 22 degrees 13 minutes 19 seconds West, a distance of 268.49 feet to an iron pin placed; run thence North 79 degrees 56 minutes 18 seconds East, a distance of 254.85 feet to an iron pin placed; run thence North 32 degrees 42 minutes 41 seconds East, a distance of 90.33 feet to an iron pin placed located on the southwestern right-of-way of U.S. Highway #41 (Cobb Parkway); running thence along said right-of-way, and following the curvature thereof the following courses and distances: following an arc with a curve to the left (which arc has a chord distance of 125.00 feet on a chord bearing South 58 degrees 09 minutes 15 seconds East and having a radius of 4137.87 feet) an arc distance of 125.00 feet to an iron pin placed; run thence along said right-of-way North 31 degrees 00 minutes 21 seconds East, a distance of 25.00 feet to an iron pin placed; run thence along the arc of a curve to the left (which arc has a chord distance of 102.94 feet and a chord bearing South 59 degrees 44 minutes 12 seconds East, and having a radius of 4112.87 feet) an arc distance of 102.95 feet to a point; run thence South 29 degrees 13 minutes 49 seconds West, a distance of 25.00 feet to an iron pin placed; run thence along the arc of a curve to the left (which arc has a chord distance of 76.03 feet on a chord bearing South 60 degrees 58 minutes 56 seconds East and having a radius of 4137.87 feet) an arc distance of 76.04 feet to a concrete monument found at the point of intersection of the southwestern right-of-way line of Old Highway #41 and the southwestern right-of-way line of U.S. Highway #41 (Cobb Parkway) and the POINT OF BEGINNING, said tract containing 3.00 acres.

                                   EXHIBIT "A"

                                   SITE 776026
                     1290 PLEASANT HILL RD, LAWRENCEVILLE GA
                               LEGAL DESCRIPTION

PARCEL 1:

ALL THAT TRACT or parcel of land lying and being in Land Lot 182 of the 6th District, Gwinnett County, Georgia, and being part of Lot 1, Block A, Pleasant Acres Subdivision, as more particularly shown on plat by B. L. Brummer & Associates, Inc., Georgia Registered Land Surveyors, recorded on February 5, 1974 and recorded in Plat Book 1, Page 67, Gwinnett County, Georgia records, which plat is incorporated herein and made a part hereof by reference, and being more particularly shown and described as follows:

COMMENCING at an iron pin placed on the easterly right-of-way of Pleasant Hill Road (110-foot wide right-of-way), said point being 394.41 feet northwesterly, as measured along said right-of-way, from the point of intersection of said easterly right-of-way of Pleasant Hill Road and the northerly right-of-way of Meadows Lane (60-foot wide right-of-way); run thence along the arc of a curve to the left (which arc has a chord bearing North 09 degrees 33 minutes 49 seconds West, a chord distance of 72.41 feet and a radius of 5680.00 feet) an arc distance of 72.41 feet to an iron pin placed; thence leaving said right-of-way line and running North 61 degrees 33 minutes 25 seconds East, a distance of
150.61 feet to an iron pin placed; thence running South 11 degrees 27 minutes 51 seconds East, a distance of 155.78 feet to an iron pin found (1-inch pipe); thence running South 81 degrees 39 minutes 34 seconds West, a distance of 147.51 feet to an iron pin placed on the easterly right-of-way of Pleasant Hill Road and the POINT OF BEGINNING; said tract shown to contain 0.4330 acre or 18,861 square feet.

PARCEL 2:

ALL THAT TRACT or parcel of land lying and being in Land Lot 182 of the 6th District, Gwinnett County, Georgia, and being more particularly described as follows:

BEGINNING at a concrete marker at the intersection of the southeasterly right-of-way of Pleasant Hill Road (110-foot wide right-of-way) and the southwesterly right-of-way of Corley Road (55-foot wide right-of-way); run thence in a southwesterly direction along the southeasterly right-of-way of Pleasant Hill Road a distance of 361.23 feet to an iron pin set, which iron pin marks the TRUE POINT OF BEGINNING; from said TRUE POINT OF BEGINNING as thus established and thence leaving said right-of-way North 61 degrees 53 minutes 48 seconds East, a distance of 441.63 feet to an iron pin found; thence South 27 degrees 57 minutes 40 seconds East, a distance of 199.45 feet to an iron pin set; thence South 61 degrees 33 minutes 22 seconds West, a distance of 507.61 feet to an iron pin set; thence along said right-of-way of Pleasant Hill Road North 09 degrees 55 minutes 44 seconds West, a distance of 213.09 feet to an iron pin set and the TRUE POINT OF BEGINNING, containing 2.19 acres/95,328 square feet.

                                   EXHIBIT "A"

                                   SITE 777025
                          7242 HIGHWAY 85, RIVERDALE GA
                               LEGAL DESCRIPTION

All that tract or parcel of land lying and being in Land Lot 183 of the 13th district, Clayton County, Georgia and being more particularly described as follows:

Beginning at an iron pin on the easterly right-of-way of Georgia Highway 85 (variable right of way) 522.25 fee north of the right of way of Roundtree Road; thence following the right-of-way of Georgia Highway 85 North 2 degrees 41 minutes 03 seconds East a distance of 282.64 feet to an iron pin; thence leaving said right-of-way North 89 degrees 26 minutes 23 seconds East a distance of
225.14 feet to a nail; thence North 2 degrees 32 minutes 26 seconds East a distance of 124.69 feet to an iron pin; thence South 89 degrees 59 minutes 35 seconds East a distance 225.26 feet to an iron pin; thence South 2 degrees 42 minutes 47 seconds West a distance of 249.77 feet to an iron pin; thence North 89 degrees 54 minutes 26 seconds West a distance of 150.00 feet to an iron pin; thence South 3 degrees 01 minutes 08 seconds West a distance of 154.42 feet to an iron pin found; thence South 88 degrees 55 minutes 32 seconds West a distance of 299.25 feet to the POINT OF BEGINNING, containing 3.01 acres and being the same property as shown on that certain survey prepared by Landata Site Services, Inc., dated April 9, 2003, as last revised February __, 2004.

                                   EXHIBIT "A"

                                   SITE 777023
                           5285 S. COBB DR., SMYRNA GA
                               LEGAL DESCRIPTION

ALL THAT TRACT or parcel of land lying and being in Land Lot 759 of the 17th District of the 2nd Section of Cobb County, Georgia, and being more particularly described as follow:

BEGINNING at a concrete monument at the intersection of the northeasterly right of way of South Cobb Drive (120 feet from the centerline) with the southeasterly right of way of Interstate Highway I-285, running thence North 17 degrees 23 minutes 01 seconds East along said right of way of Interstate Highway I-285 a distance of 59.46 feet to an iron pin on the southerly right of way of Woodland Road (15 feet from centerline); run thence South 79 degrees 16 minutes 54 seconds East along said right of way a distance of 136.70 feet to a point; continue thence along said right of way and following an arc to the left a distance of 8.01 feet to an iron pin (said arc having a radius of 187.67 feet and being subtended by a chord of south 80 degrees 30 minutes 13 seconds East a distance of 8.01 feet); run thence South 44 degrees 29 minutes 39 seconds East a distance of 79.30 feet to an iron pin; run thence South 45 degrees 23 minutes 00 seconds West a distance of 135.00 feet to an iron pin on the northeasterly right of way of South Cobb Drive; run thence North 44 degrees 32 minutes 28 seconds West along said right of way a distance of 170.31 feet to a concrete monument at the intersection of the northeasterly right of way of South Cobb Drive with the southeasterly right of way of Interstate Highway I-285 and the POINT OF BEGINNING, containing 0.48 acres/21,091 square feet.

TOGETHER with a non-exclusive easement for ingress and egress and appurtenant rights across the following described tract of land, as granted to Grantor herein by Warranty Deed dated August 1, 1968, and recorded in Deed Book 1050 page 644, in the Office of the Clerk of Superior Court of Cobb County, Georgia:

BEGINNING at an iron pin on the northeasterly right of way of South Cobb Drive
170.31 feet southeasterly of the intersection of said right of way of South Cobb Drive and the southeasterly right of way of Interstate Highway I-285; run thence North 45 degrees 23 minutes 00 seconds East a distance of 135.00 feet to an iron pin; run thence South 30 degrees 52 minutes 20 seconds West a distance of 139.50 feet to a concrete monument on the northeasterly right of way of South Cobb Drive; run thence North 44 degrees 31 minutes 42 seconds West along said right of way a distance of 34.96 feet to an iron pin and the POINT OF BEGINNING.

                                   EXHIBIT "A"

                                   SITE 776055
                        2040 SCENIC HWY N, SNELLVILLE GA
                               LEGAL DESCRIPTION

ALL THAT TRACT or parcel of land lying and being in Land Lot 40 of the 5th District in the City of Snellville, Gwinnett County, Georgia, and being more particularly described as follows:

BEGINNING at an iron pin on the easterly right-of-way of Georgia Highway No. 124 (having a 100-foot right-of-way) 299.90 feet from the southerly right of way of Dogwood Drive; thence leaving said right of way South 67 degrees 59 minutes 08 seconds East, a distance of 344.36 feet to an iron pin found; run thence South 23 degrees 55 minutes 58 seconds West, a distance of 369.25 feet to an iron pin found; run thence North 68 degrees 29 minutes 17 seconds West, a distance of
312.66 feet to an iron pin found located on the easterly right-of-way of Georgia Highway No. 124; run thence along said right-of-way North 19 degrees 00 minutes 15 seconds East, a distance of 89.01 feet to a concrete monument found; thence South 70 degrees 24 minutes 04 seconds East, a distance of 20.82 feet to a concrete monument found; run thence North 18 degrees 48 minutes 58 seconds East, a distance 20.32 feet to a concrete monument found; run thence North 70 degrees 45 minutes 05 seconds West, a distance of 20.65 feet to a concrete monument found; run thence North 19 degrees 01 minute 26 seconds East, a distance of
263.09 feet to an iron pin found and POINT OF BEGINNING. Said tract containing
2.78 acres as shown on ALTA/ASCM Land Title Survey prepared by Landata Site Services, Inc., dated April 10, 2003, as last revised February___, 2004

TOGETHER WITH all rights, benefits, interests and easements granted in that certain Sanitary Sewer Easement from E. R. Snell Contractors, Inc. to James C. Sims, dated November 15, 1989, filed for record May 15, 1990 and recorded in Deed Book 6022, Page 350, Gwinnett County, Georgia records.

TOGETHER WITH all rights, benefits, interests and easements granted in that certain Easement from James Simms to U-Haul International, dated September 28, 1998, filed for record December 8, 1998 and recorded in Deed Book 17310, Page 2, aforesaid records.

TOGETHER WITH all rights, benefits, interests and easements granted in that certain Sanitary Sewer Easement from Eastside Gardens of Snellville, L.L.C., a Georgia limited liability company to Uhaul International, a Nevada Corp., dated December 3, 1998, filed for record December 8, 1998 and recorded in Deed Book 17310, Page 3, aforesaid records.

TOGETHER WITH all rights, benefits, interests and easements granted in that certain Easement from James C. Sims to U-Haul International, dated March 3, 2000, filed for record March 6, 2000 and recorded in Deed Book 20132, Page 161, aforesaid records.

TOGETHER WITH all rights, benefits, interests and easements granted in that certain Easement from Eastside Gardens of Snellville, LLC to U-Haul International, Inc., dated February 24, 2000, filed for record March 6, 2000 and recorded in Deed Book 20132, Page 158, aforesaid records.

                                     757026
                        11855 S. Cicero Avenue, Alsip IL
                        Exhibit "A" - Legal Description

THAT PART OF THE WEST 1/2 OF THE SOUTHWEST 1/4 OF SECTION 22, TOWNSHIP 37 NORTH, RANGE 13 EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING SOUTH OF THE SOUTH LINE OF LOT 6 IN BLOCK 6 IN PERCY WILSON'S EAST VIEW PARK IN SAID SOUTHWEST 1/4, AND LYING SOUTHWEST OF THE RIGHT OF WAY OF THE BALTIMORE AND OHIO, CHICAGO TERMINAL RAILROAD (FORMERLY THE CHICAGO AND CALUMET TERMINAL RAILROAD), AND EAST OF THE LANDS TAKEN BY THE STATE OF ILLINOIS FOR THE CICERO AVENUE GRADE SEPARATION DESCRIBED AS FOLLOWS: BEGINNING ON THE NORTH LINE OF 119TH STREET, WHICH IS A LINE DRAWN 50 FEET NORTH OF AND PARALLEL WITH THE SOUTH LINE OF SAID SOUTHWEST 1/4, AS DEDICATED IN SAID PERCY WILSON'S EAST VIEW PARK, AND THE EAST LINE OF A 20 FOOT PUBLIC ALLEY IN BLOCK 8 OF SAID PERCY WILSON'S EAST VIEW PARK; THENCE NORTH ALONG SAID EAST LINE, TO THE SOUTH LINE OF A 20 FOOT PUBLIC ALLEY IN SAID BLOCK 8; THENCE EAST, ALONG SAID SOUTH LINE, A DISTANCE OF 29.96 FEET, TO A POINT ON THE EAST LINE OF LOT 36 IN SAID BLOCK 8, AND ITS EXTENSION TO THE SOUTH; THENCE NORTH, ALONG SAID EAST LINE, TO THE SOUTH LINE OF 118TH PLACE,
OR THE NORTH LINE OF SAID BLOCK 8; THENCE EAST ALONG SAID LINE, A DISTANCE OF
29.98 FEET, TO THE EAST LINE OF LOTS 12 AND 18 AND THEIR EXTENSIONS TO THE SOUTH AND NORTH, IN BLOCK 7 OF SAID PERCY WILSON'S EAST VIEW PARK; THENCE NORTH ALONG SAID LINE, TO THE SOUTH LINE OF AFORESAID LOT 6 IN BLOCK 6; EXCEPT THE SOUTH 50 FEET OF SAID SOUTHWEST 1/4, TAKEN OR DEDICATED FOR THE OPENING OF 119TH
STREET; AND EXCEPT THE 10 FOOT STRIP OF LAND LYING SOUTHWESTERLY OF AND ADJOINING THE ORIGINAL 66 FOOT WIDE RIGHT OF WAY OF THE BALTIMORE AND OHIO, CHICAGO TERMINAL RAILROAD, IN COOK COUNTY, ILLINOIS.

                757031

File No.: CC32763

LEGAL DESCRIPTION:

PARCEL 1:

ALL THAT PART OF SECTIONS 3 AND 10, TOWNSHIP 43 NORTH, RANGE 8 EAST OP THE THIRD PRINCIPAL MERIDIAN, LYING EASTERLY OF THE EASTERLY RIGHT OF WAY LINE OF STATE ROUTE 31, SOUTHERLY OF THE SOUTHERLY RIGHT OF WAY LINE OF THE CHICAGO AND NORTH WESTERN RAILROAD, WESTERLY OF THE CENTER LINE OF SANDS ROAD, NORTHERLY OF THE NORTHERLY RIGHT OF WAY LINE OF U.S. ROUTE 14 AND EASTERLY OF THE EASTERLY RIGHT OF WAY LINE OF THE RAMP CONNECTING STATE ROUTE 31 WITH U.S. ROUTE 14 (EXCEPT THE EAST 660 FEET, AS MEASURED AT RIGHT ANGLES TO THE EAST LINE THEREOF; ALSO EXCEPTING THAT PART CONVEYED TO STATE OF ILLINOIS FOR STATE ROUTE 31 (F.A. 54), BY WARRANTY DEED FROM DODGE INCORPORATED, RECORDED SEPTEMBER 2, 1970, AS DOCUMENT NUMBER 529742; ALSO EXCEPTING THAT PART TAKEN BY THE STATE OF ILLINOIS, DEPARTMENT OF TRANSPORTATION, IN FINAL JUDGMENT ORDER FILED JULY 21, 1998 IN MC HENRY COUNTY CIRCUIT COURT AS CASE NO. 97-ED-10), IN MC HENRY COUNTY, ILLINOIS.

EXCEPT THAT PART OF THE SOUTHEAST QUARTER OF SECTION 3, TOWNSHIP 43 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN DESCRIBED AS FOLLOWS: COMMENCING AT THE INTERSECTION OF THE EASTERLY RIGHT-OF-WAY LINE OF F.A.P. ROUTE 336 (ILLINOIS STATE ROUTE 31) AS DEDICATED AND SHOWN ON DOCUMENT NUMBER 531554 RECORDED OCTOBER 9, 1970 IN MC HENRY COUNTY, ILLINOIS AND THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF THE CHICAGO & NORTHWESTERN RAILWAY COMPANY; THENCE SOUTH 05 DEGREES 48 MINUTES 54 SECONDS WEST, 136.59 FEET (BEARINGS ASSUMED FOR DESCRIPTION PURPOSES
ONLY) ALONG SAID EASTERLY RIGHT-OF-WAY; THENCE SOUTH 14 degrees 10'37" WEST,
135.67 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 04 DEGREES 45 MINUTES 53 SECONDS WEST, 157.58 FEET; THENCE SOUTH 02 DEGREES 21 MINUTES 38 SECONDS WEST,
40.31 FEET; THENCE SOUTH 85 DEGREES 14 MINUTES 07 SECONDS WEST, 7.00 FEET; THENCE SOUTH 02 DEGREES 21 MINUTES 38 SECONDS EAST, 66.60 FEET TO THE EASTERLY RIGHT-OF-WAY LINE OF SAID F.A.P. 336; THENCE NORTH 03 DEGREES 46 MINUTES 10 SECONDS WEST, 232.50 FEET ALONG SAID EASTERLY RIGHT-OF-WAY; THENCE NORTH 14 DEGREES 10 MINUTES 37 SECONDS EAST, 33.46 FEET ALONG SAID EASTERLY RIGHT-OF-WAY TO THE POINT OF BEGINNING; AND ALSO;

EXCEPT ANY AND ALL RIGHT OF ACCESS, INGRESS OR EGRESS OVER, UNDER OR ACROSS THE FOLLOWING DESCRIBED LINE: BEGINNING AT A POINT IN THE SOUTHEAST QUARTER OF
SECTION 3, TOWNSHIP 43 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN SAID POINT BEING AT THE INTERSECTION OF THE EASTERLY RIGHT-OF-WAY LINE OF F.A.P. ROUTE 336 (ILLINOIS STATE ROUTE 31) AS DEDICATED AND SHOWN ON DOCUMENT NUMBER 531554 RECORDED OCTOBER 9, 1970, AND THE SOUTHWESTERLY RIGHT-OF-WAY LINE OF THE CHICAGO AND NORTHWESTERN RAILWAY COMPANY; THENCE

SOUTH 05 DEGREES 48 MINUTES 54 SECONDS WEST, 135.59 FEET (BEARINGS ASSUMED FOR DESCRIPTION PURPOSES ONLY) ALONG SAID EASTERLY RIGHT-OF-WAY; THENCE SOUTH 14 DEGREES 10 MINUTES 37 SECONDS WEST, 135.67 FEET ALONG SAID EASTERLY RIGHT OF WAY; THENCE SOUTH 04 DEGREES 45 MINUTES 53 SECONDS WEST, 157.58 FEET; THENCE SOUTH 02 DEGREES 21 MINUTES 38 SECONDS WEST, 40.31 FEET; THENCE SOUTH 85 DEGREES 14 MINUTES 07 SECONDS WEST, 7.00 FEET; THENCE SOUTH 02 DEGREES 16 MINUTES 05 SECONDS EAST, 66.60 FEET; THENCE SOUTH 03 DEGREES 46 MINUTES 10 SECONDS EAST,
7.49 FEET ALONG THE EASTERLY RIGHT-OF-WAY LINE AS SHOWN ON DOCUMENT NO. 531554; THENCE SOUTHEASTERLY 217.80 FEET ALONG THE RIGHT-OF-WAY LINE AS DEDICATED AND SHOWN BY DOCUMENT NO. 26667, RECORDED JUNE 19, 1953, BEING ON A CURVE TO THE LEFT, HAVING A RADIUS OF 252.30 FEET, THE CHORD OF SAID CURVE BEARS SOUTH 39 degrees 31' 00" EAST 211.10 FEET; THENCE SOUTH 64 DEGREES 16 MINUTES 16 SECONDS EAST, 73.13 FEET ALONG SAID RIGHT-OF-WAY; THENCE SOUTHEASTERLY, 110.06 FEET ALONG SAID RIGHT-OF-WAY BEING ON A CURVE TO THE RIGHT HAVING A RADIUS OF 350.33 FEET, THE CHORD OF SAID CURVE BEARS SOUTH 55 DEGREES 16 MINUTES 12 SECONDS EAST,
109.61 FEET; THENCE SOUTH 46 DEGREES 16 MINUTES 12 SECONDS EAST, 349.92 FEET ALONG SAID RIGHT-OF-WAY TO THE TERMINUS OF ACCESS CONTROL, ALL IN MC HENRY COUNTY, ILLINOIS.

PARCEL 2:

EASEMENT FOR DRIVEWAY FOR INGRESS AND EGRESS FOR THE BENEFIT OF PARCEL 1, AS CREATED BY THE AGREEMENT RECORDED APRIL 7, 1960 AS DOCUMENT NUMBER 368037 AS AMENDED BY INSTRUMENT RECORDED FEBRUARY 14, 1961 AS DOCUMENT NUMBER 381434 BETWEEN PIONEER TRUST AND SAVINGS BANK AS TRUSTEE UNDER TRUST NUMBER 6264 AND PIONEER TRUST AND SAVINGS BANK AS TRUSTEE UNDER TRUST NUMBER 8394, FROM THE DIVISION LINE BETWEEN THE EAST 660 FEET OF ALL THAT PART OF SECTIONS 3 AND 10, TOWNSHIP 43 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING EASTERLY OF THE EASTERLY RIGHT OF WAY LINE OF STATE ROUTE 31, SOUTHERLY OF THE SOUTHERLY RIGHT OF WAY LINE OF THE CHICAGO AND NORTH WESTERN RAILROAD, WESTERLY OF THE CENTER LINE OF SANDS ROAD, NORTHERLY OF THE NORTHERLY RIGHT OF WAY LINE OF U.S. ROUTE 14 AND EASTERLY OF THE EASTERLY RIGHT OF WAY LINE OF THE RAMP CONNECTING STATE ROUTE 31 WITH U.S. ROUTE 14, AND ALL THAT PART OF SECTIONS 3 AND 10, TOWNSHIP 43 NORTH, RANGE 8 EAST OF THE THIRD PRINCIPAL MERIDIAN, LYING EASTERLY OF THE EASTERLY RIGHT OF WAY LINE OF STATE ROUTE 31, SOUTHERLY OF THE SOUTHERLY RIGHT OF WAY LINE OF THE CHICAGO AND NORTH WESTERN RAILROAD, WESTERLY OF THE CENTER LINE OF SANDS ROAD, NORTHERLY OF THE NORTHERLY RIGHT OF WAY LINE OF U.S. ROUTE 14 (EXCEPTING THE EAST 660 FEET, AS MEASURED AT RIGHT ANGLES TO THE EAST LINE THEREOF) AND THEN EXTENDING EAST ACROSS THE EAST 660 FEET AFORESAID TO SANDS ROAD, SAID DRIVEWAY APPROXIMATELY 30 FEET IN WIDTH AND HAVING ITS SOUTHERLY LINE 20 FEET NORTH OF AND PARALLEL TO THE SOUTH LINE OF SAID EAST 660 FEET, IN MC HENRY COUNTY, ILLINOIS.

739050

File No.: CC14525

LEGAL DESCRIPTION:

LOT 1 IN U-HAUL CENTER OP AURORA SUBDIVISION, BEING A SUBDIVISION IN THE NORTHEAST 1/4 OF SECTION 28 TOWNSHIP 38 NORTH RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED JULY 19, 2001 AS DOCUMENT R2001-148206, IN DUPAGE COUNTY ILLINOIS.

757053
File No.: CC21594

LEGAL DESCRIPTIONS

THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 21, TOWNSHIP 37 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, EXCEPTING THEREFROM THE FOLLOWING DESCRIBED FOUR PARCELS: THE WEST 960.0 FEET OF THE NORTH 941.0 FEET OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 21, AFORESAID; THE NORTH
908.0 FEET OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 21, AFORESAID, EXCEPT THE WEST 960.0 FEET; THE EAST 484 FEET OF THE SOUTH 180.0 FEET OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 21 AFORESAID; AND THAT PART OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SECTION 21, AFORESAID, DESCRIBED AS FOLLOWS: BEGINNING AT A POINT IN THE EAST LINE OF SAID NORTHEAST QUARTER, DISTANT SOUTH 01 DEGREES 53 MINUTES 59 SECONDS EAST (ASSUMED BEARING), 908.05 FEET FROM THE NORTHEAST CORNER OF THE NORTHEAST QUARTER OF SAID
SECTION 21; THENCE CONTINUING SOUTH 01 DEGREES 53 MINUTES 59 SECONDS EAST ALONG SAID EAST LINE, 233.88 FEET TO THE NORTH LINE OF THE SOUTH 180.0 FEET OF THE EAST 484.0 FEET OF THE NORTHEAST QUARTER OF THE NORTHEAST QUARTER OF SAID
SECTION 21; THENCE SOUTH 88 DEGREES 41 MINUTES 40 SECONDS WEST ALONG SAID NORTH LINE, 83.45 FEET; THENCE NORTH 01 DEGREES 53 MINUTES 06 SECONDS WEST, 95.87 FEET; THENCE NORTH 00 DEGREES 58 MINUTES 38 SECONDS EAST, 100.12 FEET; THENCE NORTH 01 DEGREES 53 MINUTES 06 SECONDS WEST, 37.94 FEET TO THE SOUTH LINE OF THE NORTH 908.0 FEET OF THE NORTHEAST QUARTER OF SAID NORTHEAST QUARTER; THENCE NORTH 88 DEGREES 41 MINUTES 03 SECONDS EAST ALONG SAID SOUTH LINE, 78.39 FEET TO THE POINT OF BEGINNING, ALL IN WILL COUNTY, ILLINOIS.

                                   Site 759051
                       1650 w 81ST Avenue, Merrillville IN
                         Exhibit "A" -Legal Description

Situated in the State of Indiana, in the County of Lake and the Town of
Merrillville:

Parcel I

Part of the South Half of the Southeast Quarter of the Northeast Quarter of
Section 20, Township 35 North, Range 8 West of the 2nd P.M. described as:
Commencing at a point on the North line of State Road No. 30, which is 12 rods West of the East line of said tract and running thence North 661.32 feet, more or less, to the North line of said tract; thence West 66 feet; thence South
661.32 feet, more or less, to the North line of said State Road No. 30; thence East 66 feet to the Place of Beginning, in Lake County, Indiana.

Parcel II

Lot 2 of Metro Self Storage, Plat of P.U.D. Amendment to the Town of Merrillville, Lake County, Indiana, as shown in Plat Book 79, page 26, in Lake County, Indiana.

The above Parcel I and Parcel II have now been described by a Modernized Perimeter Legal Description as prepared by Landata Site Services as File #2003-04-0022 and F.S. Land Company as Project #LSLD032216, dated April 26, 2003 and last revised March__, 2004, more particularly described as follows:

Beginning at an existing Dick at the Northeast Corner of Section 20, Township 35 North, Range 8 West of the Second Principal Meridian, Lake County, Indiana; thence South 00 degrees 20 minutes 54 seconds West, 2037.63 feet to a point; thence North 89 degrees 39 minutes 06 seconds West, 189.79 feet to the True Point of Beginning, said point being South 0.57 feet, East 0.27 feet from an existing 2 inch Iron Pipe; thence South 00 degrees 17 minutes 35 degrees East,
622.13 feet to a point on the North right-of-Way line of U.S. Highway No. 30 (A.K.A. West 81st Street), said point being South 1.09 feet from an existing 2 inch Iron Pipe; thence following said North Right-of-Way North 89 degrees 12 minutes 54 seconds West, 65.80 feet to a point, said point being North 0.17 feet, and West 0.24 feet from an existing Iron Pipe; thence leaving said Right-of-Way line, and following the East line of an existing 40 foot Frontage Road North 00 degrees 01 minutes 45 seconds West, 40.00 feet to a set #5 Rebar; thence following the South line of said 40 foot Frontage Road North 89 degrees 12 minutes 45 seconds West, 149.71 feet to an existing Rebar; thence leaving the North line of said 40 foot Frontage Road North 00 degrees 00 minutes 08 seconds West, 418.22 feet to a set #5 Rebar; thence North 89 degrees 39 minutes 48 seconds West, 352.71 feet to a point, said point being South 0.15 feet and East 0.26 feet from an existing Rebar; thence North 00 degrees 00 minutes 00 seconds West, 162.33 feet to a set #5 Rebar; thence South 89 degrees 39 minutes 06 seconds East, 565.14 feet to the True Point of Beginning.

                                   Site 734032
                         9250 Marshall Drive, Lenexa KS
                        Exhibit "A" - Legal Description

TRACT I:

COMMENCING AT THE NORTHWEST CORNER OF THE EAST 1/2 OF THE NORTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 34, TOWNSHIP 12 SOUTH, RANGE 24 EAST, IN THE CITY OF LENEXA, JOHNSON COUNTY, KANSAS; THENCE SOUTH 0 degrees 16'20" EAST A DISTANCE OF
538.48 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING SOUTH 0 degree 16'20" EAST A DISTANCE OF 159.70 FEET TO A POINT; THENCE SOUTH 89 degrees 43'40" EAST A DISTANCE OF 0.92 FEET TO A POINT; THENCE SOUTH 0 degree 16'20" EAST A DISTANCE OF 29.31 FEET TO A POINT; THENCE SOUTH 7 degrees 25'30" EAST A DISTANCE OF 47.30 FEET TO THE POINT OF BEGINNING OF A CURVE TO THE LEFT; THENCE ON SAID CURVE TO THE LEFT HAVING A CENTRAL ANGLE OF 2 degrees 49'01" A RADIUS OF 592.29 FEET AND A LENGTH OF 29.12 FEET TO A POINT OF REVERSED CURVATURE; THENCE FROM SAID POINT OF REVERSED CURVATURE; ON A CURVE TO THE RIGHT, SAID CURVE TO THE RIGHT HAVING A CENTRAL ANGLE OF 7 degrees 04'19" A RADIUS OF 614.29 FEET AND A LENGTH OF 75.82 FEET TO A POINT; THENCE NORTH 89 degrees 47'30" EAST, A DISTANCE OF 238.52 FEET TO A POINT; THENCE SOUTH 53 degrees 23'50" EAST A DISTANCE OF
201.74 FEET TO A POINT IN THE WESTERLY RIGHT OF WAY LINE OF INTERSTATE HIGHWAY 35; THENCE NORTH 36 degrees 36'10" EAST ALONG THE SAID WESTERLY RIGHT OF WAY LINE A DISTANCE OF 240.00 FEET TO A POINT; THENCE NORTH 53 degrees 23'50" WEST A DISTANCE OF 448.50 FEET TO A POINT; THENCE SOUTH 89 degrees 47'30" WEST A DISTANCE OF 204.77 FEET TO THE TRUE POINT OF BEGINNING, EXCEPT THAT PART IN STREETS AND ROADS.

TRACT II:

COMMENCING AT THE NORTHWEST CORNER OF THE EAST 1/2 OF THE NORTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 34, TOWNSHIP 12 SOUTH, RANGE 24 EAST, IN THE CITY OF LENEXA, JOHNSON COUNTY, KANSAS; THENCE SOUTH 0 degree 16'20" EAST A DISTANCE OF
538.48 FEET TO A POINT; THENCE NORTH 89 degrees 47'30" EAST A DISTANCE OF 204.77 FEET TO A POINT; THENCE SOUTH 53 degrees 23'50" EAST A DISTANCE OF 86.50 FEET TO THE TRUE POINT OF BEGINNING; THENCE CONTINUING SOUTH 53 degrees 23'50" EAST A DISTANCE OF 362.00 FEET TO A POINT IN THE WESTERLY RIGHT OF WAY OF INTERSTATE HIGHWAY 35; THENCE NORTH 36 degrees 36'10" EAST ALONG THE SAID WESTERLY RIGHT OF WAY OF INTERSTATE HIGHWAY 35, A DISTANCE OF 34.00 FEET TO A POINT; THENCE NORTH 53 degrees 23'50" WEST A DISTANCE OF 362.00 FEET TO A POINT; THENCE SOUTH 36 degrees 36'10" WEST A DISTANCE OF 34.00 FEET TO THE TRUE POINT OF BEGINNING, EXCEPT THAT PART IN STREETS AND ROADS.

TRACT III:

A TRACT OF LAND IN THE NORTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SECTION 34, TOWNSHIP 12, RANGE 24, JOHNSON COUNTY, KANSAS, MORE PARTICULARLY DESCRIBED AS
FOLLOWS: BEGINNING AS THE NORTHEAST CORNER OF THE NORTHWEST 1/4 OF SECTION 34, TOWNSHIP 12, RANGE 24 EAST; THENCE SOUTH 89 degrees 48'20" WEST, ALONG THE NORTH LINE OF THE

NORTHWEST 1/4 OF THE SOUTHEAST 1/4 OF SAID SECTION 34, 414.10 FEET TO A POINT; THENCE SOUTH 0 degree 16'20" EAST, 288.30 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 89 degrees 48'20" EAST, 34.00 FEET TO A POINT; THENCE SOUTH 0 degree 16'20" EAST 217.13 FEET TO A POINT; THENCE SOUTH 53 degrees 23'50" EAST,
406.00 FEET TO A POINT ON THE WESTERLY RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY 35; THENCE SOUTH 36 degrees 36'10" WEST ALONG THE WESTERLY RIGHT-OF-WAY LINE OF INTERSTATE HIGHWAY 35, 39.00 FEET TO A POINT; THENCE NORTH 53 degrees 23'50' WEST, 419.25 FEET TO A POINT; THENCE NORTH 0 degree 16'20" EAST, 240.43 FEET TO THE TRUE POINT OF BEGINNING, EXCEPT THAT PART IN STREETS OR ROADS.

TRACT IV: (ACCESS EASEMENT)

EASEMENT FOR THE BENEFIT OF TRACT I AS CREATED BY EASEMENT AGREEMENT DATED JULY 3,1984, AND RECORDED ON JULY 9,1984 IN VOLUME 2033, PAGE 274 FOR AN ADDITIONAL PARKING AREA, OVER, UNDER AND ACROSS THE LAND DESCRIBED AS FOLLOWS:

ALL THAT PART OF THE NW 1/4 OF THE SE 1/4 OF SECTION 34, TOWNSHIP 12, RANGE 24, NOW IN THE CITY OF LENEXA, JOHNSON COUNTY, KANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCING AT THE NORTHEAST CORNER OF THE NW 1/4 OF THE SE 1/4 OF SAID SECTION 34; THENCE S 89 degrees 48' 20" W, ALONG THE NORTH LINE OF THE NW 1/4 OF THE SE 1/4 OF SAID SECTION 34, A DISTANCE OF 662.67 FEET, TO THE NORTHWEST CORNER OF THE E 1/2 OF THE NW 1/4 OF THE SE 1/4 OF SAID SECTION 34; THENCE S 0 degree 16' 20" E, ALONG THE WEST LINE OF THE E 1/2 OF THE NW 1/4 OF THE SE 1/4 OF SAID SECTION 34; A DISTANCE OF 508.48 FEET, TO THE TRUE POINT OF BEGINNING OF SUBJECT TRACT; THENCE CONTINUING S 0 degree 16' 20" E, ALONG THE WEST LINE OF THE E 1/2 OF THE NW 1/4 OF THE SE 1/4 OF SAID SECTION 34, A DISTANCE OF 30 FEET; THENCE N 89 degrees 47' 30" E, A DISTANCE OF 204.77 FEET; THENCE S 53 degrees 23' 20" E, A DISTANCE OF 86.50 FEET; THENCE N 36 degrees 36' 10" E, A DISTANCE OF 34 FEET; THENCE N 53 degrees 23' 20" W, A DISTANCE OF
57.25 FEET; THENCE N 0 degree 16' 20" W, A DISTANCE OF 20.31 FEET; THENCE S 89 degrees 47' 30" W, A DISTANCE OF 248.57 FEET, TO THE POINT OF BEGINNING OF SUBJECT TRACT. SUBJECT TO THE TERMS, PROVISIONS AND CONDITIONS SET FORTH IN SAID INSTRUMENT.

                                     884057
                      4100 Barksdale Blvd. Bossier City, LA
                        Exhibit "A" - Legal Description

LOT 11, PLANTATION PLAZA, SUBDIVISION, UNIT 2, AS PER PLAT THEREOF RECORDED IN BOOK 583, PAGE 319 OF THE CONVEYANCE RECORDS OF BOSSIER PARISH, LOUISIANA, TOGETHER WITH ALL BUILDINGS AND IMPROVEMENTS LOCATED THEREON, HAVING A MUNICIPAL ADDRESS OF 4100 BARKSDALE BOULEVARD, #108, BOSSIER CITY, LOUISIANA 71112 AND ALL BENEFICIAL RIGHTS AS SET FORTH IN THOSE CERTAIN LAND USE RESTRICTIONS RECORDED UNDER REGISTRY NUMBER 361039 AS AMENDED PER DOCUMENT RECORDED UNDER REGISTRY NUMBER 390586, AND AS PER PARTY WALL AGREEMENT RECORDED UNDER REGISTRY NUMBER 368673, RECORDS OF BOSSIER PARISH, LOUISIANA.

                                    EXHIBIT A

A certain piece of property located in Chicopee, Massachusetts, Hampden County, being shown on a plan of land entitled "Plan of Land in Chicopee, Massachusetts", prepared for BMO Global Capital Solutions, Inc., prepared by Huntley Associates, P.C., dated March 16, 2004, recorded in Plan Book 332. Page 39, with the Hampden County Registry of Deeds, bounded and described as follows:

            DESCRIPTION OF PARCEL
            BEGINNING AT A POINT AT THE INTERSECTION OF THE EASTERLY LINE OF GRANBY ROAD WITH THE SOUTHERLY LINE OF BAY STATE ROAD;

            THENCE, RUNNING N 82 degrees 34'56"E ALONG THE SOUTHERLY LINE OF BAY STATE ROAD A DISTANCE OF 4.00 FEET TO A POINT;

            THENCE, RUNNING S07 degrees 25'04"E ALONG LAND NOW OR FORMERLY OF ROBERT P. DOYLE. JR. A DISTANCE OF 98.31 FEET TO A POINT;

            THENCE, RUNNING N83 degrees 32'56"E ALONG LAND NOW OR FORMERLY OF SAID DOYLE A DISTANCE OF 122.88 FEET TO A POINT;

            THENCE, RUNNING S07 degrees 25'04'E ALONG LAND NOW OR FORMERLY OF DAVID C. TRUDELL A DISTANCE OF 15.68 FEET TO A POINT;

            THENCE, RUNNING N84 degrees 19'07"E ALONG LAND NOW OR FORMERLY OF SAID TRUDELL A DISTANCE OF 81.02 FEET TO A POINT;

            THENCE, RUNNING S08 degrees 07'42"E ALONG THE WESTERLY LINE OF MONTGOMERY STREET A DISTANCE OF 248.67 FEET TO A POINT;

            THENCE, RUNNING S84 degrees 34'36"W ALONG LAND NOW OR FORMERLY OF GLS LEASCO, INC. A DISTANCE OF 238.22 FEET TO A POINT;

            THENCE, RUNNING N'01 degrees 04'24"W ALONG LAND NOW OR FORMERLY OF GLS LEASCO, INC. A DISTANCE OF 226.51 FEET TO A POINT; A DISTANCE OF 2260 FEET TO A POINT;

            THENCE, RUNNING N35 degrees 54'39"E ALONG THE EASTERLY LINE OF GRANBY ROAD A DISTANCE OF 279.63 FEET TO THE POINT OF BEGINNING.

796036

                                    EXHIBIT A
                                 (Descriptions)

All those certain parcels of land with the buildings thereon situated at Washington Street, in the City/Town of Stoughton, County of Norfolk, State of Massachusetts, and more particularly described

TRACT I

      Parcel A

      That certain parcel of land with the buildings thereon, situated at 224 Washington Street in Stoughton, Norfolk County, Massachusetts, and severally bounded and described as follows:

      The land in said Stoughton, with the buildings thereon, on the easterly side of Washington Street and being shown as the parcel marked "Land of Tarchara, (Bernard G., Cardine S.)" on a plan entitled "Plan of Land in Stoughton Owned by Bernard G. and Cardine S. Tarchara" surveyed by I. J. McCann in 1954, said plan recorded with Norfolk Deeds Plan No. 386 of 1955 in Book 3356, Page 194, and according to said plan bounded and described as follows:

      WESTERLY   by Washington Street, 99.00 feet;
      NORTHERLY  by land now or formerly of one Raymond, 508.00 feet;
      EASTERLY   by Lot A as shown on said plan, 99.00 feet;
      SOUTHERLY  by land now or formerly of one Adams and in part by Lot B, as shown on said plan, a total distance of 508.00 feet.

      Being the same land conveyed by deed dated June 1, 1977 and recorded with Norfolk Deeds in Book 5338, Page 286.

      Parcel B

      That certain parcel of land and buildings thereon and numbered 232 Washington Street; Stoughton, Massachusetts bounded and described as follows:

      Beginning at a corner of land of Bernard G and Cardina Tarchara and running:

      EASTERLY   by said Tarachara land 500 feet to a corner, thence

      SOUTHERLY  by land of John Gomes 60 feet; thence

      WESTERLY by land of Manuel and Sabastian Gomez, Joseph M. and Ruth L. Gomes, Gordon Henry Lewis, Jr. and Valerie C. Lewis and Will H. and Victor Dino 500 feet to said Washington Street; thence

      NORTHERLY by said Washington Street to the point of beginning, 60 feet.

TRACT II

      Parcel A

      The land in said Stoughton on the Easterly line of said Washington Street and bounded:

      Beginning on said Washington Street at a stake in the Northerly line of a private way 40 feet wide, recently laid out by James Lonergan thence running

      EASTERLY by said private way one hundred and sixty (160) feet to remaining lands of James Lonergan thence

      NORTHERLY by James Lonergan's land by a line parallel with Washington Street sixty (60) feet to a stake thence

      WESTERLY by the homestrad lot of James Lonergan by a line parallel with the first course one hundred and sixty (160) feet to a stake at Washington Street thence

      SOUTHERLY by said street sixty (60) feet to a point of beginning.

      Parcel B

      The land in Stoughton, Norfolk County, Massachusetts being number 240 in the numbering of Washington Street, bounded and described as follows:

            WESTERLY by Washington Street one hundred seven and 00/100 (107) feet more or less;

            NORTHERLY by land now or formerly of Abren three hundred thirty-nine and 50/100 (339.50) feet;

            EASTERLY by Lot 1 as shown on a plan hereinafter mentioned one hundred sixty-nine and 00/100 (169) feet;

            SOUTHERLY by Charles Avenue one hundred seventy-one and 55/100 (171.55) feet;

            WESTERLY by land now or formerly of Lonergan sixty and 00/100 (60) feet;

            SOUTHERLY by said land now or formerly of Lonergan one hundred sixty and 00/100 (160) Feet.

            Said premises are shown on a plan entitled "Plan of House lots belonging to Charles Adams" dated October 17, 1926, Walter G. Pratt, Surveyor, filed with Norfolk Registry of Deeds at the end of Book 1728.

      For title to Parcel I see deed dated August 28, 1978, recorded in Book 5508, Page 330 and deed dated August 29, 1978, recorded in Book 5508, Page 331 and by deed dated June 1, 1977 and recorded with Norfolk Deeds in Book 5338, Page 286.

      For title to Parcel II see deed dated March 21, 1989 and recorded in Book 8269, Page 736.

      Note: Recorded instruments referred to herein are recorded with Norfolk County Registry of Deeds.

      Also described as:

      BEGINNING AT A POINT, said point is the intersection of the easterly sideline of Washington Street and the northerly sideline of Charles Avenue; thence

      N 01 degrees 41' 00" E Three hundred twenty-five and 17/100 (325.17) feet by said easterly sideline of Washington Street to a point; thence

      S 88 degrees 17' 11" E Five hundred seven and 45/100 (507.45) feet by land
                            Now or formerly trustees of Yung-Lau Realty Trust; thence

      S 01 degrees 20' 09" W Ninety-nine and 00/100 (99.00) feet to a point;
                            thence

      N 88 degrees 17' 11" W Eight and 00/100 (8.00) feet a point; thence

      S 02 degrees 14' 12' W Sixty and 00/100 (60.00) feet to a point, the last three (3) courses being by land now or formerly the Gomes Family Trust; thence

      N 88 degrees 31' 51" W One hundred sixty and 50/100 (160.50) feet by land now or formerly Scott and Barbara Hersee, by land now or formerly Andrea L. Geroux and by land now or formerly Denise Brahm to a point; thence

      S 04 degrees 12' 18" W One hundred sixty-nine and 00/100 (169.00) feet by land now or formerly Denise M. Brahm to a point; thence

      N 87 degrees 47' 26" W Three hundred thirty-one and 55/100 (331.55) feet by said northerly sideline of Charles Avenue to the POINT OF BEGINNING.

                                  Site 818034
                      8671 Central Avenue, Capital Hts, MD
                         Exhibit "A"-Legal Description

All that lot or parcel of land located in the 13th Election District of Prince George's County, Maryland and described as follows:

Part of Parcel "A" in a Subdivision known as "Hampton Park": as per plat thereof recorded in Plat Book W.W.W. 74 at Plat 5 among the Land Records of Prince George's County, Maryland, being more particularly described as follows:

BEGINNING at a point on the southerly right of way line of Central Avenue, Maryland Route #214, said point being a corner to R.H. and Anne and Amy Bryant, et al., Map 74 Parcel 10 said point being an iron pipe set North 82 degrees 54' 20" East 44.60 feet from a nail found at the corner with Parcel "K" HAMPTON PARK, RECORDED IN Plat Book No. 94, Plat 13, said point being the point of beginning of the herein described parcel.

1. thence with said right of way line of Central Avenue N 82 degrees 54' 20" E 207.97 feet to a point.

2. thence N 87 degrees 44' 29" E 82.32 feet to a point being a corner with Parcel "Q", HAMPTON PARK, Plat Book 102, Plat No. 69, said point being S 07 degrees 05' 40" E 6.94 feet from a rebar found

3. thence departing said right of way line of Central Avenue and running with the line of Parcel "Q", S 07 degrees 05' 40" E. 503.06 feet to an iron pipe found

4. thence continuing with the line of Parcel "Q" and further with the line of R.H. and Ann and Amy Bryant, et al., Map 74 Parcel 10, S 82 degrees 54' 20" W 290.00 feet to an iron pipe found

5. thence N 07 degrees 05' 40" W 510.00 feet to the point of beginning and containing 3.3888 acres more or less.

                                  Site 729051
                        6895 151st St W, Apple Valley MN
                         Exhibit "A"-Legal Description

Lot 1, Block 1, U Haul Apple Valley Addition, according to the recorded plat filed as October 26, 2000, as Document Number 1727253, Dakota County, Minnesota.

                                     736054
                          2000 Highway K, O'Fallon MOf
                         Exhibit "A"-Legal Description

A TRACT OF LAND BEING ALL OF TRACT B OF "K C CENTER", A SUBDIVISION ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT BOOK 35 PAGE 104 OF THE ST. CHARLES COUNTY RECORDS, ALSO BEING PART OF THE SOUTHWEST QUARTER OF FRACTIONAL SECTION 33, TOWNSHIP 47 NORTH, RANGE 3 EAST OF THE FIFTH PRINCIPAL MERIDIAN, ST. CHARLES COUNTY, MISSOURI AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF LOT 19 OF "WINDING WOODS PLAT ONE", A SUBDIVISION ACCORDING TO THE PLAT THEREOF RECORDED IN PLAT BOOK 31 PAGE 249 OF THE ST. CHARLES COUNTY RECORDS, SAID POINT BEING ALSO THE NORTHEAST CORNER OF PROPERTY CONVEYED TO KNIGHTS OF COLUMBUS ASSOCIATION OF O' FALLON, MISSOURI BY DEED RECORDED IN BOOK 783 PAGE 1337 OF THE ST. CHARLES COUNTY RECORDS THENCE SOUTHWARDLY ALONG THE EAST LINE OF SAID KNIGHTS OF COLUMBUS PROPERTY SOUTH 00 DEGREES 03' 30" EAST 150.00 FEET TO THE ACTUAL POINT OF BEGINNING OF THE DESCRIPTION HEREIN; THENCE CONTINUING ALONG SAID EAST LINE OF THE KNIGHTS OF COLUMBUS PROPERTY SOUTH 00 DEGREES 03' 30" EAST 208.37 FEET TO THE NORTHEAST CORNER OF PROPERTY CONVEYED TO MARK AND DIANE KEEVEN AND GREGORY AND PAULA KEEVEN BY DEED RECORDED IN BOOK 1693 PAGE 1421 OF THE ST. CHARLES COUNTY RECORDS; THENCE WESTWARDLY ALONG THE NORTH LINE OF SAID KEEVEN PROPERTY, AND THE EXTENSION THEREOF SOUTH 45 DEGREES 27' 15" WEST 21.02 FEET; AND NORTH 89 DEGREES 02' 00" WEST 421.47 FEET TO A POINT IN THE EAST LINE OF MISSOURI STATE HIGHWAY K, SAID POINT BEING 64.49 FEET PERPENDICULARLY DISTANT EAST OF MISSOURI STATE HIGHWAY K CENTERLINE STATION 69+05.14, THENCE ALONG THE SAID EAST RIGHT OF WAY LINE OF MISSOURI STATE HIGHWAY K, NORTH 05 DEGREES 38' 20" EAST 105.66 FEET TO A POINT BEING 75.00 FEET PERPENDICULARLY DISTANT EAST OF MISSOURI STATE HIGHWAY K CENTERLINE STATION 68+00 THENCE CONTINUING ALONG SAID EAST RIGHT OF WAY LINE BEING 75.00 FEET PERPENDICULARLY DISTANT EAST OF AND PARALLEL TO THE SAID CENTERLINE OF MISSOURI STATE HIGHWAY K, NORTH 00 DEGREES 04' 18" WEST 118.05 FEET TO A POINT; THENCE LEAVING SAID EAST RIGHT OF WAY LINE, SOUTH 89 DEGREES 02' 00" EAST 426.01 FEET TO THE POINT OF BEGINNING.

Parcel ID: 2-061-8004-00-000B

TOGETHER WITH EASEMENT FOR INGRESS AND EGRESS RECORDED IN BOOK 2089, PAGE 746.

Property address: 2000 Highway K.

                                     736051
                      3990 N. Service Road, St. Peters, MO
                         Exhibit "A"-Legal Description

Lot 1 of Ehlmann North Service Road Commercial, as per plat recorded in plat book 35 page 261 and plat book 36 page 127 of the St. Charles County Records.

Property address: 3990 N. Service Road

                                     884024
                        1303 W. 7th St., Hattiesburg, MS
                         Exhibit "A" - Legal Description

A PART OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 5, TOWNSHIP 4 NORTH, RANGE 13 WEST, IN THE CITY OF HATTIESBURG, FORREST COUNTY, MISSISSIPPI, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCE AT THE SOUTHEAST CORNER OF SAID NORTHEAST QUARTER OF THE SOUTHEAST QUARTER, AND THENCE RUN WEST ON AND ALONG THE CENTERLINE OF WEST 7th STREET AS PRESENTLY LOCATED IN THE CITY OF HATTIESBURG, MISSISSIPPI, FOR 413.5 FEET, THENCE RUN NORTH FOR 25 FEET TO THE NORTH RIGHT-OF-WAY LINE OF SAID WEST 7th STREET TO AND FOR THE POINT OF BEGINNING, THENCE, FROM SAID POINT OF BEGINNING, RUN WEST ON AND ALONG SAID NORTH RIGHT-OF-WAY LINE FOR 15 FEET, THENCE RUN 01 DEGREES 06 MINUTES EAST FOR 695 FEET, THENCE RUN EAST FOR 342.5 FEET, THENCE RUN SOUTH 01 DEGREES 06 MINUTES WEST FOR 395 FEET, THENCE RUN WEST FOR 75 FEET, THENCE RUN NORTH 01 DEGREES 06 MINUTES EAST FOR 178.5 FEET, THENCE RUN WEST FOR 252.5 FEET, THENCE RUN SOUTH 01 DEGREES 06 MINUTES WEST FOR 478.5 FEET BACK TO THE POINT OF BEGINNING, TOGETHER WITH ALL IMPROVEMENTS THEREON AND ALL APPURTENANCES THEREUNTO BELONGING, EXPRESSLY INCLUDING, BUT WITHOUT LIMITATION, THE CERTAIN MINI WAREHOUSE THERE LOCATED.

AND ALSO:

RECORD DESCRIPTION FOR TRACT 2: 2-028H-05-002.00

A PART OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 5, TOWNSHIP 4 NORTH, RANGE 13 WEST, IN THE CITY OF HATTIESBURG, FORREST COUNTY, MISSISSIPPI, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCE AT THE SOUTHEAST CORNER OF SAID NORTHEAST QUARTER OF THE SOUTHEAST QUARTER, AND THENCE RUN WEST ON AND ALONG THE CENTERLINE OF WEST 7th STREET AS PRESENTLY LOCATED IN THE CITY OF HATTIESBURG, MISSISSIPPI FOR 413.5 FEET, THENCE RUN NORTH FOR 25 FEET TO THE NORTH RIGHT-OF-WAY LINE OF SAID WEST 7th STREET TO AND FOR THE POINT OF BEGINNING, THENCE, FROM SAID POINT OF BEGINNING, RUN NORTH 01 DEGREES 06 MINUTES EAST FOR
478.5 FEET, THENCE RUN EAST FOR 252.5 FEET, THENCE RUN SOUTH 01 DEGREES 06 MINUTES WEST FOR 178.5 FEET, THENCE RUN WEST FOR 150.00 FEET, MORE OR LESS, TO A POINT, THENCE RUN SOUTH FOR 300 FEET TO THE NORTH LINE OF AFORESAID WEST 7th STREET, THENCE RUN WEST ALONG THE NORTH LINE OF SAID STREET FOR 102.5 FEET BACK TO THE POINT OF BEGINNING, TOGETHER WITH ALL IMPROVEMENTS THEREON AND ALL APPURTENANCES THEREUNTO BELONGING.

AND ALSO;

RECORD DESCRIPTION FOR TRACT 3: 2-028H-05-003.00

A PART OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 5, TOWNSHIP 4 NORTH RANGE 13 WEST, IN THE CITY OF HATTIESBURG, FORREST COUNTY, MISSISSIPPI, MORE PARTICULARLY DESCRIBED AS FOLLOWS: COMMENCE AT THE SOUTHEAST CORNER OF SAID NORTHEAST QUARTER OF THE SOUTHEAST QUARTER AND THENCE RUN NORTH FOR 325 FEET TO AND FOR THE POINT OF BEGINNING, THENCE, FROM SAID POINT OF BEGINNING, RUN THENCE WEST 86 FEET, THENCE RUN NORTH FOR 395 FEET, THENCE RUN EAST FOR 86 FEET, AND THENCE RUN SOUTH 395 FEET BACK TO THE POINT OF BEGINNING TOGETHER WITH ALL IMPROVEMENTS THEREON AND ALL APPURTENANCES THEREUNTO BELONGING, EXPRESSLY INCLUDING, BUT WITHOUT LIMITATION, THE CERTAIN RIGHTS OF DIRECT INGRESS TO AND EGRESS FROM SAID TRACT FROM AND TO WEST 7th STREET IN THE CITY OF HATTIESBURG, MISSISSIPPI, ACROSS LANDS TO THE SOUTH OF THE TRACT, AS PROVIDED UNDER THE CERTAIN WARRANTY DEED FROM C. F. NITSCHKE ETUX TO VANDER W. DAVIS ETUX, DATED OCTOBER 14, 1940, AND RECORDED IN THE OFFICE OF THE CHANCERY CLERK OF FORREST COUNTY, MISSISSIPPI, IN LAND DEED BOOK 62 AT PAGE 111.

                                     780022
                    3919 E. Franklin Blvd, Gastonia NC 28052
                        Exhibit "A" - Legal Description

Being all of Lot(s) 28-39, 77-79, Banks L. McArver property, as shown on map recorded in Plat Book 3, Page 57, Gaston County Registry.

                                   SITE 883046
                      8505 N. CRESCENT BLVD, PENNSAUKEN NJ
                        EXHIBIT "A" - LEGAL DESCRIPTION

ALL THAT CERTAIN lot or parcel of ground situate in the Township of Pennsauken, County of Camden, State of New Jersey bounded and described as follows:

BEGINNING at a point located on the North right of way line of North Crescent Boulevard (New Jersey State Highway 130) said point being situate South 65 degrees 52 minutes 00 seconds West a distance of 88.59 feet from a point located at the intersection of the extended West right of way line of Hylton Road with the aforementioned North right of way line of North Crescent Boulevard (New Jersey State Highway 130);

THENCE from the place of beginning along the aforementioned North right of way line of North Crescent Boulevard (New Jersey State Highway 130); South 65 degrees 52 minutes 00 seconds West for a distance of 187.90 feet to a point; thence, North 24 degrees 41 minutes 20 seconds West for a distance of 326.70 feet to a point; thence North 65 degrees 52 minutes 00 seconds East for a distance of 161.00 feet to a point; thence South 24 degrees 41 minutes 20 seconds East for a distance of 110.57 feet to a PK nail; thence North 65 degrees 52 minutes 00 seconds East for a distance of 221.01 feet to a point; thence along the aforementioned West right of way line of Hylton Road, South 1 degree 26 minutes 27 seconds West for a distance of 147.04 feet to a point; thence further along the same around a curve having an angle of 64 degrees 25 minutes 35 seconds a radius of 142.50 feet a tangent of 89.78 feet an arc of 160.23 feet for a chord course of South 33 degrees 39 minutes 14 seconds West for a distance of 151.93 feet to a point; thence still further along the same South 24 degrees 08 minutes 00 seconds East for a distance of 2.50 feet to the place of beginning.

TOGETHER WITH the benefits in Sign Easement contained in Deed Book 4266 Page
423.

Being Tax Block 2107 Lot 10.

                                     724026
                       1401 RIO RANCHO BLVD, RIO RANCHO NM
                        EXHIBIT "A" - LEGAL DESCRIPTION

Tract F-1B1, Unit Sixteen, as the same is shown and designated on the plat entitled "SUMMARY PLAT TRACT F-1B1, A REPLAT OF TRACT "F-1B" AND A PORTION OF TRACT F, UNIT SIXTEEN, WITHIN PROJECTED SECTION 30, T.12N., R3E., N.M.P.M., CITY OF RIO RANCHO, TOWN OF ALAMEDA GRANT, SANDOVAL COUNTY, NEW MEXICO", filed in the Office of the County Clerk of Sandoval County, New Mexico, on June 17, 1996, in Volume 3, Folio 1455-B (Rio Rancho Estates Plat Book No. 9, Page 33).

TOGETHER WITH easement rights as set forth in Declaration of Reciprocal Easements, filed October 9, 1970, recorded in Book Misc. 25, Page 852, as Document No. 35249, records of Sandoval County, New Mexico. Said Easement having been amended by Amendment of Reciprocal Easement by Release filed January 21, 1987, recorded in Book Misc. 200, page 630 as Document No. 95443, records of Sandoval County, New Mexico, and amended by Amendment of Reciprocal Easement by Release filed January 21, 1987, recorded in Book Misc. 200, page 633 as Document No. 95444, records of Sandoval County, New Mexico, and amended by Amendment of Reciprocal Easement by Release filed January 21, 1987, recorded in Book Misc. 200, page 636 as Document No. 95445, records of Sandoval County, New Mexico.

                                  Site 838058
                       1098 Stephanie Place, Henderson NV
                        Exhibit "A" - Legal Description

A TRACT OF LAND BEING A PORTION OF SECTION 34, TOWNSHIP 21 SOUTH, RANGE 62 EAST, M.D.B. & M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF THE SOUTHWEST QUARTER (SW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 34; THENCE SOUTH 89degrees 23'21" EAST ALONG THE NORTH LINE THEREOF, 529.53 FEET TO A POINT ON A NON-TANGENT CURVE; THENCE TANGENT TO A BEARING OF SOUTH 04degrees 53'06" WEST, CURVING TO THE RIGHT ALONG A CURVE BEING CONCAVE NORTHWESTERLY AND HAVING A RADIUS OF 1000.00 FEET THROUGH A CENTRAL ANGLE OF 20degrees 42'20", AN ARC LENGTH OF
361.38 FEET TO A PONT, A RADIAL LINE TO SAID POINT BEARS SOUTH 64degrees 24'34" EAST; THENCE NORTH 53degrees 31'34" WEST ALONG THE NORTHEASTERLY RIGHT OF WAY LINE OF INTERSTATE ROUTE 515, 541.07 FEET TO A POINT ON THE WEST LINE OF THE SOUTHWEST QUARTER (SW 1/4) OF THE NORTHWEST QUARTER (NW 1/4) OF SAID SECTION 34; THENCE NORTH 00degrees 06'11" EAST ALONG SAID WEST LINE, 30.78 FEET TO THE POINT OF BEGINNING.

NOTE: THE ABOVE METES AND BOUNDS DESCRIPTION APPEARED PREVIOUSLY IN THAT CERTAIN DOCUMENT RECORDED MAY 18, 1995 IN BOOK 950518 OF OFFICIAL RECORDS, AS INSTRUMENT NO. 00139, CLARK COUNTY, NEVADA.

                                  Site 838024
                     8620 S. Las Vegas Blvd., Las Vegas, NV
                        Exhibit "A" - Legal Description

Being a portion of the South Half (S 1/2) of Government Lots 180,181 and 275 in
Section 16, Township 22 South, Range 61 East, M.D.B. & M., Clark County, Nevada more particularly described as follows:

Commencing at the Southwest corner of the Southwest Quarter (SW 1/4) of the Northwest Quarter (NW 1/4) of the Southwest Quarter (SW 1/4) of said Section 16; thence North 00degrees 00'02" West, a distance of 319.07 feet; thence South 89degrees 21'08" East, a distance of 100.01 feet to the Point of Beginning;

Thence North 00(degree)00'02" West, a distance of 159.36 feet; Thence South 89(degree)15'09" East, a distance of 561.31 feet; thence South 00degrees 02'20" West, a distance of 158.39 feet; thence North 89degrees 21'08" West, a distance of 561.19 feet to the point of beginning.

Excepting therefrom that portion of the land as conveyed to Clark County for road purposes by deed recorded October 7, 1998 as Instrument No. 00754 in Book 981007 Official Records.

Further excepting therefrom that portion of the land as conveyed to Clark County for road purposes by deed recorded October 7, 1998 as Instrument No. 00755 in Book 981007 Official Records.

                                   Site 838025
                      333 North Nellis Blvd., Las Vegas, NV
                        Exhibit "A" - Legal Description

That portion of the North Half (N 1/2) of the Southeast Quarter (SE 1/4) of the Northeast Quarter (NE 1/4) of Section 32, Township 20 South, Range 62 East, M.D.B. & M., according to the Official Plat of said land on file in the Office of the Bureau of Land Management, Clark County, Nevada, and being more particularly described as follows:

Parcel Two (2), as shown by map thereof on file in File 1 of Parcel Maps, Page 81, in the Office of the County Recorder of Clark County, Nevada.

                                   Site 884068
                     2450 North Rainbow Blvd., Las Vegas, NV
                        Exhibit "A" - Legal Description

That portion of the Southwest One Quarter (SW 1/4) of Section 14, Township 20 South, Range 60 East, M.D.B. & M., according to the Official Plat of said land on file in the Office of the Bureau of Land Management, Clark County, Nevada, and being more particularly described as follows:

Parcel Two (2), as shown by map thereof on file in File 77 of Parcel Maps, Page 47, in the Office of the County Recorder of Clark County, Nevada.

                                   Site 838023
                       160 W. Craig Road, N. Las Vegas, NV
                        Exhibit "A" - Legal Description

PARCEL I:

THAT PORTION OF THE SOUTHWEST QUARTER (SW1/4) OF THE NORTHEAST QUARTER (NE1/4) OF SECTION 3, TOWNSHIP 20 SOUTH, RANGE 61 EAST, M. D. B. & M., CLARK COUNTY, NEVADA, DESCRIBED AS FOLLOWS:

LOT 2 AS SHOWN BY MAP THEREOF IN FILE 97 OF PARCEL MAPS, PAGE 76 IN THE OFFICE OF THE COUNTY RECORDER, CLARK COUNTY, NEVADA.

PARCEL II:

THE PERPETUAL RIGHT OF INGRESS AND EGRESS TO AND OVER LOTS 1 AND 2 IN FILE 97, PAGE 76 OF PARCEL MAPS AS SET OUT IN INGRESS AND EGRESS EASEMENT RECORDED APRIL 14, 2000 IN BOOK 20000414 AS DOCUMENT 00921 , IN THE COUNTY RECORDERS OFFICE, CLARK COUNTY, NEVADA.

                                   SITE 803034
                      780 E. 138th STREET, BRONX, NEW YORK
                         EXHIBIT "A" - LEGAL DESCRIPTION

ALL that certain plot, piece or parcel of land, situate, lying and being the Borough and County of Bronx, City and State of New York, bounded and described as follows:

BEGINNING at a corner formed by the intersection of the southerly side of 138th Street and the easterly side of Willow Avenue;

RUNNING THENCE southerly along the easterly side of Willow Avenue 200 feet to the corner formed by the intersection of the easterly side of Willow Avenue and the northerly side of East 137th Street;

THENCE easterly along the northerly side of East 137th Street, 125 feet;

THENCE northerly parallel with the easterly side of Willow Avenue 100 feet to the center line of the block;

THENCE easterly along the center line of the block 15.78 feet to the westerly side of land conveyed by Santori Realty Corp. to G.B. Holding Corp. by deed dated and recorded 10/7/41 in Bronx County Register's Office in Liber 1151 cp 36;

THENCE northerly along the westerly side of said last mentioned land as described in the aforesaid deed 101.08 feet to the southerly side of East 138th Street at a point thereon a distant 155.52 feet east of easterly side of Willow Avenue;

THENCE westerly along the southerly side of East 138th Street 155.52 feet to the point or place of BEGINNING.

                                     884075
                       3850 CLEVELAND AVENUE, COLUMBUS OH
                         EXHIBIT "A" - LEGAL DESCRIPTION

Situated in the City of Columbus, County of Franklin and State of Ohio, and being all of the following 3 tracts of land in Quarter Township 1, Township 1 North, Range 18 West, United States Military lands:

1. An original 0.42 acre tract of land (less exceptions) conveyed as Exhibit A to Marvin Kemp, Dale W. Long and Stephen W. McFarland by deed recorded in ORV 4846, Pages F13 and F15 of Franklin County Records.

2. An original 2.305 acre tract of land (less exceptions) conveyed as Exhibit B to Dale W. Long, Marvin Kemp and Stephen McFarland, recorded in ORV 4846, Page F15 of Franklin County Records.

3. An original 2.305 acre tract of land (less exception C) conveyed as Parcel 1 to Dale W. Long by deed recorded in ORV 4846, Page F18 of Franklin County Records; and to Marvin R. Kemp and Stephen W. McFarland, recorded in ORV 4870, Page H04 of Franklin County Records.

and being all of the following tract of land in Quarter Township 2, Township 1 North, Range 17 West, United States Military Lands:

A. 0.060 acre tract of land (0.056 acre by recent survey) conveyed as Parcel 2 to Dale W. Long, recorded in ORV 4846, Page F18; and to Marvin R. Kemp and Stephen W. McFarland, recorded in ORV 4870, Page H04 of Franklin County Records, all bounded and described as follows:

Beginning, at a P.K. Nail found at the intersection of the centerline of Cleveland Avenue (80 feet wide) with the centerline of Case Road: thence South 70 deg. 15' 07" East, perpendicular to the centerline of Cleveland Avenue a distance of 39.66 feet to a point in the East line of Cleveland Avenue; thence South 19 deg. 44' 53" West, along the East line of Cleveland Avenue, a distance of 145.46 feet to a P.K. Nail found in the South line of said original 0.42 acre tract, in the North line of an original 1.997 acre tract of land conveyed to Englefield, Inc., recorded in ORV 17965, Page 115 of Franklin County Records, at the Southeast corner of a 0.16 acre tract of land conveyed out of said original
0.42 tract and out of said original 0.24 acre tract as Parcel 209-WD to the City of Columbus for the right of way for Cleveland Avenue, recorded in ORV 1086, Page BO5 of Franklin County Records, and at the true point of beginning of the tract herein described; thence North 19 deg. 44' 53" East, along the East line of Cleveland Avenue, along the East line of said 0.168 acre tract of land and along the East line of a 0.117 acre tract of land conveyed out of said original
2.305 acre tract as Parcel 213-WD to the City of Columbus by deed recorded in ORV 1086, Page B03 of Franklin County Records, a distance of 313.20 feet to an iron pin found in the North line of said original 2.305 acre tract, in the South line of an original 1.084 acre tract of land conveyed to Karl Ashcraft Memorial Veterans of Foreign Wars of the United States of America, Post No. 3826, recorded in ORV 13909, Page F01 of Franklin County Records, and at the Northeast corner of said 0.117 acre tract; thence North 75 deg. 52' 47" East along a portion of the South line of said original 1.084 acre tract and along the North line of said 2.305 acre tract, along the North line of said 0.056 acre tract a distance of 328.82 feet to an iron pin found in the curved West right of way line of Conrail, at the Northeast corner of said 0.056 acre tract; thence Southerly along the curved West right of way line of Conrail, along the curved East line of said 0.056 acre tract, concentric with and 50 feet Westerly by radial measurement from the centerline of Conrail and with a curve to the left, data of which is: radius=2912.64 feet and subdelta=2 deg. 56' 07", a sub-chord distance of 149.20 feet bearing South 00 deg. 32' 30" West to an iron pin set at the Southernmost corner of said 0.056 acre tract and in an East line of said original 2.305 acre tract; thence South 12 deg. 53' 12" East, along the tapering West right of way line of Conrail, along an East line of said original 2.305 acre tract, a distance of 86.34 feet to an iron pipe found at a corner of said original 2.305 acre tract; thence South 02 deg. 23' 39" East, along the West right of way line of Conrail, parallel with and 33 feet Westerly by perpendicular measurement from the centerline of Conrail and along an East line of said original 2.305 acre tract a distance of 35.57 feet to an iron pin found at the Southeast corner of said original 2.305 acre tract and at the Northeast corner of said original 1.997 acre Englefield, Inc. tract of land; thence South 76 deg. 33' 39" West, along a South line of said original 2.305 acre tract, along a portion of the South line of said original 0.42 acre tract and along a portion of the North line of said original 1.997 acre tract a distance of 456.55 feet to the point of beginning; containing 2.342 acres of land and being subject to all easements and restrictions of record of said 2.342 acres, 2.286 acres are within said Quarter Township 1, Township 1 North, Range 18 West and 0.056 acres are within said Quarter Township 1 North, Range 17 West, Basis of bearings is the centerline bearing of Cleveland Avenue being North 19 deg. 44' 53" East as assumed by a survey of Hockaden and Associates of the subject property in July 1997.

                                     884067
                        5715 W. 6th ST., STILLWATER OK
                         EXHIBIT "A" - LEGAL DESCRIPTION

Part of the North Half (N/2) of Lot One (1), of the Northwest Quarter (NW/4) of Section Nineteen (19), Township Nineteen (19) North, Range Two (2) East of the Indian Meridian, Payne County, State of Oklahoma, more particularly described as follows:

From the Northwest Corner of said Lot 1,876.64 feet North 89 degrees 59'58" East along the North line of said Lot 1 to the Point of Beginning;

Thence continuing North 89 degrees 159'58" East along said North line 241.06 feet to the West right-of-way line of Crosswinds Street;

Thence South 00 degrees 49'06" East along said right-of-way 125.50 feet;

Thence on a curve to the right of radius 956.92 feet, an arc length of 96.39 feet along said right-of-way;

Thence South 04 degrees 57'11" West along said right-of-way, 98.89 feet;

Thence on a curve to the left of radius 1026.92 feet, an arc length of 103.44 feet along said right-of-way;

Thence South 00 degrees 49'06" East along said right-of-way a distance of 110.21 feet;

Thence on a curve to the left of radius 546.78 feet an arc length of 106.50 feet along said right-of-way;

Thence South 11 degrees 58'41" East along said right-of-way 18.38 feet to the south line of said North Half of Lot 1;

Thence South 89 degrees 56'48" West along said South line 437.91 feet;

Thence North 00 degrees 02'24" East 460.56 feet;

Thence North 87 degrees 07'49" East 140.80 feet;

Thence North 02 degrees 30'22" West 55.00 feet;

Thence South 86 degrees 03'37" East 38.19 feet;

Thence North 21 degrees 57'45" East 41.60 feet;

Thence North 00 degrees 46'44" East 99.37 feet to the Point of Beginning.

                                     772057
                         1619 Mallory Lane, Brentwood TN
                         Exhibit "A" - Legal Description

Being a parcel of land in Brentwood, Williamson County, Tennessee, as shown on Tax Map #53D, Group A, Parcel 37.00, also being Lot 2 of The Moore's Lane Industrial Park, as shown on plat entitled, "the Resubdivision of Lots 2 and 2A, as in Plat Book # 24, page # 34, said tract also being described in Book 2015, page 848, Register's Office for Williamson County, Tennessee. Parcel lying west of U.S. Interstate 65, east of U.S. Highway 31, north of Moore's Lane, west of and adjacent to Mallory Lane. Said parcel being more fully described according to a survey prepared by David B. Smith, RLS No. 1409, DBS & Associates Engineering, dated May 9,2003, last revised March 9, 2004, Job No. SH10030, as follows:

Beginning at an iron pin in the westerly right of way of Mallory Lane, (a 72 foot right of way), said pin also being North 10 deg. 28 min. 30 sec. East 273.7 feet more or less from the centerline intersection of said Mallory Lane and Moore's Lane, said pin also being the northeast corner of the BP Exploration & Oil Inc., property, (Book 1437, page 380), said BP Exploration & Oil Inc. property, (Tax Map # 53D, Group A, Parcel 37.01), also being Lot # 2A, as shown on plat entitled, "The resubdivision of Lots # 2 and 2A, and in Plat Book # 24, page # 34, said pin also being the southeast corner of herein tract described;

Thence leaving said Mallory Lane and with the north line of said BP Exploration & Oil Inc., property, North 49 deg. 40 min. 46 sec. West, 93.19 feet to an iron pin;

Thence continuing with said north line of BP Exploration & Oil Inc., property, North 80 deg. 31 min. 00 sec. West, 156.66 feet to an iron pin;

Thence continuing with said north line of BP Exploration & Oil Inc., property, South 48 deg. 16 min. 39 sec. West, 62.80 feet to an iron pin, said pin being the northwest corner of said BP Exploration & Oil Inc., property, said pin also being in the northerly line of the Reed property, (Book 1212, page 491), said Reed also being on Tax Map # 53D, Group A, Parcel 36.00;

Thence leaving side BP Exploration & Oil Inc., property and with said Reed property, North 41 deg. 43 in. 21 sec. West, 146.74 feet to an iron pin in the southerly right of way of the CSX Railroad property, (Book 83, page 344), (a 200 foot right of way), said pin also being the northwest corner of said Reed property, said pin also being the southwest corner of said herein tract described;

Thence leaving said Reed property and with said CSX Railroad property, North 48 deg. 16 min. 39 sec. East, 1892 feet to an iron pin;

Thence continuing with said CSX Railroad and on a curve to the left having a radius of 3569.70 feet, a delta of 06 deg. 35 min. 46 sec., a tangent of 205.71 feet, an arc length of 410.96 feet, a chord bearing of North 44 deg. 58 min. 46 sec. East, for a chord distance of 410.73 feet to an iron pin, said pin also being southwest corner of the Stewart property, (Book 1562, page 736), said parcel also shown on (Tax Map # 53D, Group A, Parcel 37.01, said pin also being the northwest corner of said herein tract described;

Thence leaving said CSX Railroad and with the south line of said Steward property, South 43 deg. 07 min. 34 sec. East, 341.24 feet to an iron pin in said westerly right of way of said Mallory Lane, said pin also being the southeast corner of said Stewart property, said pin also being the northeast corner of herein tract described;

Thence leaving said Stewart property and with said Mallory Lane and on a curve to the right having a radius of 1368.65 feet, a delta of 05 deg. 41 min. 14 sec., a tangent of 67.98 feet, an arc length of 135.85 feet, a chord bearing of South 37 deg. 28 min. 37 sec. West, for a chord distance of 135.79 feet to an iron pin;

Thence continuing with said Mallory Lane, South 40 deg. 19 min. 14 sec. West
131.35 feet to the point of beginning.

Said tract containing 2.88 acres or 125,669 square feet.

Said tract being subject to all easements, right of ways, restrictions and conveyances of record.

Being the same property conveyed to UH Storage (DE) Limited Partnership by deed from BMO Global Capital Solutions, Inc. as Agent Lessor under the Amended and Restated Master Lease and Open End Mortgage dated as July 27, 1999 of record in Book__________, page______, Register's Office for
Williamson County, Tennessee.

                                     884078
                        2729 N. Collins St, Arlington TX
                         Exhibit "A" - Legal Description

Being a lot, tract or parcel of land situated in the William Mann Survey, Abstract No. 955, City of Fort Worth, Tarrant County, Texas, and being all of lot 1R-A, Block 1 of Eastpointe's Addition an addition to the City of Fort Worth according to the Plat Thereof recorded in Cabinet A, Slide 3425, Plat Records, Tarrant County, Texas and being the same property as conveyed from Amerco Real Estate Company of Texas, Inc. to BMO Global Capital Solutions, Inc. by deed recorded in Volume 14389, Page 184, Deed Records, Tarrant County, Texas, and being more particularly described by metes and bounds as follows:

Beginning at a TXDOT brass monument in concrete found for corner in the East R.O.W. line of Interstate Highway Loop 820 East (Variable width R.O.W.) and being the Southwest corner of Lot 1A-1, Block 1 of East Pointe Addition an addition to the City of Forth Worth, Tarrant County, Texas according to the Plat Thereof recorded in Volume 388-219, Page 15, Deed Records, Tarrant County, Texas;

THENCE South 88 deg. 46 min. 00 sec. East along the most Northerly South line of said Lot 1A-1 of said addition, a distance of 179.41 feet to a 5/8 inch iron rod set for corner;

THENCE South 00 deg. 28 min. 01 sec West along the most Easterly West line of Lot 1A-1 of said addition, a distance of 148.90 feet to a 5/8 inch iron rod set for corner;

THENCE South 88 deg. 46 min. 00 sec. East along the most Southerly South line of said Lot 1A-1 of said addition, a distance of 15.13 feet to a 5/8 inch iron rod set for corner in the West R.O.W. line of Anderson Boulevard (Variable R.O.W.) and the intersection of a curve to the left, having a radius of 500.00 feet, a central angle of 13 deg. 51 min. 19 sec., a chord bearing of South 07 deg. 45 min. 13 sec. East, a chord distance of 120.62 feet;

THENCE along said curve to the left and West R.O.W. line of Anderson Boulevard, an arc length of 120.91 feet to a 5/8 inch iron rod set for corner;

THENCE South 14 deg. 40 min. 52 sec East continuing along the West R.O.W. line of Anderson Boulevard, a distance of 352.41 feet to a 5/8 inch iron rod set for corner and being the Northeast corner of Lot 1R-B of said Eastpointe Addition;

THENCE South 84 deg. 29 min. 30 sec. West along the North line of said Lot 1R-B, a distance of 61.39 feet to a 5/8 inch iron rod found for corner;

THENCE South 75 deg. 57 min. 09 sec. West continuing along said North Line of Lot 1R-B, a distance of 121.70 feet to a 1/2 inch iron rod found for corner;

THENCE South 84 deg. 29 min. 30 sec. West continuing along said North line of Lot 1R-B, a distance of 56.86 feet to a 5/8 inch iron rod found for corner in said East R.O.W. line of Interstate Highway Loop 820 East;

THENCE North 05 deg. 30 min. 30 sec. West along the East R.O.W. line of said Interstake Highway Loop 820 East, a distance of 657.43 feet to the Point of Beginning and containing 124,177.75 square feet or 2.8507 acres of land.

                                     737023
                          9001 South IH-35 N, Austin TX
                         Exhibit "A" - Legal Description

All that certain 4.1234 acre lot, tract or parcel of land situated in the Santiago Del Valle Grant Survey, and being all of a called 4.1220 acre tract being described as Lots One (1) and two (2), Block A, U-Haul Center of Slaughter Lane, a Subdivision in Travis County, Texas, according to the map or plat recorded in Volume 102, Page 314-316, Travis County, Texas, being described by metes and bounds as follows:

Beginning at a monument found in concrete in the Southwest corner of the aforementioned 4.140 acre tract at the Eastern right-of-way of Interstate Highway 35, and Northwest right-of-way of a private road;

THENCE North 16 degrees 21 minutes 28 seconds East, a distance of 405.45 feet to a 1/2 inch iron rod set for the Northwest corner of this tract;

THENCE South 89 degrees 06 minutes 33 seconds East, along the South right-of-way of Slaughter Lane East (a 120 foot right-of-way) a distance of 545.63 feet to a 1/2 inch iron rod found, and the start of a clockwise are having a radius of 1514.99 feet;

THENCE with the arc of said curve 315.17 feet and a chord bearing of South 83 degrees 07 minutes 03 seconds East, a distance of 314.60 feet to a 5/8 inch iron rod found;

THENCE South 70 degrees 36 minutes 55 seconds West, a distance of 432.23 feet to a 1/2 inch iron rod found;

THENCE South 70 degrees 17 minutes 03 seconds West, a distance of 52.84 feet to a 1/2 inch iron rod found;

THENCE South 70 degrees 55 minutes 17 seconds West, a distance of 77.97 feet to a 1/2 inch iron rod found;

THENCE South 70 degrees 17 minutes 13 seconds West, a distance of 25.56 feet to a 1/2 inch iron rod found;

THENCE South 69 degrees 30 minutes 12 seconds West, a distance of 34.86 feet to a 1/2 inch iron rod found;

THENCE South 79 degrees 04 minutes 33 seconds West, a distance of 20.24 feet to a 1/2 inch iron rod found;

THENCE South 77 degrees 28 minutes 23 seconds West, a distance of 15.13 feet to a 1/2 inch iron rod found;

THENCE South 68 degrees 34 minutes 06 seconds West, a distance of 57.76 feet to a 1/2 inch iron rod found;

THENCE South 70 degrees 39 minutes 20 seconds West, a distance of 78.33 feet to a 1/2 inch iron rod found;

THENCE South 67 feet 55 minutes 27 seconds West, a distance of 83.66 feet to a 1/2 inch iron rod set;

THENCE South 71 degrees 01 minutes 26 seconds West, a distance of 152.66 feet to the Point of Beginning, said property containing 4.1234 acres (179,614 square feet) more or less.

                                     884066
                          11383 AMANDA LANE, DALLAS TX
                         EXHIBIT "A" - LEGAL DESCRIPTION

Being Lot 3, in Block G/7487, of AMANDA - LBJ MINI STORAGE ADDITION, an Addition to the City of Dallas, Dallas County, Texas, according to the Map thereof recorded in Volume 96122, Page 1282, of the Map Records of Dallas County, Texas. SAVE AND EXCEPT therefrom a 4 foot by 4 foot tract as described in Warranty Deed to Carlisle Outdoor, Inc., recorded in Volume 87004, Page 5146, Deed Records Dallas County, Texas.

                                     884056
                         1245 South Beckley, DeSoto, TX
                         Exhibit "A" - Legal Description

Being all that certain 2.67 acre Lot, Tract or Parcel of Land situated in Desoto, Dallas County, Texas, and being all of Lot 9-R in Block A of the Meadow Acres/U-Haul Addition, an addition to the City of Desoto, Dallas County, Texas, according to the Map thereof recorded in Volume 99098, Page 31, of the Map records of Dallas County, Texas, and being more particularly described by metes and bounds as follows:

Beginning at a five-eighths inch iron rod found in the West right-of-way line of Beckley Road (an interstate access road);

THENCE South 89 deg. 57 min. 12 sec. West, leaving said West right-of-way line of Beckley Road, a distance of 300.37 feet (S89deg.53 min. 12sec.W 300.00' -Deed), to a one-half inch iron rod found;

THENCE North 00 deg. 07 min. 19 sec. East, a distance of 99.86 feet (N OOdeg. 02min. 00 sec E 100.00' -Deed), to a one-half inch iron rod found;

THENCE South 89 deg. 53 min. 00 sec. West, a distance of 130.81 feet (S 89Deg. 53 min. OOsec. W 131.36' -Deed), to a three-eighths iron rod found in the West right-of-way line of Meadow Street (a 50' R.O.W.);

THENCE North 00 deg. 13 min. 14 sec. East, a distance of 201.27 feet, (N 00 deg 07 min. 51 sec. E 200.00' -Deed) along said East right-of-way line of Meadow Street to a three-eighths inch iron rod found;

THENCE North 89 deg 58 min 43 sec East, leaving the said East right-of-way line of Meadow Street, a distance of 429.68 feet (N 89 deg. 50 min. 20 sec. E 429.92' -Deed), to a one-half inch iron rod found in the West right-of-way line of said Beckley Road;

THENCE South 00 deg. 04 min. 59 sec. East, along the said right-of-way line of Beckley Road, a distance of 200.23 feet (S 00 deg. 08 min. 33 sec. E 200.32' -Deed) to a three-eights inch iron rod found;

THENCE South 00 deg. 07 min. 28 sec. East, continuing along said West right-of-way line of Beckley Road, a distance of 99.99 feet (S 00 deg. 02 min. 00 sec. E 100.00'-Deed), to the POINT OF BEGINNING and containing 2.67 acres or 116,246 square feet of land, more or less.

                                     724024
                        8450 Montana Avenue, El Paso, TX
                         Exhibit "A" - Legal Description

A tract of land situated within the corporate limits of the City of El Paso as Tract 1B9E1, Block 2, Ascarate Grant and being more particularly described as follows, to-wit:

BEGINNING at a 5/8 inch rebar found on the South right-of way line of Montana Avenue (U.S. Highway No. 62/180) for the Northeast corner of the tract herein described, identical to the Northwest corner of Lot 3, Block 1, Cielo Vista Commercial Park, as filed in Volume 68, Page 16 of the Plat Records of El Paso County, and whence a 1/2 inch rebar for the Northeast corner of said Lot 3 bears North 81 degrees 10 minutes 00 seconds East, 429.86 feet;

THENCE, leaving Montana Avenue and following the West boundary line of said Lot 3, South 08 degrees 50 minutes 00 seconds East, 367.57 feet to a 1/2 inch rebar set on the North boundary line of Cielo Vista Park Unit H, as filed in Volume 25, Page 15 of the Plat Records of El Paso County, for the southeast corner of the tract herein described, identical to the Southwest corner of said Lot 3;

THENCE, following the North boundary line of Cielo Vista Park Unit H, North 88 degrees 41 minutes 30 seconds West, 304.76 feet to a 1/2 inch rebar with survey cap no. 4869 found for the Southwest corner of the tract herein described, identical to the Northwest corner of Cielo Vista Park Unit H;

THENCE North 08 degrees 50 minutes 00 seconds West, 313.90 feet to a 1/2 inch rebar set on the South right-of-way line of Montana Avenue for the Northwest corner of the tract herein described;

THENCE, following the South right-of-way line of Montana Avenue, North 81 degrees 10 minutes 00 seconds East, 300.00 feet to the Point of Beginning;

Said tract containing 2.347 acres more or less.

                                     836026
                        2729 N. Collins St, Arlington TX
                         Exhibit "A" - Legal Description

Being a lot, tract or parcel of land situated in the William Mann Survey, Abstract No. 955, City of Fort Worth, Tarrant County, Texas, and being all of lot 1R-A, Block 1 of Eastpointe's Addition an addition to the City of Fort Worth according to the Plat Thereof recorded in Cabinet A, Slide 3425, Plat Records, Tarrant County, Texas and being the same property as conveyed from Amerco Real Estate Company of Texas, Inc. to BMO Global Capital Solutions, Inc. by deed recorded in Volume 14389, Page 184, Deed Records, Tarrant County, Texas, and being more particularly described by metes and bounds as follows:

Beginning at a TXDOT brass monument in concrete found for corner in the East R.O.W. line of Interstate Highway Loop 820 East (Variable width R.O.W.) and being the Southwest corner of Lot 1A-1, Block 1 of East Pointe Addition an addition to the City of Forth Worth, Tarrant County, Texas according to the Plat Thereof recorded in Volume 388-219, Page 15, Deed Records, Tarrant County, Texas;

THENCE South 88 deg. 46 min. 00 sec. East along the most Northerly South line of said Lot 1A-1 of said addition, a distance of 179.41 feet to a 5/8 inch iron rod set for corner;

THENCE South 00 deg. 28 min. 01 sec West along the most Easterly West line of Lot 1A-1 of said addition, a distance of 148.90 feet to a 5/8 inch iron rod set for corner;

THENCE South 88 deg. 46 min. 00 sec. East along the most Southerly South line of said Lot 1A-1 of said addition, a distance of 15.13 feet to a 5/8 inch iron rod set for corner in the West R.O.W. line of Anderson Boulevard (Variable R.O.W.) and the intersection of a curve to the left, having a radius of 500.00 feet, a central angle of 13 deg. 51 min. 19 sec., a chord bearing of South 07 deg. 45 min. 13 sec. East, a chord distance of 120.62 feet;

THENCE along said curve to the left and West R.O.W. line of Anderson Boulevard, an arc length of 120.91 feet to a 5/8 inch iron rod set for corner;

THENCE South 14 deg. 40 min. 52 sec East continuing along the West R.O.W. line of Anderson Boulevard, a distance of 352.41 feet to a 5/8 inch iron rod set for corner and being the Northeast corner of Lot 1R-B of said Eastpointe Addition;

THENCE South 84 deg. 29 min. 30 sec. West along the North line of said Lot 1R-B, a distance of 61.39 feet to a 5/8 inch iron rod found for corner;

THENCE South 75 deg. 57 min. 09 sec. West continuing along said North Line of Lot 1R-B, a distance of 121.70 feet to a 1/2 inch iron rod found for corner;

THENCE South 84 deg. 29 min. 30 sec. West continuing along said North line of Lot 1R-B, a distance of 56.86 feet to a 5/8 inch iron rod found for corner in said East R.O.W. line of Interstate Highway Loop 820 East;

THENCE North 05 deg. 30 min. 30 sec West along the East R.O.W. line of said Interstake Highway Loop 820 East, a distance of 657.43 feet to the Point of Beginning and containing 124,177.75 square feet or 2.8507 acres of land.

                                     836023
                   3517 WILLIAM D. TATE AVENUE, GRAPEVINE, TX
                         EXHIBIT "A" - LEGAL DESCRIPTION

Being all that certain lot, parcel, or tract of land situated in City of Grapevine, Tarrant County, Texas, and being all of Lot 1-R-A, Block 1, of BEAR CREEK ADDITION, an addition to the City of Grapevine, Tarrant County, Texas, according to the Plat thereof recorded in Cabinet A, Slide 7708, Plat Records, Tarrant County, Texas, same being conveyed to BMO Leasing (U.S.) Inc., as Agent Lessor, and U-Haul International, Inc., as Lessee by deed recorded in Volume 13296, Page 0282, and being more particularly described by metes and bounds as follows:

Beginning at a 5/8 inch iron rod set for corner with a yellow cap stamped (DC&A), and being in the Northwest corner of Lot 1, Block F, BEAR RUN ADDITION, an addition to the City of Grapevine, Tarrant County, Texas, according to the Plat thereof recorded in Cabinet A, Slide 813, Plat Records, Tarrant Count, Texas, and being in the East line State Highway No. 121 (William D. Tate Avenue) (a variable width right-of-way):

Thence North 00 deg. 04 min. 00 sec. East, along the East line of State Highway No. 121, a distance of 299.99 feet to a 5/8 inch iron rod set for angle point with a yellow cap stamped (DC&A);

Thence North 06 deg. 43 min. 00 sec. East, continuing along the East line of said State Highway No. 121, a distance of 25.00 feet to an "X" set for corner in concrete, and being the Southwest corner of Lot 2-R-A of said BEAR CREEK ADDITION;

Thence South 89 deg. 56 min. 00 sec. East, along the south line of said Lot 2-R-A, a distance of 376.95 feet to a point for corner;

Thence South 27 deg. 05 min. 00 sec. East, continuing along the South line of said Lot 2-R-A, a distance of 257.58 feet to a point for corner;

Thence South 61 deg. 03 min. 00 sec. East, continuing along the South line of said Lot 2-R-A, a distance of 202.95 feet to a 5/8 inch iron rod set for corner with a yellow cap stamped (DC&A), and being in the North line of BEAR RUN PHASE I, an addition to the City of Grapevine, Tarrant County, Texas, according to the Plat thereof recorded in Volume 388-176, Page 6, Deed Records, Tarrant County, Texas;

Thence North 89 deg. 44 min. 00 sec. West, along the North line of said BEAR RUN PHASE I, and the North line of said BEAR RUN ADDITION, a distance of 535.43 feet to a 5/8 inch iron rod set for angle point with a yellow cap stamped (DC&A);

Thence North 89 deg. 42 min. 44 sec. West, continuing along the North line of said BEAR RUN PHASE ADDITION, a distance of 139.65 feet to the Point of Beginning and containing 154,658. 89 Square Feet or 3.5505 Acres of land.

                                     746057
                      14225 NORTHWEST FR EEWAY, HOUSTON TX
                         EXHIBIT "A" - LEGAL DESCRIPTION

Being a parcel of land containing 2.9827 acres (129,927 sq. ft.) of land more or less, being out of a called 3.874 acre tract conveyed by Clay Properties company to Amerco Real Estate Company of Texas, by deed recorded under Clerk's File No. R087409, Official Public Records of Real Property, Harris County, Texas, (P.P.R.R.P. H.C.T.), said 2.9827 acres being out of Unrestricted Reserve "C" of the West by Northwest Business Park, a subdivision in the Alex Area Survey, Abstract No. 99, in Harris County, Texas, Plat of which is recorded in Volume 298, Page 92, Harris County Map Records (H.C.M.R.), also being a part of Restricted Reserve "A" of U-Haul North by Northwest, a subdivision recorded under Film Code No. 394032, H.C.M.R., and being more particularly described as follows:

Beginning at a found 1 inch iron pipe with cap marked "Cotton Surveying Company", said 1 inch iron pipe being in the southwesterly line of U. S. Highway 290 (300 feet wide right-of-way (ROW)) and marking the northeast corner of that certain 2.884 acre tract conveyed by Security Capitol Pacific Trust to PTR Homestead Village Limited Partnership by deed recorded under Clerk's File No. R441799, O.P.R.R.P.H.C.T.;

THENCE, South 64 degrees 40 minutes 21 seconds East, along the said southwesterly line of the U.S. Highway 290 ROW, a distance of 220.05 feet to a found 3/4 inch iron rod in concrete, said iron rod marking the northwest corner of that certain 0.6351 acre Tract II conveyed by Crown Life Insurance Company to Fairbanks Plaza Shopping Center, LP, by deed recorded under Clerk's File No. R193713, O.P.R.R.P.H.C.T.;

THENCE, South 02 degrees 58 minutes 21 seconds East, along the West line of the said 0.6351 acre tract continuing along the West line of that certain 8.9935 acre Tract I conveyed to Crown Life Insurance Company to Fairbanks Plaza Shopping Center, LP, by deed recorded under Clerk's File No. R193713 O.P.P.R.P.H.C.T., a distance of 365.92 feet to a found 1 inch iron pipe with cap marked "Cotton Surveying Company", said 1 inch iron pipe also marking the northeast corner of that certain 5.2322 acre tract conveyed by Ronald J. Mann, Substitute Trustee, to Teachers Insurance and Annuity Association of America by Special Warranty Deed recorded under Clerk's File No. M936185 O.P.R.R.P.H.C.T.;

THENCE, South 87 degrees 43 minutes 00 seconds West, along the North line of the said 5.2322 acre tract, a distance of 229.41 feet to a fnd. 5/8 inch iron rod for corner;

THENCE, North 02 degrees 58 minutes 21 seconds West, a distance of 72.53 feet to a set 5/8 inch iron rod for corner;

THENCE, South 87 degrees 01 minutes 39 seconds West, a distance of 3.45 feet to a set 5/8 inch iron rod for a point for curvature;

THENCE, in a northwesterly direction, along a curve to the right having a radius of 25.50 feet, a central angle of 45 degrees 41 minutes 55 seconds and a chord bearing North 70 degrees 07 minutes 23 seconds West, 19.80 feet, for a total arc length of 20.34 feet to a set 5/8 inch iron rod for point of tangency;

THENCE North 47 degrees 16 minutes 26 seconds West, a distance of 26.28 feet to a set "X" in concrete for a point of curvature;

THENCE, in a northwesterly direction, along a curve to the left having a radius of 24.50 feet, a central angle of 45 degrees 01 minutes 24 seconds and a chord bearing North 69 degrees 47 minutes 08 seconds West, 18.76 feet, for a total arc length of 19.25 feet to a set 5/8 inch iron rod for point of tangency;

THENCE, South 87 degrees 42 minutes 10 seconds West, a distance of 319.17 feet to a 5/8 inch iron rod fnd. for corner in the East line of Rothway (variable width ROW);

THENCE, North 02 degrees 17 minutes 50 seconds West, along the East line of the said Rothway a distance of 40.50 feet to a found 1 inch iron pipe with cap marked "Cotton Surveying Company", said iron pipe marking the southwest corner of the said 2.884 acre tract;

THENCE, along the boundary of said 2.884 acre tract the following two courses:
North 87 degrees 42 minutes 10 seconds East, a distance of 239.53 feet to a found 1 inch iron pipe with cap marked "Cotton Surveying Company";

THENCE North 25 degrees 19 minutes 39 seconds East, a distance of 363.02 feet to the POINT OF BEGINNING and CONTAINING a computed 2.9827 acres (129,927 sq. ft.) of land.

                                     746028
                              8518 HIGHWAY 6 SOUTH
                                   HOUSTON TX
                         EXHIBIT "A" - LEGAL DESCRIPTION

Being a 7.0768 acre (308,264 square feet) parcel, being all of a called 7.077 acre tract conveyed to BMO Global Capital Solutions, Inc. by instrument recorded in Clerk's File Number (C.F. No.), 21247634, Official Records of Fort Bend County, Texas (O.R.F.B.C.T.), situated in the H.T.&B.R.R. Co. Survey, Abstract 623, Fort Bend County, Texas, said parcel being more particularly described by the following metes and bounds: (Bearings based on a southerly line of said
7.077 acres - South 89 degrees 20 minutes 33 seconds West):

BEGINNING at a found 5/8 inch iron rod in the west right of way line of State Highway 6 (180 feet wide), at the northeast corner of a called 2.755 acre tract described by instrument recorded in C.F. No. 9511278 O.R.F.B.C.T., at the southeast corner of said 7.077 acre tract, and the herein described parcel, from which a found 5/8 inch iron rod bears South 00 degrees 01 minutes 27 seconds East, 16.65 feet;

THENCE South 89 degrees 20 minutes 33 seconds West, along a northerly line of said 2.755 acres, and a southerly line of said 7.077 acre tract, a distance of
93.16 feet to a found 5/8 inch iron rod at an angle point in a northerly line of said 2.755 acres, and a southerly line of said 7.077 acres, and the herein described parcel;

THENCE South 89 degrees 25 minutes 47 seconds West, along the northerly line of said 2.755 acres, the north line of Providence Section One, according to the map or plat thereof recorded in Volume 26, Page 15 of the Map Records of Fort Bend County, Texas (M.R.F.B.C.T.), a distance of 491.10 feet to a set 5/8 inch iron rod with cap ("Sitech Engineering"), at the southerly most southeast corner of a called 10.53 acres conveyed to R.I.M. Ventures, L.C., by instrument recorded in C.F. No. 200002536, O.R.F.B.C.T., at the southwest corner of said 7.077 acres, and the herein described parcel;

THENCE North 00 degrees 27 minutes 53 seconds West, along an easterly line of said 10.53 acres, and the west line of said 7.077 acres, a distance of 544.04 feet to a set 5/8 inch iron rod with cap ("Sitech Engineering"), at an interior corner of said 10.53 acres, at the northwest corner of said 7.077 acres, and the herein described parcel;

THENCE North 89 degrees 27 minutes 19 seconds East, along a southerly line of said 10.53 acres, and a northerly line of said 7.077 acres, a distance of 411.54 feet to a set 5/8 inch iron rod with cap ("Sitech Engineering"), at a southeasterly corner of said 10.53 acres, and a northeasterly corner of said
7.077 acres, and the herein described parcel;

THENCE South 56 degrees 08 minutes 03 seconds East, along a southerly line of said 10.53 acres, and a northerly line of said 7.077 acre tract, a distance of
213.10 feet to a set 5/8 inch iron rod with cap ("Sitech Engineering"), in the west right of way line of said State Highway 6, at the easterly most southeast corner of said 10.53 acres, at a northeasterly corner of said 7.077 acres, and the herein described parcel, from which a damaged found concrete monument bears North 00 degrees 01 minutes 27 seconds West, 3.66 feet, and a found 5/8 inch iron rod bears South 00 degrees 01 minutes 27 seconds East, 2.60 feet;

THENCE South 00 degrees 01 minutes 27 seconds East, along the West right of way line of said State Highway 6, and the east line of said 7.077 acres, a distance of 423.23 feet to the POINT OF BEGINNING, and containing a computed 7.0768 acres (308,264 square feet) of land.

                                     746044
                         20435 Katy Freeway, Houston TX
                         Exhibit "A" - Legal Description

Being part of Reserve A, Block 1, Nottingham Country, Section Five (5), a Subdivision in Harris County, Texas according to the map or plat thereof recorded in Volume 219, Page 58 of the Map Records of Harris County, Texas, all of said 2.7369 acres being in the W.C.R.R. Co. Survey, Abstract No. 1359, in Harris County, Texas, said property being more particularly described by metes and bounds as follows:

COMMENCING at a found 5/8 inch iron rod at the northwest corner of said Nottingham Country Subdivision, Section Five, on the South right-of-way (R.O.W.) of Interstate Highway 10, as platted in said Subdivision Map;

THENCE South 89 degrees 33 minutes 42 seconds East, along the said South R.O.W. line (Basis of Bearings being the bearings of the North line of said Nottingham Country Section Five according to said subdivision plat), a distance of 146.00 feet to a found 5/8 inch iron rod marking the northeast corner of a certain (called) 1.4314 acre tract described in conveyance deed from E. J. Hudson to Outback Steakhouse of Florida, Inc. as recorded under County Clerk's File Number (C.C.F.) P095602 of the Official Public Records of Real Property of Harris County, Texas (O.P.R.R.P.H.C.T.) from which said iron rod a found 5/8 inch iron rod bears North 65 degrees 50 minutes 38 seconds East, 1.11 feet, said set 5/8 inch iron rod also marking the northwest corner of the herein described tract also being the POINT OF BEGINNING;

THENCE South 89 degrees 33 minutes 42 seconds East, continuing along said South R.O.W., a distance of 235.00 feet to a found 5/8 inch iron rod for corner;

THENCE South 00 degrees 26 minutes 18 seconds West, leaving said South right of way line, a distance of 464.50 feet to a 5/8 inch iron rod for corner in the North line of a called 11.999 acre tract described in conveyance deed from E. J. Hudson to Nottingham Apartners, LP, as recorded under C.C.F. S418575 O.P.R.R.P.H.C.T.;

THENCE North 89 degrees 33 minutes 42 seconds West, along said North line, a distance of 391.00 feet to a found 5/8 inch iron rod in the East R.O.W. line of Dominion Drive (100 feet wide);

THENCE North 00 degrees 26 minutes 18 seconds East, along said East R.O.W. line, a distance of 64.50 feet to a found 5/8 inch iron rod marking the southwest corner of said 1.4314 acre tract;

THENCE South 89 degrees 33 minutes 42 seconds East, along the South line of said
1.4314 acre tract, a distance of 156.00 feet to a found 5/8 inch iron rod marking the southeast corner of said 1.4314 acre tract;

THENCE North 00 degrees 26 minutes 18 seconds East, along the East line of said
1.4314 acre tract, a distance of 400.00 feet to the POINT OF BEGINNING and CONTAINING a computed 2.7369 acres (119,219 square feet) of land.

                                     737028
                  3501 E. Central Tx Expressway, Killeen, Texas
                         Exhibit "A" - Legal Description

A tract of land in Bell County, Texas, part of the W. H. Cole Survey, Abstract No. 150 and the land herein described being all of Lot 1-R, Block 3, Southern Cross Commercial Addition, 4.848 Acres, an addition to the city of Killeen, Texas, being of record in Cabinet C, Slide 233-B, Plat Records of Bell County, Texas, and also being all of a called 2.977 acre tract of land described in a deed to BMO Global Capital Solutions, Inc., being of record in Volume 4135, Page 141, Official Public Records or Real Property of Bell County, Texas, and all of a called 1.870 acre tract of land described in a deed to BMO Global Capital Solutions, Inc., being of record in Volume 4135, Page 141, Official Public Records of Real Property of Bell County, Texas.

Beginning at a "X" set in concrete at the intersection of the north Right-of-Way of U.S. Highway 190 and the west Right-of-Way of Meredith Drive, said "X" being the southeast corner of said Lot 1-R, Block 3, for the southeast corner of this,

THENCE N. 60 deg. 17 min. 41 sec. W., 157.04 feet with the north Right-of-Way of U.S. Highway 190 and the south line of said Lot 1-R, Block 3 (Plat calls N. 60 deg. 12 min. 53 sec. W., 157.25 feet) to a 3/8" iron rod found, being the most southerly, southwest corner of said Lot 1-R, Block 3 and the southeast corner of a tract of land described in a deed to Abbott Springs, LTD., being of record in Volume 4388, Page 571, Official Public Records of Real Property of Bell County, Texas, for the most southerly, southwest corner of this.

THENCE N. 28 deg. 04 min. 56 sec. E, 141.06 feet with the east line of said Abbott Springs, LTD, tract and with a northeast line of said Lot 1-R, Block 3 (Plat calls N. 28 deg. 06 min. 31 sec. E. 141.03 feet) to a 3/8" iron rod found being an ell corner of said Lot 1-R, Block 3, and the northeast corner of said Abbott Springs Ltd, tract, for an ell corner of this,

THENCE N. 58 deg. 20 min. 40 sec. W., 136.88 feet with a northwest line of said Lot 1-R, Block 3 (Plat calls N. 58 deg. 24 min. 13 sec. W, 136.76 feet) and the north line of said Abbott Springs, LTD. tract to a 3/8" iron rod found, being the most westerly southwest corner of said Lot 1-R, Block 3, for the westerly southwest corner of this,

THENCE N. 31 deg. 19 min. 39 sec. E., 626.23 feet with the west line of said Lot 1-R, Block 3 (Plat calls N. 31 deg. 19 min. 43 sec. E, 626.29 feet) to a 3/8" iron rod found in the south Right-of-Way of Scott and White Drive (unimproved road), being the northwest corner of said Lot 1-R, Block 3, for the most westerly southwest corner of this,

THENCE S. 58 deg. 15 min. 39 sec. E., 301.87 feet with the north line of said Lot 1-R, Block 3 (Plat calls N. 58 deg. 12 min. 24 sec. E., 301.88 feet) and the south Right-of-Way of Scott and White Drive (unimproved road) to a 3/8" iron rod with cap stamped "M&ASSOC KILLEEN" set in the west Right-of-Way of Meredith Drive, being the northeast corner of said Lot 1-R, Block 3, for the northeast corner of this,

THENCE S. 31 deg. 19 min. 43 sec. W. 761.24 feet with the west Right-of-Way of Meredith Drive and the east line of said Lot 1-R, Block 3 (Plat calls N. 31 deg. 119 min. 43 sec. W., 761.05 feet) to the PLACE OF BEGINNING containing 4.85 acre of land.

                                     746043
                     351 Gulf Freeway South, League City, TX
                         Exhibit "A" - Legal Description

Being a 2.7030 acre tract of land and being all of RESERVE "A" of U-HAUL SUBDIVISION, a subdivision of League City, Galveston County, Texas, according to the plat thereof recorded in Volume 18, Page 650, Map Records, Galveston County, Texas, and also being part of Lot 13 of BRASKORIA GARDENS, Galveston County, Texas, according to the plat thereof recorded in Volume 113, Page 47, Map Records, Galveston County, Texas, and being more particularly described on Exhibit "A" attached hereto and made a part hereof for all purposes.

                                     741041
                     525 N. Stimmons Freeway, Lewisville TX
                         Exhibit A" - Legal Description

TRACT 1

Description of a 3.018 acre tract of land being all of Lot 1RB-1, Block G, Valley Ridge Business Park West, Phase V, an addition to the City of Lewisville, Denton County, Texas as recorded in Cabinet M, Page 397, Plat Records, Denton County, Texas and being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2-inch iron rod found at the northeast corner of said Lot 1RB-1, Block G; said point also being the southeast corner of Lot 1RA, Block G, Valley Ridge Business Park West, Phase V, an addition to the City of Lewisville, Denton County, Texas as recorded in Cabinet M, Page 166, Plat Records, Denton County, Texas; said point also being on the west right-of-way line of North Stemmons Freeway (Interstate Highway 35E) (a variable width right-of-way); said point also being on a curve to the right having a radius of 11,309.16 feet;

THENCE, with the said west right-of-way line of North Stemmons Freeway the following metes and bounds;

Southeasterly, with said curve to the right, through a central angle of 01 degrees 46 minutes 10 seconds, an arc distance of 349.25 feet (Chord bears South 13 degrees 06 minutes 34 seconds East, 349.24 feet) to a 1/2-inch iron rod found;

South 00 degrees 53 minutes 24 seconds West, a distance of 43.78 feet to a "+" cut in concrete found for corner;

South 27 degrees 17 minutes 58 seconds West, a distance of 51.25 feet to a 1/2-inch iron rod with "GRAHAM ASSOC." cap found "+" cut in concrete;

South 65 degrees 55 minutes 40 seconds West, a distance of 50.77 feet to a 1/2 inch iron rod with "GRAHAM ASSOCS." cap found at the intersection of said west right-of-way line of North Stemmons Freeway and the north right-of-way line of College Parkway (100-foot public right-of-way); said point also being the western most southeast corner of said Lot 1RB-1, Block G;

Thence, North 88 degrees 54 minutes 35 seconds West, with said north right-of-way line of College Parkway, a distance of 104.89 feet to a 5/8-inch iron rod with "GSES, INC., RPLS 4804" cap set at the beginning of a curve to the right having a radius of 710.00 feet;

Thence northwesterly, with said curve to the right, through a central angle of 11 degrees 34 minutes 46 seconds an arc distance of 143.49 feet (Chord bears North 83 degrees 07 minutes 12 seconds West, 143.25 feet) to a 5/8-inch iron rod with "GSES, INC., RPLS 4804" cap set at the southwest corner of said Lot 1RB-1, Block G; said point also being the southeast corner of Lot 1RB-2, Block G of said Valley Ridge Business Park West, Phase V;

Thence, North 13 degrees 06 minutes 31 seconds West, leaving said north right-of-way line of college Parkway, a distance of 360.61 feet to a 1/2-inch iron rod found at the northwest corner of said Lot 1RB-1, Block G; said point also being the northeast corner of Lot 1RB-2, Block G; said point also being on the south line of said Lot 1RA, Block G;

Thence North 76 degrees 00 minutes 21 seconds East, with said south line of Lot 1RA, Block G, a distance of 330.00 feet to the point of beginning;

CONTAINING 134,116 square feet of 3.1018 acres, more or less.

TRACT 2

Non-exclusive easement rights contained in Reciprocal Easement and Maintenance Agreement, dated 6/14/1996, by and between LAND OWNERS, L.P. and SHURGARD STORAGE CENTERS, INC., recorded under cc# 96R0040798, Real Property Records, Denton County, Texas. As affected by Amendment to Reciprocal Easement and Maintenance Agreement recorded under cc# 96R0056270, Real Property Records, Denton County, Texas.

                                     741025
                     10061 W. University Drive, McKinney, TX
                         Exhibit "A" - Legal Description

Being a tract of land situated in the Charles Carter Survey, Abstract No. 220 in Collin County, Texas and being the same parcel of land as conveyed to BMO Global Capital Solutions, Inc. as recorded in County Clerk's No. 99-0100225 of the Deed Records of Collin County, Texas, said tract of land being described by metes and bounds as follows:

Beginning at a 5/8-inch iron rod with "GSES INC., RPLS 4804" cap set on the South right-of-way line of US Highway 380 (a variable width right-of-way) said found iron rod being the Northwest corner of said parcel and the Northeast corner of a tract of land as conveyed to Ferguson Enterprises as recorded in Volume 4825, Page 1555 of said Deed Records

Thence South 89 degrees 58 minutes 11 seconds East, along the North line of said parcel and along said South right-of-way line, a distance of 251.16 feet to a 1/2-inch iron rod found being the Northeast corner of said parcel and the Northwest corner of a tract of land as conveyed to Highway 380-1, Ltd., recorded in Volume 4455, Page 2376 of said Deed Records:

Thence, South, along the East line of said parcel and the West line of said Highway 380-1, Ltd. Tract, a distance of 937.18 feet to a point being on the North line of a tract of land as conveyed to Five Sac Self- Storage, recorded in Volume 5086, Page 535 of said Deed Records, said point being the Southeast corner of said parcel and the Southwest corner of said Highway 380-1, Ltd. tract;

Thence North 89 degrees 40 minutes 08 seconds West, along the South line of said parcel and along the North line of said Five Sac Self-storage tract, a distance of 152.12 feet to a found 1/2 inch iron rod, being the Northwest corner of said Five Sac Self-storage tract and the Northeast corner of a tract of land as conveyed to Five Sac Self-storage, recorded in Volume 5086, Page 535 of said Deed Records;

Thence North 89 degrees 41 minutes 45 seconds West, along the South line of said parcel and along the North line of said Five Sac Self-storage tract, a distance of 99.04 feet to a found 5/8-inch iron rod with "GSES INC., RPLS 4804" cap set at the Southwest corner of said parcel and the Southeast corner of said Ferguson Enterprises tract;

Thence North, along the West line of said parcel and the East line of said Ferguson Enterprises tract, a distance of 935.91 feet to the Point of Beginning, containing 5.3998 acres or 235,219 square feet, more or less.

NOTE: The Company is prohibited from insuring the area or quantity of the land described herein. Any statement in the above legal description of the area or quantity of land is not a representation that such area or quantity is correct, but is made only for informational and/or identification purposes and does not override Item 2 of Schedule B hereof.

                                     741027
                        1501 n. Dallas Tollway, Plano, TX
                         Exhibit "A" - Legal Description

Description of a 2.5816 acre tract of land situated in the Mary Ann Taylor Survey, Abstract No. 897, City of Plano, Collin County, Texas; said tract being all of Lot 1, Block 1, U-Haul Addition, an addition to the City of Plano, Collin County, Texas as recorded in Cabinet K, Page 600, Plat Records, Collin County, Texas; said tract being more particularly described by metes and bound as follows:

BEGINNING at a 5/8-inch iron rod with "GSES, INC., RPLS 4804" cap set at the southwest corner of said Lot 1, Block 1; said point also being the southeast corner of a tract conveyed to Charles J. Kemp per Warranty Deed recorded in Volume 664, Page 114, Deed Records, Collin County, Texas; said point also being on the north line of Lot 2, Block A, CMS Addition, an addition to the City of Plano, Collin County, Texas as recorded in Cabinet M, Page 374, Plat Records, Collin County, Texas;

Thence, North 00 deg. 01 min. 23 sec West, with the common line of said Lot 1, Block 1 and Kemp tract, a distance of 225.00 feet to a 1-inch iron rod found at the northwest corner of said Lot 1, Block 1; said point also being the southwest corner of Lot 2, Block 1, U-Haul Addition, an addition to the City of Plano, Collin County, Texas by conveyance plat as recorded in Cabinet J, Page 659, Plat Records, Collin County, Texas;

THENCE, with the common line of said Lot 1, Block 1 and Lot 2, Block 1 the following metes and bounds;

North 89 deg. 45 min. 59 sec. East, a distance of 266.09 feet to a 5/8-inch iron rod wit "GSES, INC., RPLS 4804" cap set;

South 00 deg. 14 min. 01 sec. East, a distance of 20.00 feet to a 5/8-inch iron rod with "GSES, INC., RPLS 4804" cap set;

North 89 deg. 45 min. 59 sec. East, a distance of 243.51 feet to a "+" cut in concrete found at the northeast corner of said Lot 1, Block 1; said point also being the southeast corner of said Lot 2, Block 1; said point also being on the west line of Dallas North Parkway (variable width right-of-way);

THENCE, with the common line of said Lot 1, Block 1 and west right-of-way line the following metes and bounds;

South 04 deg. 08 min. 22 sec. East, a distance of 79.74 feet to a 1-inch iron rod found;

North 85 deg. 37 min. 03 sec. East, a distance of 9.13 feet to a "+" cut in concrete found;

South 04 deg 22 min. 57 sec. East, a distance of 90.64 feet to an "+" cut in concrete set;

South 00 deg. 11 min. 13 sec. East, a distance of 35.70 feet to a 5/8-inch iron rod with "GSES, INC., RPLS 4804" cap set at the southeast corner of said Lot 1, Block 1; said point also being the northeast corner of said Lot 2, Block A, CMS Addition;

THENCE, South 89 deg. 45 min. 59 sec. West, leaving said west right-of-way line and with the common line of said Lot 1, Block 1 and Lot 2, Block A, a distance of 531.49 feet to the POINT OF BEGINNING;

CONTAINING 112,454 square feet or 2.5816 acres of land more or less.

                                   Site 795038
                        3995 Westfax Drive, Chantilly VA
                         Exhibit "A" - Legal Description

Beginning at a point on the westerly right-of-way line of Westfax Drive, 60 feet wide, as recorded in Deed Book 6743 at Page 1397 among the land records of Fairfax County, Virginia, said point also being the northeast corner of Jae K. Nam, as acquired in Deed Book 11549 at Page 665; thence departing said Westfax Drive and running with the northerly line of said Nam North 70 degrees 28'22" West 200.67 feet to a point on the easterly line of Bottling Group, LLC, as acquired in Deed Book 10837 at Page 20; thence departing said Nam and running with the easterly line of said Bottling Group, LLC North 19 degrees 31'38" East 465.00feet to a point on the southerly line of Lee Jackson Memorial Highway, Route 50, width varies; thence departing said Bottling Group, LLC and running with the southerly line of said Route 50 South 57 degrees 09'56" East 199.95 feet to a point; thence South 54 degrees 19'19" East 76.38 feet to a point; thence 38.03 feet along the arc of a curve to the right, having a radius of
25.00 feet and a chord bearing and distance of South 10 degrees 44'38" East
34.47 feet to a point on the westerly line of said Westfax Drive right-of-way; thence departing said Route 50 and running with the westerly line of said Westfax Drive South 32 degrees 50'04" West 316.54 feet to a point; thence 61.09 feet along the arc of a curve to the left, having a radius of 805.00 feet and a chord bearing and distance of South 30 degrees 39'37" West 61.08 feet to a point; thence to the point of beginning containing 106,814 square feet or
2.45211 acres, more or less.

Together with the non-exclusive easement in and over the Common Facilities as set forth within Article III of the Amended and Restated Declaration for Westfax Industrial Park recorded in Deed Book 9743 at page 266 among the land records of Fairfax County, Virginia.

NOTE: For Informational Purposes only:
Property Address 3995 Westfax Drive
Tax Map No. 034-3-09-0007-A

                                   Site 825025
                    804 West Roslyn Rd., Colonial Heights, VA
                         Exhibit "A" - Legal Description

PARCEL I:

ALL that tract, piece or parcel of land with all improvements thereon lying and being in the City of Colonial Heights (formerly a part of Chesterfield County), Virginia, containing 1.197 acres, being shown as Parcel 1 on Plat of survey by Charles H. Fleet & Associates, P.C., dated February 26, 2000, entitled "ATLA/ACSM Land Title Survey Showing Existing Improvements to Two Parcels of Land Situated on the West Line of West Roslyn Road, City of Colonial Height, Virginia" and being further described by metes and bounds as follows:

BEGINNING at a point at the intersection of the northern boundary of the right of way line of Interstate No. 95 and the western boundary of the right of way line of West Roslyn Road, thence leaving the western boundary of the right of way line of West Roslyn Road in a westerly direction the following three (3) courses and distances:

     (1)  N 76 degrees 45' 02" W 221.42 feet to a point;

     (2) Thence along acurve to the left having a radius of 1963.00 feet, a delta angle of 6 degrees 01' 24" and an arc length of 206.36 feet to a point;

     (3) Thence S 76 degrees 45' 02" E 298.36 feet to a point on thewestern boundary of the right of way line of West Roslyn Road:

Thence continuing along the western boundary of the right of way line of West Roslyn Road in a southerly direction along a curve to the right having a radius of 2739.79 feet, a delta angle of 2 degrees 40' 50" and an arc length of 128.18 feet to a point; thence S 26 degrees 31' 02" W 71.97 feet to a point, said point being the Point and Place of Beginning for Parcel 1, containing 1.197 acres, more or less.

PARCEL II:

ALL that certain tract or parcel of land with the improvements thereon and the appurtenances thereto belonging, lying in the City of Colonial Heights, Virginia, containing 1.020 acres, being shown as Parcel 2 on Plat of survey by Charles H. Fleet & Associates, P.C., dated February 26, 2000, entitled "ALTA/ACSM Land Title Survey Showing Existing Improvements to Two Parcels of Land Situated on the West Line of West Roslyn Road, City of Colonial Heights, Virginia" and being further described by metes and bounds as follows:

BEGINNING at a point at the intersection of the northern boundary of the right of way line of Interstate No. 95 and the western boundary of the right of way line of West Roslyn Road in a northerly direction N 26 degrees 31' 02" E71.91 feet to a point; thence along a curve to the left having a radius of 2739.79 feet to a point, a delta angle of 2 degrees 40' 50" and an arc length of 128.18 to a point, said point being the Actual Point of Beginning for Parcel 2; thence leaving the western boundary of the right of way line of West Roslyn Road in a westerly direction the following three (3) courses and distances:

     (1) N 76 degrees 45'02" W 298.36 feet to a point;

     (2) Thence along a curve to the left having a radius of 1963.00 feet, a delta angle of 3 degrees 55' 22" and an arc length of 134.39 feet to a point;

     (3) Thence S 80 degrees 49' 46" E 343.71 feet to a point on the western boundary of the right of way line of West Roslyn Road;

Thence continuing along the western boundary of the right of way line of West Roslyn Road in a southerly direction along a curve to the right having a radius of 2739.79 feet, a delta angle of 3 degrees 08' 05" and an arc length of 149.90 feet to a point, said point being the Point and Place of Beginning for Parcel 2, containing 1.020 Acres, more or less.

                                   Site 795048
                         1048 Dumfries Road, Manassas VA
                         Exhibit "A" - Legal Description

All that certain lot or parcel of land lying, situate, and being in the City of Manassas, Commonwealth of Virginia, more particularly described as follows:

Parcel 1 of a portion of the property of Samuel J. Geris, Trustee, pursuant to a Deed of Subdivision, Dedication and Vacation dated the 16th day of September, 1987, and recorded on October 5,1987, in Deed Book 1516 at Page 1959, among the land records of Prince William County, Virginia.

LESS AND EXCEPT that portion of the property dedicated to public streets by instrument recorded in Deed Book 2390 at Page 1231, among the aforesaid land records.

And being further described by metes and bounds as follows:

BEGINNING at a point on the western boundary of the right-of-way line of State Route #234 (known as Dumfries Road), said point being approximately 0.50 miles North of the intersection of the northern boundary of the right-of-way line of State Route #661 and the western boundary of the right-of-way line of Dumfries Road; thence, leaving the western boundary of the right-of-way line of Dumfries Road in a westerly direction the following 5 (five) courses and distances:

1. S 75 degrees 05'59" W, 243.05 feet to a point;
2. Thence, S 22 degrees 09'32" E, 200.00 feet to a point;
3. Thence, S 75 degrees 13'52" W, 94.71 feet to a  point;
4. Thence, N 24 degrees 19'47" W, 446.75 feet to a point;
5. Thence, N 65 degrees 40.13" E, 345.29 feet to a point on the western boundary of the right-of-way line of Dumfries Road;

Thence, continuing along the western boundary of the right-of-way line of Dumfries Road in a southerly direction, S 24(degree)19'47" E, 62.48 feet to a point; thence, along a curve to the right having a radius of 5895.58 feet, a delta angle of 02 degrees 19'58", an arc length of 240.02 feet and a chord of S 23 degrees 14'33" E, 240.01 feet to a point, said point begin the Point and Place of BEGINNING of Parcel I, containing 2.616 acres more or less.

TOGETHER WITH an easement appurtenant to and running with said Parcel for ingress and egress as more fully set out in said Deed of Subdivision, Dedication and Vacation.

NOTE: For Informational Purposes only:

Property Address 10480 Dumfries Road, Manassas, VA

Tax Map No. 090-01-00-45B5

                                   Site 795051
                        8207 Terminal Road, Newington VA
                         Exhibit "A" - Legal Description

Beginning at a point on the southeasterly corner of Exxon Corp, as acquired in Deed Book 2401 at Page 70, among the land records of Fairfax County, Virginia, said point also being on the westerly right-of-way line of Backlick Road, Route 617, width varies; thence departing said Exxon Corp and running with the westerly line of said Backlick Road

      South 02 degrees 39'02" West 85.35 feet to a point;
thence

      344.15 feet along the arc of a curve to the left, having a radius of 2,371.83 feet and a chord bearing and distance of South 01 degree 30'22" East
343.85 feet to a point being the northeast corner of Netco, Inc., as acquired in Deed Book 5871 at Page 1571; thence departing said Backlick Road and running with the northerly line of said Netco, Inc.

      North 57 degrees 18'49" West 432.97 feet to a point being the northwest corner of said Netco, said point also being on the easterly right-of-way line of Terminal Road, Route 3276, 50 feet wide; thence departing said Netco and running with the easterly line of said Terminal Road

      North 32 degrees 41'11" East 79.32 feet to a point; thence
      North 41 degrees 25'57" East 65.76 feet to a point; thence
      North 32 degrees 41'11" East 213.98 feet to a point being the southwest corner of said Exxon Corp; thence departing said Terminal Road and running with the southerly line of said Exxon Corp

      South 57 degrees 18'49" East 187.01 feet to the point of beginning containing 107,902 square feet or 2.47710 acres, more or less.

NOTE: For Informational Purposes only:
Property Address 8207 Terminal Road
Tax Map No. 099-3-01-0026

                                   Site 795065
                       14523 Telegraph Road, Woodbridge VA
                         Exhibit "A" - Legal Description

Beginning at a point being the southeast corner of NTW, Inc., as acquired in Deed Book 1862 at Page 918, among the land records of Prince William County, Virginia, said point also being on the westerly right-of-way line of US Interstate 95, width varies; thence departing said NTW, Inc., and running with the westerly line of said Interstate 95 285.78 feet along the arc of a curve to the left, having a radius of 23118.31 feet and a chord bearing and distance of South 16 degrees 53'57" West 285.78 feet to a point being the northeast corner of Toys R Us, Inc., as acquired in Deed Book 2016 at Page 1791; thence departing said Interstate 95 and running with the northerly lines of said Toys R Us, Inc. North 63 degrees 30'56" West 163.41 feet to a point; thence South 26 degrees 29'04" West 20.00 feet to a point; thence North 63 degrees 30'56" West 207.00 feet to a point on the easterly right-of-way line of Telegraph Road, Route 1781, passing through the northwest corner of said Toys R Us, Inc., at 202.20 feet; thence running with the easterly lines of said Telegraph Road North 26 degrees 17'25" East 293.92 feet to a point; thence North 27 degrees 04'48" East 6.55 feet to a point being the southwest corner of said NTW, Inc.; thence departing said Telegraph Road and running with the southerly line of said NTW, Inc. South 63 degree 45'00" East 323.75 feet to the point of beginning containing 101,665 square feet or 2.3339 acres, more or less.

Together with a non-exclusive easement for the purpose of tying in and connecting to the sanitary sewer piping as set forth within the Non-Exclusive Easement by and between Toys'R'Us, Inc. and The Storall Place dated 06-30-93 and recorded in Deed Book 2016 at page 1794 among the land records of Prince William County, Virginia and being more particularly described as follows:

Beginning at a point, said point being on the east side of Telegraph Rd 32.00 feet from the centerline of said road, said point also being a common corner to the lands of The Storeall Place One, and Toys'R'Us Inc., a Delaware corporation, thence departing said road and running with the common property line of said Storeall and Toy'R'Us properties S 63 degrees 30'56" E for 86.19 feet to a point, thence departing said property line and running through the said lands of Toys'R'Us S 30 degrees 24'08" W for 19.36 feet to a point, thence N 60degrees 36'08" W for 84.90 feet to the side of the aforementioned road, thence with said road N 26degrees 12'23" E for 15.00 feet to the point of beginning.

NOTE: For Informational Purposes only:
Property Address 14523 Telegraph Road
Tax Map No. 030-01-000-0054H1

Pin No. 8291-88-4106

                                                                     EXHIBIT A-2

Related                 Related Premises
Premises #              ----------------
----------
  1.        U-HAUL CENTER GOVERNMENT ST .
            2505 Government Boulevard,Mobile, AL

  2.        U-HAUL STORAGE OXFORD
            523 Hamric Drive West, Oxford,AL

  3.        U-HAUL STORAGE FOUNTAIN HILLS
            9264 Technology Drive, Fountain Hills, AZ

  4.        U-HAUL CENTER 87TH & BELL
            8746 West Bell Road,Peoria, AZ

  5.        U-HAUL STORAGE S. 40TH ST.
            3425 South 40th Street,Phoenix, AZ

  6.        U-HAUL CENTER CAVE CREEK
            20618 North Cave Creek Road, Phoenix West, AZ

  7.        U-HAUL CENTER ANTHEM RV
            42102 N. Vision Way, Phoenix West,AZ

  8.        U-HAUL CENTER ANTHEM WAY
            42301 N. 41st Drive,Anthem, AZ

  9.        U-HAUL CENTER I-17 & DEER VLY
            21621 N. 26th Avenue, Phoenix West, AZ

 10.        U-HAUL CENTER PRESCOTT
            2122 Highway 69, Prescott, AZ

 11.        BELL ROAD AT GRAND AVE MOVING CENTER
            13440 West Bell Road, Surprise, AZ

 12.        U-HAUL CENTER BUCKLEY ROAD
            16950 East Ohio Place, Aurora South, CO

 13.        U-HAUL CTR CHAMBERS & I-70
            15250 East 40th Avenue, Denver North, CO

                                 EXHIBIT A-2-1

Related                 Related Premises
Premises #              ----------------
----------
 14.        U-HAUL HIGHLANDS RANCH
            1750 East County Line Road, Littleton,CO

 15.        U-HAUL STORAGE COLONIAL BLVD
            4457 Kernel Circle, Fort Myers, FL

 16.        U-HAUL CENTER OF MANDARIN
            11490 San Jose Blvd.,Jacksonville, FL

 17.        U-HAUL STORAGE KEY LARGO
            103530 Overseas Highway, Key Largo,FL

 18.        U-HAUL CENTER OCOEE
            11410 West Colonial Drive, Ocoee,FL

 19.        U-HAUL CENTER ORANGE CITY
            2395 South Volusia Avenue, Orange City, FL

 20.        U-HAUL CENTER KIRKMAN RD
            600 South Kirkman Road,Orlando, FL

 21.        U-HAUL STORAGE HUNTER CREEK
            14500 South Orange Blossom Trail,Orlando, FL

 22.        U-HAUL CENTER HUNTERS CREEK
            13301 S. Orange Blossom Trail,Orlando, FL

 23.        U-HAUL STORAGE ORANGE BLOSSOM TRAIL
            7803 N. Orange Blossom Trail,Orlando, FL

 24.        U-HAUL CENTER LAKE MARY
            3851 South Orlando Drive,Sanford, FL

 25.        U-HAUL CENTER GANDY BLVD
            3939 W. Gandy Boulevard,Tampa, FL

 26.        U-HAUL CTR OF SEMORAN BLVD
            2055 Semoran Boulevard, Winter Park, FL

 27.        U-HAUL CENTER OF CONYER
            1150 Dogwood Drive,Conyers, GA

 28.        U-HAUL CENTER KENNESAW
            2085 Cobb Parkway, Kennesaw,GA

Related                 Related Premises
Premises #              ----------------
----------
 29.        U-HAUL CENTER OF PLEASANT HILL
            1290 Pleasant Hill Road,Lawrenceville, GA

 30.        U-HAUL STORAGE HIGHWAY 85
            7242 U.S. Highway 85,Riverdale, GA

 31.        U-HAUL CENTER S. COBB & I285
            5285 S. Cobb Drive, Smyrna, GA

 32.        U-HAUL CENTER OF HIGHWAY 124
            2040 Scenic Highway North, Snellville, GA

 33.        U-HAUL CENTER OF ALSIP
            11855 South Cicero Avenue, Alsip, IL

 34.        U-HAUL CENTER OF FOX VALLEY
            195 S. Route 59, Aurora, IL

 35.        U-HAUL CENTER OF CRYSTAL LAKE
            4504 West Northwest Highway Crystal Lake, IL

 36.        U-HAUL CENTER OF NAPERVILLE
            11238 S. Route 59,Naperville, IL

 37.        U-HAUL CENTER MERRILLVILLE
            1650 West 81st Avenue, Merrillville, IN

 38.        U-HAUL CENTER OF LENEXA
            9250 Marshall Drive; Lenexa, KS

 39.        U-HAUL STORAGE BARKSDALE
            4100 Barksdale Boulevard, Bossier City, LA

 40.        U-HAUL STORAGE MONGOMERY PARK
            499 Montgomery Street, Chicopee, MA

 41.        U-HAUL CENTER STOUGHTON
            224 Washington Street, Stoughton, MA

 42.        U-HAUL CENTER OF CENTRAL AVENUE
            8671 Central Avenue, Capital Heights, MD

 43.        U-HAUL CTR OF APPLE VALLEY
            6895 151st Street W, Apple Valley, MN

Related                 Related Premises
Premises #              ----------------
----------
 44.        U-HAUL CENTER O'FALLON
            2000 Highway K, O'Fallon, MO

 45.        U-HAUL CENTER ST PETERS
            3990 North Service Road, St.Peters, MO

 46.        U-HAUL STORAGE HATTIESBURG
            1303 West 7th Street, Hattiesburg, MS

 47.        U-HAUL CENTER GASTONIA
            3919 E. Franklin Blvd., Gastonia, NC

 48.        U-HAUL STORAGE HYLTON RD.
            8505 N. Crescent Blvd, Pennsauken, NJ

 49.        U-HAUL STORAGE RIO RANCHO
            1401 Rio Rancho Blvd., Rio Rancho, NM

 50.        U-HAUL HENDERSON
            1098 Stephanie Place, Henderson, NV

 51.        U-HAUL CENTER LAS VEGAS BLVD.
            8620 S. Las Vegas Blvd., Las Vegas, NV

 52.        U-HAUL CENTER NELLIS BLVD.
            333 North Nellis Boulevard, Las Vegas, NV

 53.        U-HAUL STORAGE RAINBOW
            2450 North Rainbow Blvd., Las Vegas, NV

 54.        U-HAUL CENTER WEST CRAIG RD
            160 West Craig Road, North Las Vegas, NV

 55.        U-HAUL CENTER BRUCKNER & 138TH ST.
            780 East 138th Street, Bronx, NY

 56.        U-HAUL STORAGE NORTHERN LIGHTS
            3850 Cleveland Avenue, Columbus, OH

 57.        U-HAUL STORAGE STILL WATER
            5715 W. 6th Street, Stillwater, OK

 58.        U-HAUL CTR OF COOL SPRINGS
            1619 Mallory Lane, Brentwood, TN

Related                 Related Premises
Premises #              ----------------
----------
 59.        U-HAUL CENTER COLLINS STREET
            2729 N. Collins Street, Arlington, TX

 60.        U-HAUL CENTER SLAUGHTER LANE
            9001 South IH-35 Northbound, Austin, TX

 61.        U-HAUL STG KINGSLEY/JUPITER
            11383 Amanda Lane, Dallas, TX

 62.        U-HAUL STORAGE DE SOTO
            1245 South Beckley, De Soto, TX

 63.        U-HAUL CENTER & STORAGE OF MONTANA
            8450 Montana Ave., El Paso, TX

 64.        U-HAUL CENTER JOHN WHITE
            1101 East Loop 820, Fort Worth, TX

 65.        U-HAUL CENTER GRAPEVINE
            3517 William D. Tate Avenue, Grapevine, TX

 66.        U-HAUL CENTER 290
            14225 Northwest Freeway, Houston, TX

 67.        U-HAUL CENTER HIGHWAY 6 SOUTH
            8518 Highway 6 South, Houston, TX

 68.        U-HAUL CENTER KATY
            20435 Katy Freeway, Houston, TX

 69.        U-HAUL CTR CEN-TEX
            3501 E. Central Texas Expressway, Killeen, TX

 70.        U-HAUL CTR OF LEAGUE CITY
            351 Gulf Freeway South, League City, TX

 71.        U-HAUL CENTER LEWISVILLE
            525 N. Stimmons Freeway, Lewisville, TX

 72.        U-HAUL CENTER WEST MCKINNEY
            10061 W. University Drive, McKinney, TX

 73.        U-HAUL CENTER TOLLWAY
            1501 N. Dallas Tollway, Plano, TX

Related                 Related Premises
Premises #              ----------------
----------
 74.        U-HAUL CENTER CHANTILLY
            3995 Westfax Drive, Chantilly, VA

 75.        U-HAUL CENTER OF SOUTHPARK
            804 West Roslyn Road, Colonial Heights, VA

 76.        U-HAUL DUMFRIES
            10480 Dumfries Road, Manassas, VA

 77.        U-HAUL CENTER NEWINGTON
            8207 Terminal Road, Newington, VA

 78.        U-HAUL CENTER POTOMAC MILLS
            14523 Telegraph Road, Woodbridge, VA

                                                                       EXHIBIT B


                             MACHINERY AND EQUIPMENT

All fixtures, machinery, apparatus, equipment, fittings and appliances of every kind and nature whatsoever now or hereafter affixed or attached to or installed in any of the Leased Premises (except as hereafter provided), including all electrical, anti-pollution, heating, lighting (including hanging fluorescent lighting), incinerating, power, air cooling, air conditioning, humidification, sprinkling, plumbing, lifting, cleaning, fire prevention, fire extinguishing and ventilating systems, devices and machinery and all engines, pipes, pumps, tanks (including exchange tanks and fuel storage tanks), motors, conduits, ducts, steam circulation coils, blowers, steam lines, compressors, oil burners, boilers, doors, windows, loading platforms, lavatory facilities, stairwells, fencing (including cyclone fencing), passenger and freight elevators, overhead cranes and garage units, together with all additions thereto, substitutions therefor and replacements thereof required or permitted by this Lease, but excluding all personal property and all trade fixtures, machinery, office, manufacturing and warehouse equipment which are not necessary to the operation of the buildings which constitute part of the Leased Premises for the uses permitted under Paragraph 4(a) of this Lease.


                                  EXHIBIT B -1

                                                                     EXHIBIT C-1
                             PERMITTED ENCUMBRANCES

1.    Zoning and other municipal requirements.

2. Reasonable and customary utility and access easements and similarly instruments which permit or enhance business activities on the premises.

3. Real estate taxes and assessments whether in existence or hereafter arising at any time during the Term of this Lease.

4.    Matters permitted under the terms of this Lease.

5.    The rights of Mercury to the Common Areas pursuant to the Mercury Lease.

6. Each of the encumbrances listed on Schedule B of each of the pro forma title policies or title commitment mark-ups delivered to Landlord by First American Title Insurance Company ("First American") and attached to that certain escrow letter (the "Escrow Letter") dated as of April 28, 2004 from Landlord to First American. However, Landlord and Tenant agree that, upon First American issuing to Landlord owner's title insurance policies with respect to each Related Premises substantially in the form of the pro forma policies or title commitment markups attached to the Escrow Letter,
      (i) this paragraph 6 shall be automatically deleted and the following shall be inserted in lieu thereof "Each of the encumbrances listed on Schedule 'B' of each of the owner's title policies listed on Exhibit "C-1" attached hereto", and (ii) Exhibit C-l shall be replaced with a chart that is identical to the Exhibit "C-l" attached hereto but with the applicable owner's title insurance policy numbers issued by First American inserted, which completed chart Landlord shall prepare and send to Tenant.


                                  EXHIBIT C - 1

                                                                     Exhibit C-2


Related                 Related Premises                    Title Policy Number
Premises #              ----------------                    -------------------
-----------
 79.        U-HAUL CENTER GOVERNMENT ST.
            2505 Government Boulevard, Mobile, AL

 80.        U-HAUL STORAGE OXFORD
            523 Hamric Drive West, Oxford, AL

 81.        U-HAUL STORAGE FOUNTAIN HILLS
            9264 Technology Drive, Fountain Hills, AZ

 82.        U-HAUL CENTER 87TH & BELL
            8746 West Bell Road, Peoria, AZ

 83.        U-HAUL STORAGE S. 40TH ST.
            3425 South 40th Street, Phoenix, AZ

 84.        U-HAUL CENTER CAVE CREEK
            20618 North Cave Creek Road, Phoenix West, AZ

 85.        U-HAUL CENTER ANTHEM RV
            42102 N. Vision Way, Phoenix West, AZ

 86.        U-HAUL CENTER ANTHEM WAY
            42301 N. 41st Drive, Anthem, AZ

 87.        U-HAUL CENTER I-17 & DEER VLY
            21621 N. 26th Avenue, Phoenix West, AZ

 88.        U-HAUL CENTER PRESCOTT
            2122 Highway 69, Prescott, AZ

 89.        BELL ROAD AT GRAND AVE MOVING CENTER
            13440 West Bell Road, Surprise, AZ

 90.        U-HAUL CENTER BUCKLEY ROAD
            16950 East Ohio Place, Aurora South, CO

 91.        U-HAUL CTR CHAMBERS & I-70
            15250 East 40th Avenue, Denver North, CO

 92.        U-HAUL HIGHLANDS RANCH
            1750 East County Line Road, Littleton, CO

                                   EXHIBIT C-2

Related                 Related Premises                    Title Policy Number
Premises #              ----------------                    -------------------
----------
 93.        U-HAUL STORAGE COLONIAL BLVD
            4457 Kernel Circle, Fort Myers, FL

 94.        U-HAUL CENTER OF MANDARIN
            11490 San Jose Blvd., Jacksonville, FL

 95.        U-HAUL STORAGE KEY LARGO
            103530 Overseas Highway, Key Largo, FL

 96.        U-HAUL CENTER OCOEE
            11410 West Colonial Drive, Ocoee, FL

 97.        U-HAUL CENTER ORANGE CITY
            2395 South Volusia Avenue, Orange City, FL

 98.        U-HAUL CENTER KIRKMAN RD
            600 South Kirkman Road, Orlando, FL

 99.        U-HAUL STORAGE HUNTER CREEK
            14500 South Orange Blossom Trail, Orlando, FL

100.        U-HAUL CENTER HUNTERS CREEK
            13301 S. Orange Blossom Trail, Orlando, FL

101.        U-HAUL STORAGE ORANGE BLOSSOM TRAIL
            7803 N. Orange Blossom Trail, Orlando, FL

102.        U-HAUL CENTER LAKE MARY
            3851 South Orlando Drive, Sanford, FL

103.        U-HAUL CENTER GANDY BLVD
            3939 W. Gandy Boulevard, Tampa, FL

104.        U-HAUL CTR OF SEMORAN BLVD
            2055 Semoran Boulevard, Winter Park, FL

105.        U-HAUL CENTER OF CONYER
            1150 Dogwood Drive, Conyers, GA

106.        U-HAUL CENTER KENNESAW
            2085 Cobb Parkway, Kennesaw, GA

107.        U-HAUL CENTER OF PLEASANT HILL
            1290 Pleasant Hill Road, Lawrenceville, GA

                                   EXHIBIT D-2

Related                 Related Premises                    Title Policy Number
Premises #              ----------------                    -------------------
----------
108.        U-HAUL STORAGE HIGHWAY 85
            7242 U.S. Highway 85, Riverdale, GA

109.        U-HAUL CENTER S. COBB & I285
            5285 S. Cobb Drive, Smyrna, GA

110.        U-HAUL CENTER OF HIGHWAY 124
            2040 Scenic Highway North, Snellville, GA

111.        U-HAUL CENTER OF ALSIP
            11855 South Cicero Avenue, Alsip, IL

112.        U-HAUL CENTER OF FOX VALLEY
            195 S. Route 59, Aurora, IL

113.        U-HAUL CENTER OF CRYSTAL LAKE
            4504 West Northwest Highway Crystal Lake, IL

114.        U-HAUL CENTER OF NAPERVILLE
            11238 S. Route 59, Naperville, IL

115.        U-HAUL CENTER MERRILLVILLE
            1650 West 81st Avenue, Merrillville, IN

116.        U-HAUL CENTER OF LENEXA
            9250 Marshall Drive; Lenexa, KS

117.        U-HAUL STORAGE BARKSDALE
            4100 Barksdale Boulevard, Bossier City, LA

118.        U-HAUL STORAGE MONGOMERY PARK
            499 Montgomery Street, Chicopee, MA

119.        U-HAUL CENTER STOUGHTON
            224 Washington Street, Stoughton, MA

120.        U-HAUL CENTER OF CENTRAL AVENUE
            8671 Central Avenue, Capital Heights, MD

121.        U-HAUL CTR OF APPLE VALLEY
            6895 151st Street W, Apple Valley, MN

122.        U-HAUL CENTER O'FALLON
            2000 Highway K, O'Fallon, MO

                                  EXHIBIT D-3

Related                 Related Premises                    Title Policy Number
Premises #              ----------------                    -------------------
----------
123.        U-HAUL CENTER ST PETERS
            3990 North Service Road, St.Peters, MO

124.        U-HAUL STORAGE HATTIESBURG
            1303 West 7th Street, Hattiesburg, MS

125.        U-HAUL CENTER GASTONIA
            3919 E. Franklin Blvd., Gastonia, NC

126.        U-HAUL STORAGE HYLTON RD.
            8505 N. Crescent Blvd, Pennsauken, NJ

127.        U-HAUL STORAGE RIO RANCHO
            1401 Rio Rancho Blvd., Rio Rancho, NM

128.        U-HAUL HENDERSON
            1098 Stephanie Place, Henderson, NV

129.        U-HAUL CENTER LAS VEGAS BLVD.
            8620 S. Las Vegas Blvd., Las Vegas, NV

130.        U-HAUL CENTER NELLIS BLVD.
            333 North Nellis Boulevard, Las Vegas, NV

131.        U-HAUL STORAGE RAINBOW
            2450 North Rainbow Blvd., Las Vegas, NV

132.        U-HAUL CENTER WEST CRAIG RD
            160 West Craig Road, North Las Vegas, NV

133.        U-HAUL CENTER BRUCKNER & 138TH ST.
            780 East 138th Street, Bronx, NY

134.        U-HAUL STORAGE NORTHERN LIGHTS
            3850 Cleveland Avenue, Columbus, OH

135.        U-HAUL STORAGE STILLWATER
            5715 W. 6th Street, Stillwater, OK

136.        U-HAUL CTR OF COOL SPRINGS
            1619 Mallory Lane, Brentwood, TN

137.        U-HAUL CENTER COLLINS STREET
            2729 N. Collins Street, Arlington, TX

                                   EXHIBIT D-4

Related                 Related Premises                    Title Policy Number
Premises #              ----------------                    --------------------
----------
138.        U-HAUL CENTER SLAUGHTER LANE
            9001 South IH-35 Northbound, Austin, TX

139.        U-HAUL STG KINGSLEY/JUPITER
            11383 Amanda Lane, Dallas, TX

140.        U-HAUL STORAGE DE SOTO
            1245 South Beckley, De Soto, TX

141.        U-HAUL CENTER & STORAGE OF MONTANA
            8450 Montana Ave., El Paso, TX

142.        U-HAUL CENTER JOHN WHITE
            1101 East Loop 820, Fort Worth, TX

143.        U-HAUL CENTER GRAPEVINE
            3517 William D. Tate Avenue, Grapevine, TX

144.        U-HAUL CENTER 290
            14225 Northwest Freeway, Houston, TX

145.        U-HAUL CENTER HIGHWAY 6 SOUTH
            8518 Highway 6 South, Houston, TX

146.        U-HAUL CENTER KATY
            20435 Katy Freeway, Houston, TX

147.        U-HAUL CTR CEN-TEX
            3501 E. Central Texas Expressway, Killeen, TX

148.        U-HAUL CTR OF LEAGUE CITY
            351 Gulf Freeway South, League City, TX

149.        U-HAUL CENTER LEWISVILLE
            525 N. Stimmons Freeway, Lewisville, TX

150.        U-HAUL CENTER WEST MCKINNEY
            10061 W. University Drive, McKinney, TX

151.        U-HAUL CENTER TOLLWAY
            1501 N. Dallas Tollway, Plano, TX

152.        U-HAUL CENTER CHANTILLY
            3995 Westfax Drive, Chantilly, VA

                                  EXHIBIT D-5

Related                 Related Premises                    Title Policy Number
Premises#               ----------------                    -------------------
---------
153.        U-HAUL CENTER OF SOUTHPARK
            804 West Roslyn Road, Colonial Heights, VA

154.        U-HAUL DUMFRIES
            10480 Dumfries Road, Manassas, VA

155.        U-HAUL CENTER NEWINGTON
            8207 Terminal Road, Newington, VA

156.        U-HAUL CENTER POTOMAC MILLS
            14523 Telegraph Road, Woodbridge, VA

                                   EXHIBIT D-6

                                                                       EXHIBIT D

                               BASIC RENT PAYMENTS

            1. Basic Rent. Subject to the adjustments provided for in Paragraphs 2, 3 and 4 below, Basic Rent payable in respect of the Term shall be Nine Million Nine Hundred Thousand and xx/100 ($9,990,000.00) Dollars per annum, payable quarterly in advance on each Basic Rent Payment Date, in equal installments of Two Million Four Hundred Ninety-seven Thousand Five Hundred and xx/100 ($2,497,500) Dollars each. As required pursuant to Paragraph 6 of this Lease, pro rata Basic Rent for the period from the date hereof through the last day of June 2004 shall be paid on the date hereof.

            2. CPI Adjustments to Basic Rent. The Basic Rent shall be subject to adjustment, in the manner hereinafter set forth, for increases in the index known as United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction. In no event will the annual Basic Rent as adjusted by the CPI adjustment be less than the Basic Rent in effect for the five (5) year period immediately preceding such adjustment.

            3. Effective Dates of CPI Adjustments. Basic Rent shall not be adjusted to reflect changes in the CPI until the fifth (5th) anniversary of the Basic Rent Payment Date on which the first full quarterly installment of Basic Rent shall be due and payable (the "First Full Basic Rent Payment Date"). As of the fifth (5th) anniversary of the First Full Basic Rent Payment Date and, if the initial Term is extended on the tenth (10th), fifteenth (15th), twentieth
(20st), twenty-fifth (25th), and, if the Term is further extended as a result of a Lease Assumption Event, on the thirtieth (30th) and thirty-fifth (35th) anniversaries of the First Full Basic Rent Payment Date, Basic Rent shall be adjusted to reflect increases in the CPI during the most recent five (5) year period immediately preceding each of the foregoing dates (each such date being hereinafter referred to as the "Basic Rent Adjustment Date").

            4. Method of Adjustment for CPI Adjustment.

                  (a) As of each Basic Rent Adjustment Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph 4(a)), the Basic Rent in effect immediately prior to the applicable Basic Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the "Prior Months") ending prior to such Basic Rent Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Basic Rent Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. The product of such multiplication shall be added to the Basic Rent in effect immediately prior to such Basic Rent Adjustment Date. As

                                  EXHIBIT D-1
used herein, "Beginning CPI" shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring five (5) years earlier. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Basic Rent will remain the same for the ensuing five (5) year period.

                  (b) Effective as of a given Basic Rent Adjustment Date, Basic Rent payable under this Lease until the next succeeding Basic Rent Adjustment Date shall be the Basic Rent in effect after the adjustment provided for as of such Basic Rent Adjustment Date.

                  (c) Notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding each Basic Rent Adjustment Date, but any failure to do so by Landlord shall not be or be deemed to be a waiver by Landlord of Landlord's rights to collect such sums. Tenant shall pay to Landlord, within ten (10) days after a notice of the new annual Basic Rent is delivered to Tenant, all amounts due from Tenant, but unpaid, because the stated amount as set forth above was not delivered to Tenant at least ten (10) days preceding the Basic Rent Adjustment Date in question.

                                  EXHIBIT D-2

                                                                       EXHIBIT E

                                      ACQUISITION COST

Related                                                  Acquisition Cost (in
Premises #               Related Premises                      Dollars)
----------         -------------------------------       --------------------
    1.             U-HAUL CENTER BGOVERNMENT ST.                274,591
    2.             U-HAUL STORAGE OXFORD                        784,545
    3.             U-HAUL STORAGE FOUNTAIN HILLS              1,608,318
    4.             U-HAUL CENTER 87TH & BELL                  1,259,195
    5.             U-HAUL STORAGE S. 40TH ST.                   392,273
    6.             U-HAUL CENTER CAVE CREEK                   1,647,545
    7.             U-HAUL CENTER ANTHEM RV                      745,318
    8.             U-HAUL CENTER ANTHEM WAY                   1,494,559
    9.             U-HAUL CENTER I-17 & DEER VLY              1,569,090
   10.             U-HAUL CENTER PRESCOTT                     1,647,545
   11.             BELL ROAD AT GRAND AVE MOVING              1,686,772
                   CENTER
   12.             U-HAUL CENTER BUCKLEY ROAD                 1,274,886
   13.             U-HAUL CTR CHAMBERS & I-70                 1,706,386
   14.             U-HAUL HIGHLANDS RANCH                     1,647,545
   15.             U-HAUL STORAGE COLONIAL BLVD               1,969,208
   16.             U-HAUL CENTER OF MANDARIN                  1,176,818
   17.             U-HAUL STORAGE KEY LARGO                   1,337,650
   18.             U-HAUL CENTER OCOEE                        1,765,227
   19.             U-HAUL CENTER ORANGE CITY                  1,655,390

                                  EXHIBIT E-1

Related                                                     Acquisition Cost (in
Premises #                Related Premises                          Dollars)
----------         -----------------------------------      --------------------
   20.             U-HAUL CENTER KIRKMAN RD                          2,118,272
   21.             U-HAUL STORAGE HUNTER CREEK                       2,255,567
   22.             U-HAUL CENTER HUNTERS CREEK                       1,663,236
   23.             U-HAUL STORAGE ORANGE BLOSSOM TRAIL               1,176,818
   24.             U-HAUL CENTER LAKE MARY                           1,569,090
   25.             U-HAUL CENTER GANDY BLVD                          1,843,681
   26.             U-HAUL CTR OF SEMORAN BLVD                        1,569,090
   27.             U-HAUL CENTER OF CONYER                           1,471,022
   28.             U-HAUL CENTER KENNESAW                            1,804,454
   29.             U-HAUL CENTER OF PLEASANT HILL                    1,490,636
   30.             U-HAUL STORAGE HIGHWAY 85                         1,678,927
   31.             U-HAUL CENTER S COBB & 1285                         192,214
   32.             U-HAUL CENTER OF HIGHWAY 124                      1,255,272
   33.             U-HAUL CENTER OF ALSIP                            1,725,999
   34.             U-HAUL CENTER OF FOX VALLEY                       1,961,363
   35.             U-HAUL CENTER OF CRYSTAL LAKE                     2,000,590
   36.             U-HAUL CENTER OF NAPERVILLE                       2,647,840
   37.             U-HAUL CENTER MERRILLVILLE                        1,686,772
   38.             U-HAUL CENTER OF LENEXA                           1,608,318
   39.             U-HAUL STORAGE BARKSDALE                            863,000
   40.             U-HAUL STORAGE MONGOMERY PARK                       451,113
   41.             U-HAUL CENTER STOUGHTON                           1,604,395
   42.             U-HAUL CENTER OF CENTRAL AVENUE                   4,079,635

                                  EXHIBIT E-2

Related                                                     Acquisition Cost (in
Premises #                 Related Premises                         Dollars)
----------         ----------------------------------       --------------------
   43.             U-HAUL CTR OF APPLE VALLEY                       1,176,818
   44.             U-HAUL CENTER O'FALLON                           1,569,090
   45.             U-HAUL CENTER ST PETERS                          1,372,954
   46.             U-HAUL STORAGE HATTIESBURG                         176,523
   47.             U-HAUL CENTER GASTONIA                           1,451,409
   48.             U-HAUL STORAGE HYLTON RD.                          666,863
   49.             U-HAUL STORAGE RIO RANCHO                          764,932
   50.             U-HAUL HENDERSON                                 1,569,090
   51.             U-HAUL CENTER LAS VEGAS BLVD.                    1,608,318
   52.             U-HAUL CENTER NELLIS BLVD                        1,729,922
   53.             U-HAUL STORAGE RAINBOW                           2,588,999
   54.             U-HAUL CENTER WEST CRAIG RD                      2,157,499
   55.             U-HAUL CENTER BRUCKNER & 138TH ST.               2,216,340
   56.             U-HAUL STORAGE NORTHERN LIGHTS                     706,091
   57.             U-HAUL STORAGE STILLWATER                          509,954
   58.             U-HAUL CTR OF COOL SPRINGS                       1,847,604
   59.             U-HAUL CENTER COLLINS STREET                     1,490,636
   60.             U-HAUL CENTER SLAUGHTER LANE                     1,588,704
   61.             U-HAUL STG KINGSLEY/JUPITER                      1,019,909
   62.             U-HAUL STORAGE DE SOTO                             392,273
   63.             U-HAUL CENTER & STORAGE OF MONTANA               1,235,659
   64.             U-HAUL CENTER JOHN WHITE                         1,710,308
   65.             U-HAUL CENTER GRAPEVINE                          2,169,267

                                  EXHIBIT E-3

Related                                                   Acquisition Cost (in
Premises #                Related Premises                      Dollars)
----------         -----------------------------          --------------------
   66.             U-HAUL CENTER 290                           1,333,727
   67.             U-HAUL CENTER HIGHWAY 6 SOUTH               1,961,363
   68.             U-HAUL CENTER KATY                          1,380,799
   69.             U-HAUL CTR CEN-TEX                          1,251,350
   70.             U-HAUL CTR OF LEAGUE CITY                   1,455,331
   71.             VALLEY RIDGE U-HAUL CENTER                  1,569,090
   72.             U-HAUL CENTER WEST MCKINNEY                 1,490,636
   73.             U-HAUL CENTER TOLLWAY                       1,839,758
   74.             U-HAUL CENTER CHANTILLY                     1,882,908
   75.             U-HAUL CENTER OF SOUTHPARK                    439,345
   76.             U-HAUL DUMFRIES                             1,678,927
   77.             U-HAUL CENTER NEWINGTON                     2,745,908
   78.             U-HAUL CENTER POTOMIC MILLS                 1,121,900

                                   EXHIBIT E-4

                                                                       EXHIBIT F

                  PREMISES PERCENTAGE ALLOCATION OF BASIC RENT

Related
Premises #                   Related Premises                   Percentage
----------         ------------------------------------         ----------
    1.             U-HAUL CENTER BGOVERNMENT ST.                  0.24%
    2.             U-HAUL STORAGE OXFORD                          0.67%
    3.             U-HAUL STORAGE FOUNTAIN HILLS                  1.38%
    4.             U-HAUL CENTER 87TH & BELL                      1.08%
    5.             U-HAUL STORAGE S. 40TH ST.                     0.34%
    6.             U-HAUL CENTER CAVE CREEK                       1.42%
    7.             U-HAUL CENTER ANTHEM RV                        0.64%
    8.             U-HAUL CENTER ANTHEM WAY                       1.29%
    9.             U-HAUL CENTER I-17 & DEER VLY                  1.35%
   10.             U-HAUL CENTER PRESCOTT                         1.42%
   11.             BELL ROAD AT GRAND AVE MOVING CENTER           1.45%
   12.             U-HAUL CENTER BUCKLEY ROAD                     1.10%
   13.             U-HAUL CTR CHAMBERS & I-70                     1.47%
   14.             U-HAUL HIGHLANDS RANCH                         1.42%
   15.             U-HAUL STORAGE COLONIAL BLVD                   1.69%
   16.             U-HAUL CENTER OF MANDARIN                      1.01%
   17.             U-HAUL STORAGE KEY LARGO                       1.15%
   18.             U-HAUL CENTER OCOEE                            1.52%
   19.             U-HAUL CENTER ORANGE CITY                      1.42%

                                  EXHIBIT F-1

Related
Premises #                Related Premises                     Percentage
----------         -----------------------------------         ----------
   20.             U-HAUL CENTER KIRKMAN RD                      1.82%
   21.             U-HAUL STORAGE HUNTER CREEK                   1.94%
   22.             U-HAUL CENTER HUNTERS CREEK                   1.43%
   23.             U-HAUL STORAGE ORANGE BLOSSOM TRAIL           1.01%
   24.             U-HAUL CENTER LAKE MARY                       1.35%
   25.             U-HAUL CENTER GANDY BLVD                      1.59%
   26.             U-HAUL CTR OF SEMORAN BLVD                    1.35%
   27.             U-HAUL CENTER OF CONYER                       1.27%
   28.             U-HAUL CENTER KENNESAW                        1.55%
   29.             U-HAUL CENTER OF PLEASANT HILL                1.28%
   30.             U-HAUL STORAGE HIGHWAY 85                     1.44%
   31.             U-HAUL CENTER S COBB & 1285                   0.17%
   32.             U-HAUL CENTER OF HIGHWAY 124                  1.08%
   33.             U-HAUL CENTER OF ALSIP                        1.48%
   34.             U-HAUL CENTER OF FOX VALLEY                   1.69%
   35.             U-HAUL CENTER OF CRYSTAL LAKE                 1.72%
   36.             U-HAUL CENTER OF NAPERVILLE                   2.28%
   37.             U-HAUL CENTER MERRILLVILLE                    1.45%
   38.             U-HAUL CENTER OF LENEXA                       1.38%
   39.             U-HAUL STORAGE BARKSDALE                      0.74%
   40.             U-HAUL STORAGE MONGOMERY PARK                 0.39%
   41.             U-HAUL CENTER STOUGHTON                       1.38%
   42.             U-HAUL CENTER OF CENTRAL AVENUE               3.51%

                                  EXHIBIT F-2

Related
Premises #                Related Premises                    Percentage
----------         ----------------------------------         ----------
   43.             U-HAUL CTR OF APPLE VALLEY                   1.01%
   44.             U-HAUL CENTER O'FALLON                       1.35%
   45.             U-HAUL CENTER ST PETERS                      1.18%
   46.             U-HAUL STORAGE HATTIESBURG                   0.15%
   47.             U-HAUL CENTER GASTONIA                       1.25%
   48.             U-HAUL STORAGE HYLTON RD.                    0.57%
   49.             U-HAUL STORAGE RIO RANCHO                    0.66%
   50.             U-HAUL HENDERSON                             1.35%
   51.             U-HAUL CENTER LAS VEGAS BLVD.                1.38%
   52.             U-HAUL CENTER NELLIS BLVD                    1.49%
   53.             U-HAUL STORAGE RAINBOW                       2.23%
   54.             U-HAUL CENTER WEST CRAIG RD                  1.86%
   55.             U-HAUL CENTER BRUCKNER & 138TH ST.           1.91%
   56.             U-HAUL STORAGE NORTHERN LIGHTS               0.61%
   57.             U-HAUL STORAGE STILLWATER                    0.44%
   58.             U-HAUL CTR OF COOL SPRINGS                   1.59%
   59.             U-HAUL CENTER COLLINS STREET                 1.28%
   60.             U-HAUL CENTER SLAUGHTER LANE                 1.37%
   61.             U-HAUL STG KINGSLEY/JUPITER                  0.88%
   62.             U-HAUL STORAGE DE SOTO                       0.34%
   63.             U-HAUL CENTER & STORAGE OF MONTANA           1.06%
   64.             U-HAUL CENTER JOHN WHITE                     1.47%
   65.             U-HAUL CENTER GRAPEVINE                      1.87%

                                   EXHIBIT F-3

Related
Premises #               Related Premises                Percentage
----------         -----------------------------         ----------
   66.             U-HAUL CENTER 290                       1.15%
   67.             U-HAUL CENTER HIGHWAY 6 SOUTH           1.69%
   68.             U-HAUL CENTER KATY                      1.19%
   69.             U-HAUL CTR CEN-TEX                      1.08%
   70.             U-HAUL CTR OF LEAGUE CITY               1.25%
   71.             VALLEY RIDGE U-HAUL CENTER              1.35%
   72.             U-HAUL CENTER WEST MCKINNEY             1.28%
   73.             U-HAUL CENTER TOLLWAY                   1.58%
   74.             U-HAUL CENTER CHANTILLY                 1.62%
   75.             U-HAUL CENTER OF SOUTHPARK              0.38%
   76.             U-HAUL DUMFRIES                         1.44%
   77.             U-HAUL CENTER NEWINGTON                 2.36%
   78.             U-HAUL CENTER POTOMIC MILLS             0.97%

If any of the Related Premises ceases to be subject to this Lease, the percentage shown on this Exhibit F for each of the Related Premises which remains subject to this Lease shall be adjusted proportionately so that the total of such percentages shall be 100%.

                                  EXHIBIT F-4

                                                                       EXHIBIT G

                              LOCAL LAW PROVISIONS

1. With respect to each Related Premises situate in the state of Florida, notwithstanding anything in this Lease to the contrary, the following provisions shall apply:

      (a) THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR THE COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE UNDERSIGNED TO EXECUTE THIS LEASE.

      (b) In compliance with Florida law, Landlord is required to provide the following notification: "Radon Gas: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

      (c) Tenant expressly waives all of the following: (A) the requirement under Section 83.12 of the Florida Statutes that the plaintiff in his distress for rent action file a bond payable to the Tenant in at least double the sum demanded by the plaintiff, it being understood that no bond shall be required in any such action; (B) the right of Tenant under Section 83.14 of the Florida Statutes to replevy distrained property; (C) the right of counterclaim in any action brought by Landlord against Tenant for damages or for possession of the Leased Premises due to nonpayment of Rent or any other Monetary Obligation; and (D) the notice requirement set forth in Section
            83.20 of the Florida Statutes.

2. With respect to each Related Premises situate in the state of Indiana, notwithstanding anything in this Lease to the contrary, the following provisions shall apply:

      (a) The term "Environmental Law", as defined in Paragraph 2 of this Lease, includes, without limitation, all of the Environmental Management Laws, as defined in Ind. Code 13-11-2-71.

      (b) Tenant waives, to the fullest extent permitted by Applicable Indiana Law (as defined below), any notice to quit as a condition precedent to Landlord's remedies under Paragraph 23 of this Lease.

                                  EXHIBIT G-1

      (c) Where any provision of this Lease is inconsistent with any provision of Indiana Law ("Applicable Indiana Law"), the provisions of Applicable Indiana Law shall take precedence over the provisions of this Lease, but shall not invalidate or render unenforceable any other provisions of this Lease that can be construed in a manner consistent with Applicable Indiana Law. Should Applicable Indiana Law confer any rights or impose any duties inconsistent with or in addition to any of the provisions of this Lease, the affected provisions of this Lease shall be considered amended to conform to such Applicable Indiana Law, but all other provisions hereof shall remain in full force and effect without modification.

      (d) To the extent that Applicable Indiana Law limits (i) the availability of the exercise of any of the remedies set forth in the Lease, and the right of Landlord to exercise self-help in connection with the enforcement of the terms of this Lease, or (ii) the enforcement of waivers and indemnities made by Tenant, such remedies, waivers, or indemnities shall be exercisable or enforceable, any provisions in this Lease to the contrary notwithstanding, if, and to the extent, permitted by Applicable Indiana Law in force at the time of the exercise of such remedies or the enforcement of such waivers or indemnities without regard to the enforceability of such remedies, waivers or indemnities at the time of the execution and delivery of this Lease.

      (e) Whenever in this Lease a party is entitled to recover attorneys' fees in any litigation, such party shall be entitled to recover all expenses and costs incurred at, before and after trial and on appeal, whether or not taxable as costs, in such litigation.

      (f) Landlord and Tenant agree to execute and record a memorandum of lease satisfying the requirements of Ind. Code 36-2-11-20, in the office of the County Recorder in which the Related Premises is located.

      (g) Tenant hereby certifies to Landlord that in connection with the sale and leasing of the Related Premises, Tenant has complied, or will comply, with the Disclosure Law by (A) the completion and delivery to Landlord of a disclosure document (the "Disclosure Document") in the form required by Ind. Code 13-25-3 (the "Disclosure Law"), (B) the timely recording of the Disclosure Document in the Office of the Recorder of the County in which the Related Premises is located, and (C) the timely filing the Disclosure Document in the Office of the Indiana Department of Environmental Management; or Tenant has determined after diligent investigation, and Tenant hereby certifies to Landlord, that the Related Premises does not constitute "property" under the Disclosure Law, and therefore, delivery, filing and recording of a Disclosure Document is not required, because:

            (A) the Related Premises does not contain (1) or more facilities that are subject to reporting under Section 312 of the Federal Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. 11022);

            (B) the Related Premises is not the site of one (1) or more underground storage tanks for which notification is required under: (A) 42 U.S.C. 6991(a) and (B) Ind. Code 13-23-l-2(c)(8)(A); or

                                  EXHIBIT G-2

            (C) the Related Premises is not listed in the Comprehensive Environmental Response, Compensation and Liability Information System (CERCLIS) in accordance with Section 116 of CERCLA (42 U.S.C. 9616).

      (h) Tenant hereby waives, to the fullest extent permitted by Applicable Indiana Law, relief from valuation and appraisement laws and Tenant covenants and agrees that any judgment obtained by Landlord against Tenant may be executed in the State of Indiana without relief from such valuation and appraisement laws.

3. With respect to each Related Premises situate in the state of Texas, notwithstanding anything in this Lease to the contrary, the following provisions shall apply:

      (a) The term "Environmental Law", as defined in Paragraph 2 of this Lease, includes, without limitation, Chapter 26 of the Texas Water Code and Chapter 361 of the Texas Health & Safety Code"

      (b) The term "Legal Requirements" as defined in Paragraph 2 of this Lease includes, without limitation, the Texas Assessibilities Act.

      (c) Without limiting anything contained in Paragraph 7(a)(i), Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and Additional Rent payable by Tenant is commercially reasonable and, as to each such charge or amount, constitutes a "method by which the charge is to be computed" for purposes of Section 93.012 of the Texas Property Code. Furthermore, Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions of this Lease for determining charges, amounts and Additional Rent payable by Tenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges.

4. With respect to each Related Premises situate in the state of Louisiana, notwithstanding anything in this Lease to the contrary, the following provisions shall apply:

      (a) The term "lien" will also mean a privilege. The term "real property" will mean "immovable property" as that term is used in the Louisiana Civil Code. The term "personal property" will mean "movable property" as that term is used in the Louisiana Civil Code. The term "easement" will include "servitude" as that term is used in the Louisiana Civil Code. The term "building" will also include "other constructions" as that term is used in the Louisiana Civil Code. The term "tangible" will mean "corporeal" as that term is used in the Louisiana Civil Code. The term "intangible" will mean "incorporeal" as that term is used in the Louisiana Civil Code. The term "fee simple estate" will mean "full ownership interest" as that term is used in the Louisiana Civil Code. The term "condemnation" will include "expropriation" as that term is used in Louisiana law. The term "receiver" will include "keeper" as that term is used in Louisiana law. The term "county" will mean "parish" as that term is used in Louisiana. The term "conveyance in lieu of foreclosure" or "action in lieu thereof will mean "giving in payment" as that term is used in the Louisiana Civil Code and "dation en paiement". The term "joint and several" will mean "solidary" as that term is used in the Louisiana

                                  EXHIBIT G-3

            Civil Code. The term "Uniform Commercial Code" will mean the Louisiana Commercial Laws, La. R.S. Section 10:9-101 et seq.

      (b) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TENANT HEREBY WAIVES ALL REPRESENTATIONS AND WARRANTIES ON THE PART OF LANDLORD, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ALL WARRANTIES WITH RESPECT TO THE MATTERS DISCLAIMED BY LANDLORD IN THE LEASE, ALL WARRANTIES THAT THE LEASED PREMISES ARE FREE FROM DEFECTS OR DEFICIENCIES, WHETHER LATENT OR PATENT, ALL WARRANTIES THAT THEY ARE SUITABLE FOR TENANT'S USE, AND ALL WARRANTIES UNDER LA. CIV. CODE ARTS. 2692-2704 OR ANY OTHER PROVISION OF LOUISIANA LAW. TENANT FURTHER WAIVES ANY AND ALL RIGHT TO REQUIRE LANDLORD TO MAKE ANY ALTERATIONS, ADDITIONS, OR CHANGES TO THE LEASED PREMISES AND AGREES THAT NO DEFECT OR DEFICIENCY IN THE LEASED PREMISES, WHETHER LATENT OR PATENT, WILL RELIEVE TENANT OF ITS OBLIGAITON TO PAY RENT OR ANY OF ITS OTHER OBLIGATIONS UNDER THIS LEASE.

      (c) Tenant hereby expressly acknowledges that the Landlord intends to assign this Lease and the Monetary Obligations hereunder to a third party assignee and, notwithstanding any provision to the contrary, Tenant specifically assumes the risk of any disruption, interruption or loss, either total or partial, of the Tenant's peaceable possession of the Leased Premises for any reason whatsoever, specifically waives all warranties against such disruption, interruption or loss, and unconditionally and absolutely consents to make payments of Monetary Obligations to such third party assignee without the benefit of abatement, deduction, deferment or reduction of or set off against Monetary Obligations, but reserves any right that it may have to proceed against the Landlord for any default under this Lease, or for any denial of the Tenant's peaceable possession of the Leased Premises. The Tenant acknowledges that this provision is a bargained-for-covenant without which the Landlord would not have entered into this Lease.

      (d) Tenant hereby assumes full responsibility for the condition of the Leased Premises throughout the Term for all purposes, including, without limitation, for purposes of La.R.S. section 9:3221.

      (e) Tenant hereby waives all right to be reimbursed or compensated for any Work that becomes the property of Landlord.

      (f) Any conveyance of the Leased Premises by Landlord to Tenant shall be "as is - where is," with a full waiver of all express and implied warranties of title and condition, and the Act of Cash Sale (referred to as a "special warranty deed" in Paragraph 20(b) below) pursuant to which Landlord conveys title to Tenant with no warranty except as set out below and containing the following warranty waivers (in the language set out below, "Buyer" will refer to Tenant, "Seller" will refer to Landlord, and "Property" will refer to the Leased Premises):

                                  EXHIBIT G-4

                  "Buyer has inspected the title to and condition of the Property and is completely aware of and satisfied with its current title and condition. This sale, transfer and conveyance is made "as is-where is" without any warranty, guaranty, or representations by Seller as to the title to or condition of the Property other than warranty of merchantability of title as to Seller's own acts with respect to the lien of and security interest created by any mortgage or assignment placed on the Property by Seller and liens, privileges, exceptions and restrictions on, against or relating to the Property which have been created by or resulted solely from acts of Seller after the date of that certain Lease dated as of March 31, 2004 by and between Seller and Buyer (the "Lease"), unless the same are Permitted Encumbrances (as defined in the Lease) or were created with the concurrence of Buyer or as a result of a default by Buyer under the Lease. Seller hereby expressly disclaims and Buyer hereby expressly waives any and all warranties whatsoever, either oral or written, expressed or implied, made by Seller or any other person or entity or implied by law with respect to the Property, other than warranty of merchantability of title as to Seller's own acts with respect to the matters described above, with the warranties waived herein including, without limitation, any and all warranties of title or peaceable possession (other than warranty of merchantability of title as to Seller's own acts as to the matters described above) or as to zoning or restrictions affecting the Property, any and all warranties as to the condition of the Property or any of its components or parts or contents or any improvements, fixtures, or equipment forming a part thereof, any and all warranties with respect to the fitness or suitability of the Property for Buyer's business or any other particular or general use or purpose, and any and all warranties with respect to the condition of the Property under La. Civ. Code art. 2475, and any and all warranties whatsoever under La. Civ. Code arts. 2477 through 2548 or any other provision of law. Buyer expressly acknowledges the foregoing and waives any and all right or cause of action that Buyer has or may have to rescind or resolve this transfer or to demand a reduction in purchase price based upon the existence of any redhibitory or other vices, defects, or other deficiencies in the Property or any improvements, fixtures, or equipment forming a part thereof, based upon the unsuitability of the Property or any of its components or parts for Buyer's intended use or any other use, based upon any eviction of Buyer, in whole or in part, or based upon any other claimed breach of warranty or other matter whatsoever, this transfer being otherwise entirely at Buyer's sole peril and risk, provided, however, that Seller will remain liable for breach of its warranty of merchantability of title as to its own acts with respect to the matters described above. Buyer acknowledges and agrees that the foregoing disclaimers and waiver of warranties have been fully explained to Buyer and that Buyer understands the same. Buyer and Seller jointly acknowledge and agree that the foregoing waivers and disclaimers are of the essence of this transaction and the same would not otherwise have been entered into or consummated without them.

                                   EXHIBIT G-5

                  Without limiting the generality of the foregoing, Buyer hereby expressly waives, and releases Seller from, any claims, demands, causes or rights of action, in reimbursement, contribution or otherwise, that Buyer has or may have against Seller arising out of damages, losses or liabilities incurred by or imposed on Buyer or its successors or assigns based upon the existence of any asbestos and/or any other Hazardous Materials in, on or under the Property. "Hazardous Materials" means any substance or substances: (i) the presence of which requires investigation or remediation under any federal, state or local statue, regulation, ordinance, order, action, policy or law; or (ii) which is or becomes defined as a "hazardous waste," hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.); and/or the Louisiana Environmental Quality Act (La. R.S. section 30:2001 et seq.); or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Louisiana or any political subdivision thereof."

      (g)   The following text shall be deemed added to Paragraph 21(d):

            "For purposes of each Related Premises situate in Louisiana, as security for performance of its obligations under this Lease up to, but not in excess of a maximum amount outstanding from time to time, one or more times, of $654,553,484, Tenant hereby collaterally assigns to Landlord all right, title, and interest of Tenant in and to all subleases now in existence or hereafter entered into for any or all of the Leased Premises, and any and all extensions, modifications, and renewals thereof and all rents, issues and profits therefrom. This collateral assignment shall become absolute automatically as provided in La. R.S. Section 9:4401 upon the occurrence of an Event of Default, and at that time, Landlord shall have the right to give notice to the subtenants and receive the rents, issues, and profits directly, and all of its other rights and remedies under this Lease and at law."

      (h) The following text shall be deemed added to the end of Paragraph 23(a)(i) and the end of Paragraph 26:

            "Tenant hereby waives all notice to vacate."

      (i) The following text shall be deemed added to the end of the last sentence of Paragraph 40(g):

            "or, for purposes of Louisiana law, solidary."

                                  EXHIBIT G-6

5. With respect to the Related Premises situate in the state of Mississippi, notwithstanding anything in the Lease to the contrary (including, without limitation, Paragraph 23 (k)), the following provision shall apply:

                  In compliance with Mississippi Code Ann. Section 89-7-25, if Tenant shall fail to surrender the Leased Premises as of the Vacate Date, Tenant shall pay to Landlord, on a per diem basis, an amount equal to two (2) times the Rent that otherwise would have been payable under the Lease for the use and occupancy of the Leased Premises for each day after the Vacate Date that Tenant fails to surrender the Leased Premises, which amount shall be Landlord's sole remedy for monetary damages with respect to Tenant's failure to vacate.

6. With respect to each Related Premises situate in the state of Maryland, notwithstanding anything in the Lease to the contrary, the following provisions shall apply:

      (a) Paragraph 11(b) of the Lease is hereby deleted in its entirety and the following paragraph is inserted in its place:

                  Neither this Lease, nor any memorandum of lease or any other instrument or document that publishes or otherwise gives actual or constructive notice of this Lease or its terms shall be recorded in the Land Records of Price George's County, Maryland.

      (b) Paragraph 23(a)(i) of the Lease is hereby amended so that immediately following the fifth sentence of such subsection, which fifth sentence concludes with "remove any Persons or property therefrom", the following sentence is inserted:

                  Without limiting, and in furtherance of, the foregoing, Landlord may bring an action or actions for possession of the Leased Premises pursuant to Title 8, Subtitle 4 of the Real Property Article of the Annotated Code of Maryland, as amended; and may proceed by an action for distress and sale of the goods there found to levy the rent due, pursuant to Title 8, Subtitle 3 of the Real Property Article of the Annotated Code of Maryland.

                                   EXHIBIT G-7

                                                                       EXHIBIT H

                 TENANT'S POST-CLOSING ENVIRONMENTAL OBLIGATIONS

      At Tenant's sole cost and expense, Tenant (i) shall promptly retain (or cause to be retained) ATC Associates ("ATC") for the purposes of implementing ATC's March 29, 2004 Proposal #05-2004-042, "PROPOSAL FOR LTD SITE ASSESSMENT (3-MW INSTALLATIONS) & SEMI-ANNUAL MONITORING ACTIVITIES FOR THREE YEARS" for the Related Premises situate in Ocoee, Florida (the "Monitoring Work") and, (ii) on or prior to September 30, 2007, shall cause ATC to (a) complete the Monitoring Work, (b) issue a report in favor of Lender and Landlord containing the results of the Monitoring Work, and (c) certify to Landlord and Lender that ATC has been paid in full with respect to the Monitoring Work and the associated report.

            Copies of all correspondence with ATC, including all reports prepared by ATC in accordance with the proposal shall be send to Landlord via overnight delivery to:

Reed Smith LLP                          UH Storage (DE) Limited Partnership
Attention: Louis A. Naugle, Esquire     c/o W. P. Carey & Co., LLC
435 Sixth Avenue                        50 Rockefeller Plaza, 2nd Floor
Pittsburgh, PA 15219                    New York, NY 10020
412-288-8586 (tel)                      Attention: Donna Neiley
412-288-3063 (fax)
lnaugle@reedsmith.com

                                    EXHIBIT H